As filed with the Securities and Exchange Commission on October 30, 2017

Registration No. 333-219451

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUI YING FINANCIAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	5400	35-2507568
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Room 2403, Shanghai Mart Tower
2299 West Yan’an Road, Changning District
Shanghai, China
+86 21-23570077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company
50 West Liberty Street, Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. James Zhang, Esq. Tahra Wright, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990	Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. F. Alec Orudjev, Esq. Schiff Hardin LLP 901 K Street, Suite 700 Washington, DC 20001 (202) 778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	$40,000,000	$4,636.00
Underwriter Warrants (3)	$-	$-
Common Stock Underlying Underwriter Warrants (4)	$2,000,000	$231.80
Total	$42,000,000	$4,867.80

(1)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)         Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, including the offering price of warrants to be issued to the underwriters and common stock underlying such warrants. Previously paid.

(3)         No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.

(4)         Resales of shares of common stock issuable upon exercise of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated, October 30, 2017

HUI YING FINANCIAL HOLDINGS CORPORATION

[●] shares of common stock

Hui Ying Financial Holdings Corporation is offering [●] shares of common stock, par value $0.001 per share. We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “SFHD.” There is a limited public trading market for our common stock. We are applying to list our common stock on the Nasdaq Capital Market under the symbol “HYJF.” To qualify for listing on the Nasdaq Capital Market, we must have a bid price of at least $4.00. The public offering price will be determined by us and The Benchmark Company, LLC, as representative of the underwriters taking into consideration several factors as described in “Underwriting – Determination of Offering Price” on page 112 of this prospectus, and will not be based upon the price of our common stock on the OTCQB.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 9 of this prospectus before purchasing shares of our common stock.

	Price to Public	Total
Public Offering Price Per Share	$	$
Underwriting Discounts and Commissions (1)(2)	$	$
Proceeds to Hui Ying Financial (before expenses)

(1)         Represents underwriting discount and commissions equal to 6.0% per share (or $[●] per share), which is the underwriting discount and commission we have agreed to pay on all investors in this Offering introduced by the underwriters. Notwithstanding the foregoing, we have agreed to pay underwriting discount and commissions equal to 4.0% per share (or $[●] per share) on the initial $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced by us to the underwriters and 2.0% per share (or $[●] per share) on all additional amounts above $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced by us to the underwriters.

(2)         Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to Benchmark , the representative of the underwriters, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 110 of this prospectus for additional information regarding total underwriter compensation.

In addition to the underwriting discounts and commissions listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue Benchmark warrants, exercisable commencing 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part, and exercisable for a period of five years from the date of effectiveness of the registration statement of which this prospectus forms a part, to purchase shares of common stock equal to 3.5% of the total number of shares sold in this offering at a per share price equal to the public offering price (the “Underwriters’ Warrants”). The registration statement of which this prospectus is a part also covers the Underwriters’ Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 110.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on            , 2017.

Benchmark	Cuttone & Co., LLC

The date of this prospectus is             , 2017

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any supplement or amendment hereto.  We and the underwriters have not authorized any person to provide you with different information.  We and the underwriters are not offering to sell, or seeking an offer to buy, our common stock in any jurisdiction where such offer or sale is not permitted.  You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

On June 20, 2017, we effected a 1 for 5 reverse split on our shares of Common Stock and the proportional reduction of our total authorized shares of common stock from 2,990,000,000 shares to 598,000,000 shares.

Unless the context otherwise indicates, all references in this prospectus to:

•	“we,” “us,” “our company,” “our,” “the Company” and “Hui Ying Financial” refer to Hui Ying Financial Holdings Corporation.

•	“China”, “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China;

•	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

•	“peer-to-peer lending service providers” refers to marketplaces connecting borrowers and investors; and

•	“Benefactum Beijing, ”“variable interest entity” or “VIE” is to our variable interest entity, Benefactum Alliance Business Consultant (Beijing) Co., Ltd , that is 100% owned by PRC citizens, that holds the business operation licenses or approvals, and generally operates our various websites and mobile applications for our internet businesses or other businesses in which foreign investment is restricted or prohibited, and is consolidated into our consolidated financial statements in accordance with U.S. GAAP as if it were our wholly-owned subsidiary.

Unless otherwise noted, all translations from Chinese Yuan to U.S. dollars using the exchange rate refers to the exchange rate quoted on http://www.oanda.com on June 30, 2017, which was RMB 6.7774 to USD$1.00. We make no representation that the Chinese Yuan amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all.

1

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective solution for under-served SMEs and individual borrowers who need access to financing. From the launch of our marketplace in December 2013 through June 30, 2017, we have facilitated over RMB 14.16 billion (approximately $2.09 billion) in loans. As of June 30, 2017, we had 300,997 registered investors and more than 15 cooperative partners who frequently serve as guarantors of loans on our platform.

We generate revenue by matching lenders, who we refer to as our investors, with individual and SME borrowers. We typically charge borrowers a loan origination service fee between 1.5% and 3% of the loan amount, depending on the duration of the loan, for each effected loan facilitated by us. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.3% on the borrowing times the duration of the loan.

In June 2017, we engaged a qualified non-banking financial institution to provide entrusted loans to SMEs. Through this process we, as the trustor, provide funds to a trustee, who enters into a three-party loan agreement with us and the borrower. The loans are typically short-term and are guaranteed by a third-party financing guarantor. This is one step forward towards our long-term strategy of building a financial ecosystem aimed at providing full service to our SME customers. We intend to expand our business in both online and offline sectors to meet the demands of various customers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include Internet Content Providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. As a result of the restrictions on foreign investment in this industry, we plan to continue operating our online financial platform in China through Benefactum Beijing, which is wholly-owned by two Chinese shareholders, but is contractually controlled and managed through our wholly-owned WFOE.

The contractual arrangements between WFOE and Benefactum Beijing collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from, Benefactum Beijing. See “Corporate History and Structure — Contractual Arrangements with Benefactum Beijing.” As a result, we include the financial results of Benefactum Beijing in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary. The contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Corporate Structure.”

Our Strategy

Our mission is to provide SMEs and individual borrowers with easy and effective access to affordable financing and provide investors with a safe and acceptable investment return. To achieve this goal we have implemented the following strategies, each of which we intend to continue to expand.

•	Expand the base of borrowers in our platform by entering into cooperation agreements with guarantor institutions, pawn shops, micro credit companies and asset management companies

We have expanded our base of SMEs and individual borrowers by entering into cooperation agreements with various partners, including, without limitation, guarantor institutions, pawn shops, micro-credit companies and asset management companies, who can provide us with recommendations for new borrowers. Currently, our cooperative partners are located in Shandong, Inner Mongolia and other areas in China. Approximately 84% of the loan amounts facilitated through our platform are for SME borrowers. We will continue to expand the number, type and areas of cooperative partners, and seek cooperation with internet companies, e-commerce companies, telecommunication companies and third party payment platforms which are located throughout China.

2

•	Develop new consumer financing products and penetrate niche markets

We are promoting our new personal consumer financing products to individual borrowers, such as automobile financing and consumer financing. In addition, we will continue to design and develop diversified financing products to satisfy market demand.

Our platform also allows investors to diversify their wealth management strategies by providing easy access to various lending opportunities that can be designed with flexible terms.

•	Expand our base of investors to include mutual fund and other institutional investors

Currently, all of our investors are individuals. We are introducing mutual fund and other institutional investors to increase our overall number and type of investors. In addition, we have implemented plans to attract more individual and institutional investors by cooperating with institutions so that the cost to the borrowers would be reduced if there are more funds available for loans.

•	Further enhance our risk management capabilities

As loan volume in our marketplace grows and consumer financing products expand, we have implemented protocols to enhance our risk management capabilities. As for individual borrowers, we have improved the risk management model for individual credit control so that risk management testing will be more effective and reasonable. For SME borrowers, besides the due diligence process that our cooperative partners undertake, we have enhanced the onsite due diligence process and appointed a risk management team.

In addition, we have enhanced our cooperation with other third-party credit investigators to obtain more accurate information about the credit history of the borrowers so we can make reasonable and accurate assessments of borrower applications to reduce and avoid bad debts.

•	Continue to invest in our technology platform

We have made significant investments in our proprietary technologies in the areas of data collection and processing algorithms to increase the precision, speed and scale at which we match the demand and supply of loans. Enhanced data analytics improves our conversion of online leads into successful borrowers and investors. With the further application of big data, we can acquire members of our target borrower and investor groups in a more focused and cost efficient way. Furthermore, we will continue to leverage technology to further automate our processes and improve the safety and efficiency of matching the loans with investors. At the same time, we will also benefit from the operating leverage associated with our scalable platform as our loan volume increases. We believe these investments will facilitate the long-term growth of our marketplace.

•	Increase our merger and acquisition activities to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services

We will expand strategic relationships with internet financing companies, internet companies, technology companies and financing companies, by mergers and acquisitions to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services.

3

•	Various Product and Service Offerings

As a long term strategy, we are building a financial ecosystem for SME customers that are under-served in China's current financial system. We seek to expand our intermediary and direct lending services, both online and offline, to meet the demands of various customers. As part of this initiative, we announced the launch of entrusted loan services on June 30, 2017, which leverages our improving financial condition and years of experience in providing financing solutions to our customers in China. We believe the new service allows us not only to generate new revenues, but also to expand our scope beyond the existing service of being an intermediary between investors and borrowers through the online platform. We will continue to devise customized product and service offerings to meet customer demands and expand the scale and scope of our operations.

Competitive Strengths

•	Significant brand awareness and positive reputation in the China market

We are one of the leading online lending intermediary platforms in PRC. According to information from Wang Dai Zhi Jia (www.wdzj.com), a third-party information platform that specializes in providing information in China’s internet finance industry, as of August 2017, there are 2,065 active online lending intermediary platforms in the PRC and based on loan volume in August 2017, we facilitated RMB 836 million (approximately $123 million) in loans and were ranked the 47th.

•	Strong and well developed risk management structure

We are highly selective with our cooperative partners and have developed a risk management model and threshold system for such selection. We rely on the method of “experience + data” for the assessment of a loan application. For SME borrowers, besides the due diligence investigation by cooperative partners, we have a system that includes onsite investigation and due diligence on SMEs by a selected risk management team. For individual borrowers, we have a personal credit model for assessment. In addition, we cooperate with third-party credit investigators to evaluate the credit history of borrowers.

•	Stable Channel for Assets

The borrowers on our platform are mainly recommended by our cooperative partners. We have built long-term relationships with our cooperative partners; therefore, they have been loyal to our platform.

•	Robust Technology Platform

Our technology platform powers our online marketplace, enabling us to connect investors and individual borrowers in a fast and effective way and to efficiently deliver services to them. Our platform covers the entire loan transaction process, including application, verification, offline anti-fraud investigation, credit assessment, approval, listing, funding, after-funding servicing and collections, and provides a flexible, cost-efficient and time-saving mechanism for matching borrowers and investors when compared to traditional banking institutions. Our technology platform also facilitates our user-friendly mobile applications, which allow our users to invest and borrow anytime, anywhere. In addition, we have adopted robust security measures and policies to protect our customer information and proprietary data, and have deployed multiple layers of redundancy to ensure the reliability of our platform.

4

Recent Developments

In March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding of online lending funds. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into a fund depository agreement with only one commercial bank to provide fund depository services. For more details, see “Regulations on Peer-to-Peer Lending Service Provider.”

On June 14, 2017, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., our variable interest entity entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which we will acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB19,100,008 ($2,807,421). The purchase price is subject to adjustment based on the due diligence and may be payable in cash or by the issuance of equity or debt securities (or a combination of the foregoing). Shenzhen TouZhiJia Financial’s main businesses include a vertical P2P search engine, private wealth management and secondary loan exchange services. We believe we can complement each other within the financial information service and technology industry. Fifty percent of the purchase price was paid in cash by the Company in accordance with the Agreement. The balance of the purchase price is payable upon the closing of the transaction, as described in more detail below:

On September 1, 2017, Puhui Equity Investment Co., Ltd. (“Puhui”), a wholly owned subsidiary of Benefactum Beijing, entered into the Share Transfer Contract with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (the “Share Transfer Agreement”) by which Puhui, through the Shareholders’ respective wholly-owned companies, indirectly receives and holds a 4.45% equity interest in Shenzhen TouZhiJia Financial in exchange for the payment of the remaining balance of the underlying transaction. Upon the closing of the transaction, the Company shall have the rights, through its wholly-owned subsidiary Benefactum Beijing’s wholly-owned subsidiary Puhui, conferred of a shareholder of Shenzhen TouZhiJia Financial. Furthermore, the Company shall have the same preferential rights through Puhui, if any, that Shenzhen TouZhiJia Financial or the Shareholders may hereinafter grant to any other investors.

On June 20, 2017 the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effective on June 20, 2017 (the “Effective Date”). On August 7, 2017, the Reverse Stock Split was reflected on the OTCQB. As a result of the Reverse Stock Split, every five issued and outstanding shares of the Company's Common Stock have been automatically combined into one issued and outstanding share. This reduced the total number of issued and outstanding shares of Common Stock from 361,820,246 to 72,364,178 and the Company's authorized shares of Common Stock also have been reduced from 2,990,000,000 to 598,000,000. No fractional shares were issued. All fractional shares created by the Reverse Stock Split were rounded up to the nearest whole share.

On June 30, 2017, we entered into a securities purchase agreement with various investors, pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,163.87 (RMB 90,357,316.73) (the “Notes”), convertible into shares of the Company’s Common Stock following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement. The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. The Notes are secured by a pledge of shares of Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the Note investors on the basis of one share of Common Stock per $1 loaned under the Note, for an aggregate of 13,189,450 shares. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

From June 30, 2017 to July 20, 2017, Benefactum Beijing, provided RMB180,000,000 (approximately $26.56 million) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee, to lend funds directly to 18 SME borrowers as evidenced by entrusted loan agreements. This is our first series of transactions in which we, through Qingdao Weichuang, are lending funds directly to SME borrowers. The loans are short-term loans between three and six months with interest rates between 10% and 11%. In connection with the entrusted loan contracts, Benefactum Beijing also entered into entrusted loan guarantee contracts with guarantors, pursuant to which the guarantors have agreed to guarantee the obligations under the entrusted loan contracts. Benefactum Beijing pays a processing fee equal to 0.15% of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

On September 27 and September 29, 2017, we filed Articles of Merger and a Certificate of Correction, respectively, with the Secretary of State of Nevada to effect a change in our corporate name from “Sino Fortune Holding Corporation” to “Hui Ying Financial Holdings Corporation”. The name change was the result of a merger of our wholly-owned subsidiary, “Hui Ying Financial Holdings Corporation”, with and into us to effect the name change. We are currently in the process of requesting FINRA approval of the name change. As a result, our new corporate name has not yet been reflected on the OTCQB.

5

Risk Related to Our Business

Our ability to implement our business strategy is subject to numerous risks and uncertainties that you should be aware of before making an investment decision. We face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common stock. These risks include, among others, the following:

•	We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

•	Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

•	We may not be able to collect the payment when a borrower becomes delinquent in the payment of his/her outstanding obligation.

•	We have limited experience operating our risk reserve fund. If it is under- or over-funded, or if we fail to accurately forecast the expected risk reserve payouts or otherwise implement the risk reserve fund successfully, our financial results and competitive position may be harmed.

•	The laws and regulations governing the online lending information intermediary service industry in China are developing and evolving, and are subject to change. If we fail to obtain and maintain requisite approvals, licenses or permits or fail to satisfy related governmental requirements, our business, financial condition and results of operations would be materially and adversely affected.

•	The proper functioning of our technology platform is essential to our internet finance business. Any failure to maintain the satisfactory performance of our website and systems could materially and adversely affect our business and reputation.

•	Changes in the interest rates and spread could have a negative impact on revenues from our new entrusted loan services.

•	If the PRC government deems that the contractual arrangements in relation to our variable interest entity (Benefactum Beijing) do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

•	Our contractual arrangements with Benefactum Beijing is not as effective in providing control over Benefactum Beijing as direct ownership.

•	We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which would severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

•	We may be required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

Our Corporate Information

We were incorporated on April 18, 2014 in the State of Nevada. We conduct our business primarily in Beijing, Shanghai and Shandong Province, People’s Republic of China. Our principal executive offices are located at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China. Our telephone number is +86 021-2357-0077. We maintain a website at www.hyjf.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

6

THE OFFERING

Common stock being offered	[●] shares

Shares of common stock outstanding before this offering	72,364,178 shares

Shares of common stock outstanding after this offering	[●] shares

Over-allotment option	We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [●] shares of common stock.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include investment in product development, sales and marketing activities, technology upgrades, capital expenditures, improvement of corporate facilities, attracting qualified employees and other general and administrative matters, working capital and other general corporate purposes. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, however, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments.

Proposed NASDAQ trading symbol	“HYJF”

Lock-up agreements	See “Underwriting” for more information

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 2017. Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

Unless otherwise indicated, all information in this prospectus gives effect to a 1-for-5 reverse stock split of our common stock effected on June 20, 2017.

7

SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended December 31, 2016 and 2015 are derived from our audited financial statements appearing elsewhere in this prospectus. The following summary financial data for the six-month periods ended June 30, 2017 and 2016 and the selected balance sheet data as of June 30, 2017 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

The pro forma as adjusted balance sheet data reflects the balance sheet data as of June 30, 2017, as adjusted to reflect our receipt of the estimated net proceeds from our sale of [●] shares in this offering at an assumed offering price of $[●] per share (after deducting the underwriting discounts and commissions and estimated offering expenses payable by us).

	As of December 31,		As of June 30,
	2016	2015	2017
			Actual	Pro Forma, as adjusted
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	$8,561,695	$5,712,741	$21,731,270	$
Prepayments, Deposits and Other Receivable	2,871,775	1,076,069	6,094,368
Total Assets	20,285,967	7,460,753	43,465,258
Total Current Liabilities	9,046,762	7,032,396	13,678,206
Total Liabilities	9,046,762	7,032,396	26,867,370
Total Stockholders’ equity	11,239,205	428,357	16,597,888

			Six Months Ended June 30,
	2016	2015	2017	2016
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Selected Consolidated Statements of Operations Data:
Revenues	$24,679,249	$11,966,286	$18,685,745	$11,307,547

Cost and Expense
Selling, General and Administrative Expenses	19,221,019	11,561,962	12,381,576	10,041,469
Business and related taxes	175,854	78,038	65,540	40,545
Depreciation Expenses	678,991	128,400	76,458	65,547

Income From Operations	4,603,385	197,886	6,162,171	1,159,986

Income before Income Tax	4,632,036	155,067	6,402,144	1,172,479

Net Income	$3,573,939	$155,067	$4,886,039	$1,050,990

Net income per common share
Basic*	$0.05	$0.00	$0.07	$0.02
Diluted*	$0.05	$0.00	$0.07	$0.02

*    Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

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RISK FACTORS

You should carefully consider the risks described below and elsewhere in this prospectus, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

We launched our online financial platform on December 23, 2013 and have a limited operating history. In addition, the market for China’s financial services is new and may not develop as expected, which could substantially harm our earning potential. Further, due to the fact that the industry in which we operate is relatively new, potential borrowers may not be familiar with the services we provide and may have difficulty distinguishing our services from those of our competitors. Convincing potential new borrowers of the value of our services is critical to expand our operations.

In addition, we are in a new and evolving market, and the regulatory framework for this may remain uncertain for the foreseeable future. As our business develops in response to new regulatory requirements, or in response to competition, we may introduce new services or make adjustments to our existing services or business model. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. In response to general economic conditions, we may impose more stringent borrower qualifications to ensure the quality of loans on our platform, which may negatively affect the growth of our business. It is therefore difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter in this developing and rapidly evolving market. These risks and challenges include our ability to, among other things:

•	navigate an evolving regulatory environment;

•	expand the base of our cooperative companies;

•	expand the base of borrowers and investors served on our market place;

•	enhance our risk management capabilities;

•	improve our operational efficiency;

•	attract, retain and motivate talented employees;

•	maintain the security of our platform and the confidentiality of the information provided and utilized across our platform; and

•	defend ourselves against regulatory, litigation, privacy or other claims.

If we fail to educate potential borrowers and investors about the value of our services, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market, or other risks and challenges, our business and results of operations will be harmed.

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Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth since our inception. Our net revenue increased from approximately $11.97 million for the year ended December 31, 2015 to approximately $24.68 million for the year ended December 31, 2016, representing an increase of 106%. We recorded net income of approximately $0.16 million for the year ended December 31, 2015 to approximately $3.57 million for the year ended December 31, 2016. Our historically high growth rate and the limited history of business make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depend on earning and maintaining trust and confidence of individuals or enterprises that are current or potential clients, are critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or are satisfactorily addressed. In addition, any perception that the quality of our internet finance services may not be the same as or better than that of other internet finance service providers can also damage our reputation. Moreover, any misconduct or allegations of misconduct by our third-party cooperative partners could result in negative publicity that could affect our reputation and erode the confidence of our clients. Furthermore, any negative media publicity about the financial service industry in general or service quality problems of other companies in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively are critical to attracting new and retaining existing borrowers and investors to our platform. Successful promotion of our brand and our services depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Successful strategic relationships with the third party cooperative partners are important for our future success.

Our operations are heavily dependent on the relationship with our third-party cooperative partners. We anticipate that we will continue to leverage our strategic relationships with the existing third party cooperative partners to grow our business while we will also pursue new relationships with other financial institutions. Identifying, negotiating and documenting relationships with these partners require significant time and resources. Our competitors may be more effective in providing incentives to our partners. Certain types of partners may devote more resources to support their own competing businesses. In addition, we may have disagreements or disputes with such partners, which could adversely affect our brand, reputation and services. If we cannot successfully maintain effective strategic relationships with these third party cooperative partners, our business will be harmed.

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Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

We are subject to the risk of fraudulent activity both on our platform and associated with borrowers, investors and third parties handling borrower and investor information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Significant increases in fraudulent activity involving our platform could negatively impact our brand and reputation, reduce the volume of loan transactions facilitated through our platform and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

If we are unable to maintain low default rates for loans facilitated by our platform, our business and results of operations may be materially and adversely affected.

Investments in loans on our marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed, although we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures. If our review and assessment procedures contain errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, our loan pricing and approval process in our platform could be negatively affected, resulting in misclassified or mispriced loans or incorrect approvals or denials of loans. If we are unable to effectively and accurately assess the credit profiles of borrowers, segment borrowers into appropriate grade in the pricing grid, or price loans on our platform appropriately, we may either be unable to offer attractive fee rates to borrowers and returns to investors, or unable to maintain low default rates of loans facilitated by our platform. In addition, if the borrower’s financial condition deteriorates after a loan application is approved, we may not be able to take measures to prevent default on the part of the borrower and thereby maintain low default rates for loans facilitated by our platform. Although we offer investor protection in the form of a risk reserve fund, if widespread defaults were to occur, investors may still incur losses and lose confidence in our marketplace and our business and results of operations may be materially and adversely affected.

If default rates were to increase, we may have to require borrower (or if a guarantor is needed for the borrower, the guarantor) to provide additional cash in the risk reserve fund, which could have a material adverse effect on our ability to retain existing borrowing customers or attract prospective borrowers to our platform.

We have limited experience operating our risk reserve fund. If it is under- or over-funded, or if we fail to accurately forecast the expected risk reserve payouts or otherwise implement the risk reserve fund successfully, our operations and competitive position may be harmed.

We have limited experience operating our risk reserve fund, which was launched in December 2013. Prior to an application for credit being made on our platform, the borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrowers if the loan is paid in full at maturity. In the event that a borrower defaults in repaying the loan when it is due, we advise the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount with interest and penalty at a rate of 0.06% per day from the risk reserve fund to repay investors within three business days. When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the risk reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount.

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Since we commenced our internet finance business only in December 2013, we have limited information regarding the default rates on loans facilitated through our platform. In addition, given our limited operating history and recent introduction of new products, we have limited information on historical charge-off rates, and we may not be able to accurately forecast charge-offs for our target borrower group. Given these challenges, it is possible that we will under- or over-fund the risk reserve fund. If we under-fund the risk reserve fund, and we do not or are unable to require the borrower (or the guarantor) to replenish the risk reserve fund to a sufficient level in time, investors may not be fully protected from loss. This may result in negative sentiment among investors, potentially hindering our ability to retain existing investors as well as to attract new investors, and investors may bring claims against us, whether or not they have legal rights to seek damages from us, which could lead to additional expenses and distract management’s attention from our business operation. Conversely, if we over-fund the risk reserve fund, this will hinder our ability to retain existing borrowing customers and attract new borrowers to our platform. Should any of the foregoing occur, our competitive position as well as our results of operations could be materially and adversely affected.

Credit and other information that we receive from third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our credit assessment.

For the purpose of credit assessment, we obtain borrower credit information from third parties, such as financial institutions and e-commerce providers, and assess applicants’ credit and assign credit scores to borrowers based on such credit information. Although we will conduct due diligence work and assess applicants’ credit, a credit score assigned to a borrower may not reflect that particular borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and our due diligence work may not be sufficient to thoroughly assess an applicant’s background information due to our limited resources. Additionally, there is a risk that, following our obtaining a borrower’s credit information, the borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Such inaccurate or incomplete borrower credit information could compromise the accuracy of our credit assessment and adversely affect the effectiveness of our control over our default rates, which could in turn harm our reputation and materially and adversely affect our business, financial condition and results of operations.

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In addition, our business of connecting investors and individual borrowers may constitute an intermediary service, and our contracts with these investors and borrowers may be deemed as intermediation contracts, under the PRC Contract Law. Under the PRC Contract Law, the intermediary should truthfully inform the principal of the relevant contracts being entered into. If the intermediary deliberately conceals material facts pertaining to the contracts being entered into or provides false information concerning the contracts, to the extent harming the principal’s interest, the intermediary may not be entitled to compensation from the principal and may be liable for damages to the principal. See “Regulations—Regulations on Loans between Individuals.” Therefore, if we fail to provide material information to investors, or if we fail to identify false information received from borrowers or others and in turn provide such information to investors, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damages caused to investors as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with investors and borrowers, we could also be held liable for damages caused to borrowers or investors pursuant to the PRC Contract Law. On the other hand, we do not assume any liability solely on the basis of failure to correctly assign a loan grade to a particular borrower in the process of facilitating a loan transaction, as long as we do not intentionally conceal any material fact or provide false information, and are not found to be at fault otherwise. However, due to the lack of detailed regulations and guidance in the area of peer-to-peer lending services and the possibility that the PRC government authority may promulgate new laws and regulations regulating peer-to-peer lending services in the future, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations for the peer-to-peer lending service industry, and there can be no assurance that the PRC government authority will ultimately take a view that is consistent with ours.

Our business model could be negatively affected by changes and fluctuation in the banking industry.

Our business model is premised on the fact that SMEs and microenterprises are generally underserved by the banking industry because commercial banks in China have been reluctant to transact with SMEs and microenterprises that have no credit support, such as third-party guarantees, or adequate collateral of tangible assets, and we believe that these conditions will remain so in the foreseeable future. This has created opportunities for us to develop and expand our business. However, new trends in the banking industry or the applicable regulatory requirements may alleviate the high transaction costs or the lack of collateral and public information generally associated with bank financing to our target clients or otherwise make this business more attractive to banks. In the event that commercial banks begin to compete with us by making loans directly to our target clients without our facilitation, we may experience less demand for and greater competition with respect to our business. Furthermore, any such direct competition with our cooperating banks will undermine our relationship with them and may adversely affect our business, results of operations and prospects.

Misconduct or errors by our management and employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our management, employees and third-party service providers. Our business depends on our management, employees and third-party service providers interacting with potential borrowers, conducting sufficient due diligence review and collecting borrowers’ information, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with borrowers and banks is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by management and employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our management and employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

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The laws and regulations governing the online lending information intermediary service industry in China are developing and evolving and subject to change. If we fail to obtain and maintain requisite approvals, licenses or permits or fail to satisfy related governmental requirements or our practice is deemed to be in violation of any PRC laws, our business, financial condition and results of operations would be materially and adversely affected.

Due to the relatively short history of the online lending information intermediary service industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing our industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government simply relied on general and basic laws and regulations in governing the online lending information intermediary service industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court.

In July 2015, the People’s Bank of China, or the PBOC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online lending information intermediary service industry entitled the “Guidelines on Promoting the Healthy Development of Online Finance Industry”, or the Guidelines. For the first time, the Guidelines formally introduced a regulatory framework and basic principles for administering the online lending information intermediary service industry in China. Based on the core principles of the Guidelines, in August 2016, the China Banking Regulatory Commission (“CBRC”) together with three other PRC regulatory agencies jointly issued Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”). The Interim Measures require online lending information intermediaries and their branch offices to file a record with the local financial regulatory department where its business is registered within ten business days after obtaining the business license.  Local financial regulatory departments have the power to assess and classify the online lending information intermediaries and to publicize the record-filing information and the classification results on their official websites.  After completion of the records filing, the intermediary must apply for the appropriate telecommunication business license in accordance with the relevant requirements of the telecommunication authorities, and is required to explicitly identify itself as an online lending information intermediary in its business scope.

The Guidelines and Interim Measures provide that online lending intermediaries shall not engage in or be commissioned to engage in thirteen prohibited activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the Internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) breaking down longer-term financing projects into shorter-term ones; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations. The Interim Measures also require the intermediaries to strengthen their risk management by enhancing screening and verifying efforts on the borrowers and investors’ information, and setting up custody accounts with qualified banks to hold customer funds, among other things. We believe the Guidelines and the Interim Measures represent the beginning of the PRC government’s measures to regulate the online lending information intermediary service industry, which will be followed by more implementation rules and regulations. For example, in February 2017, the CBRC issued the Guidelines on Online Lending Funds Custodian Business, or the Custodian Guidelines, which clarify the requirement of setting up custody accounts with commercial banks for the funds of investors held by the online lending platforms.

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In accordance with the Guidelines and the Interim Measures, the relevant authorities are in the process of making detailed implementation rules regarding, among other things, filing procedures, assessment standards and classification rules, and specific rules and procedures regarding, among other things, the application for an appropriate telecommunication business license. We are unable to predict with certainty the impact, if any, that future legislation, judicial precedents, rules or regulations relating to the online lending information intermediary service industry will have on our business, financial condition and results of operations. According to the Circular of the General Office of the State Council on Issuing the Implementation Plan for Special Rectification on Risks in Internet Finance promulgated in April 2016, competent authorities are in the process of evaluating existing practices of online lending information intermediaries in the market and requesting rectification of those that have been identified during the evaluation as in conflict with the Guidelines and the Interim Measures.  In addition, the Office of Task Force Responsible for Special Rectification on Risks in Internet Finance in Beijing issued Notice for Factual Acknowledge by and Rectification of Online Lending Information Intermediaries in Beijing (the "Notice") in March 2017, pursuant to which, P2P platforms in Beijing are prohibited from setting up risk reserve fund or security fund for the purpose of providing guarantees to loans or promoting to investors regarding such types of funds. P2P platforms in Beijing have the same transition period to be compliant with the Notice as set forth in the Interim Measures. While we maintain a risk reserve fund for the protection of investors on our platform, unlike many other P2P platforms, the source of the reserve fund is not set aside from our own capital, but contributed by borrowers (if a guarantor is needed for the borrower, the guarantor) at 2% to 5% of the loan borrowed through our platform. Our risk reverse fund might be deemed as a violation of applicable regulations. Although in compliance with the new regulation, we have stopped promoting the reserve fund on our platforms, we may still be deemed to be in violation of the applicable regulations.

Although the Interim Measures took effect immediately in August 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice entitled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms until the end of June 2018 to adjust their practices to be compliant with the Interim Measures and, in some complicated cases, up to two years for compliance upon approval by the provincial government. During such compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually cease.

On August 2, 2017, the State Council issued Administrative Regulations on Supervision of Financing Guarantee Companies (“Financing Guarantee Company Regulation”), which will be effective on October 1, 2017. The Financing Guarantee Company Regulation increases the minimum requirement of registered capital from RMB 5,000,000 to RMB 20,000,000. Financing Guarantee Company Regulation also provides that the balance amount of guarantee liability of a financing guarantee company shall not exceed 10 times the amount of its net assets. Where a financing guarantee company mainly provides services to small and micro enterprises, agriculture sector, rural villages and farmers, the balance amount of guarantee liability may be up to 15 times the amount of its net assets.

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On August 23, 2017, PBOC issued Disclosure Guideline for Information Regarding Business Activities of Online Lending Information Intermediaries (the “Disclosure Guideline”) which clarifies, among other things, the items, timing, frequency and objects of disclosure and gives online lending intermediaries six months to rectify its existing non-compliance business. If online lending intermediaries fail to make the required rectifications, then the related rules set forth in Interim Measures and Guidance of Administration shall govern.

To comply with existing laws, rules and regulations relating to the online lending information intermediary service industry, we have implemented various policies and procedures, which we believe set the best practice in the industry, including, without limitation, the following: (i) we do not use our own capital to invest in loans facilitated through our online marketplace; (ii) we do not commit to providing guarantees to investors under any agreement for the full return of loan principal and interest; (iii) we do not hold investors’ funds, and funds loaned through our platform are deposited into and settled by a third-party custody account managed by a qualified bank, Jiangxi Bank; (iv)  we strengthen the compliance in information disclosure and disclose on our website all relevant information to investors and borrowers; (v)  we have been making strong effort to maintain the security of our platform and the confidentiality of the information provided and utilized across our platform; (vi) we have been gradually reducing the business volume generated under the module of having a third-party cooperative partner’s creditor’s rights transferred to us, and instead expanding the business directly matching Lenders and Borrowers and increasing the type and amount of small size products within the cap set forth under laws and regulation, such as automobile loans, small portion loans and other consumer financing products.

However, the laws, rules and regulations are expected to continue to evolve in this emerging industry. The PRC government is expected to provide detailed implementation rules on certain key requirements of the Interim Measures, and the interpretation of the Interim Measures by the local authorities may be different from our understanding. We cannot be certain that our existing practices would not be deemed to violate any existing or future laws, rules and regulations.  For instance,

•	our current business includes third party cooperative partners loan assignment process, which goes beyond the simple one-to-one matching between investors and borrowers, and may involve in providing services similar to asset-based securitization services. We might be deemed directly or indirectly to hold investors’ funds and form a capital pool incidentally by third party cooperative partners, and could be viewed as violating some of these requirements.

•	for investor protection purpose, we set up a risk reserve fund with the purposes of limiting investors’ potential losses due to borrower defaults. Although we are aiming for the protection of the investors, the risk reserve fund, however, has not been set aside from our capital, which is what has been prohibited, the fund is paid by borrowers (or by a guarantor if a guarantee is needed in such loan) with the amount of 2-5% of loan amount. Even though we do capitalize the risk reserve fund, the fund may still be deemed by the PRC regulatory authorities to be a credit enhancement service or a form of guarantee prohibited by the Interim Measures;

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•	the Interim Measures set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 (approximately $29,510) for one online lending intermediary and not more than RMB1 million (approximately $147,549) in total from all platforms, while the limit for a legal person or organization shall not be more than RMB1 million (approximately $147,549) for one online lending intermediary and not more than RMB5 million (approximately $737,746) in total from all platforms. Although we are in the process of adjusting our relevant policy and plan to stop facilitating loans with principal over the upper limits, certain loans on our platform that have been facilitated in the past have outstanding balance over such limit. In addition, due to lack of industry-wide information sharing arrangement, we cannot assure you that the aggregate amount of loans taken out by a borrower on our platform and other online lending information intermediary platforms at a point in time does not exceed the limit set in the Interim Measures.

•	the Task Notice requires P2P lending platform to complete all rectification before June 2018 and the term is extendable for up to 2 years in certain complicated situations with the approval of provincial level government. During the compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually drop down to nil. If our new business is deemed to the new non-compliant activities by the government, the related government authority will order us to stop certain of our business immediately which may prolong the filing period and have adverse effects on our business.

•	Currently, all the loans in our platform are secured by third-party cooperation institutions, of which certain of our third-party cooperation institution may not be qualified as Financing Guarantee Company under Financing Guarantee Company Regulation. It might violate the law for the provision of guarantee by a non-Financing Guarantee Company. In addition, from October 1, 2017, Financing Guarantee Company shall not provide the guarantee liability in excess of 10 times the amount of its net assets. Although our cooperation institutions have not been subject to penalty, we cannot assure you that our cooperation institutions will fully be in compliance with related laws and not be subject to any penalty. Any penalty of our cooperation institution may adversely affect our business.

•	Currently, our information disclosure has not fully been complied with Disclosure Guideline and we will try our best to rectify our disclosure system. We cannot assure you we will fully comply with Disclosure Guideline after transition period of six months. If we still fail to satisfy all requirements under Disclosure Guideline, we may be subject to the penalty of government authority and our filing procedure with related government authority will be adversely affected, which will adversely affect our current business.

We cannot assure you that our practices will not be required to be rectified or that our rectification measures and results will be satisfactory to the relevant authorities, and we cannot assure you that we will be able to successfully make filings, obtain and maintain requisite licenses and meet other regulatory requirements set forth in applicable laws, rules and regulations.  To the extent that we fail to conduct our business in a manner required by the relevant authorities, or take rectification measures when required by the relevant authorities, or obtain and maintain any requisite approvals, licenses or permits or meet other requirements applicable to our business, our business, financial condition and results of operations would be materially and adversely affected.

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As of the date of this prospectus, we have not been subject to any material fines or other penalties under any PRC laws or regulations including those governing the online lending information intermediary service industry in China. However, if our practice is deemed to violate any rules, laws or regulations, we may face injunctions, including orders to cease illegal activities, and may be exposed to other penalties as determined by the relevant government authorities as well. If such situations occur, our business, financial condition and prospects would be materially and adversely affected. In addition, given the evolving regulatory environment in which we operate, we cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

If we do not compete effectively, our results of operations could be harmed.

The internet finance platform industry in China is intensely competitive and evolving. We compete with a large number of internet finance platforms. We also compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts, real estate and alternative asset classes.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive borrower or investor bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of loan transactions facilitated through our platform, we may have to offer higher investment return to investors or charge lower transaction fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our platform could stagnate or substantially decline, we could experience reduced revenues or our platform could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We are subject to lawsuits and other claims in the ordinary course of our business. In particular, we may face arbitration claims and lawsuits brought by our clients who have bought internet finance products, such as suits alleging misconduct by the managers of our Creditor Partners that we have recommended or made available to our clients. In connection with our facilitating small short-term loans, we may encounter complaints alleging breach of contract or potentially usury claims in our ordinary course of business. We may also encounter complaints alleging misrepresentation on the part of our relationship managers or other employees or that we have failed to carry out a duty owed to our clients. This risk may be heightened during periods when credit, equity or other financial markets are deteriorating in value or are volatile, or when clients or investors are experiencing losses. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us, including harm to our reputation. Even if we are successful in defending against these actions, we may incur significant expenses in the defense of such matters. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

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Our failure to respond to rapid product innovation in the financial industry in a timely and cost-effective manner may have an adverse effect on our business and operating results.

The financial industry is increasingly influenced by frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to continue to anticipate service innovations and to offer additional services that meet evolving standards on a timely and cost-effective basis. There is a risk that we may not successfully identify new service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, products and services that our competitors develop or introduce may render our products and services less competitive. As a result, failure to respond to product and service innovation that may affect our industry in the future may have a material adverse effect on our business and results of operations.

Our operating history may not provide an adequate basis to judge our future prospects and results of operations.

We commenced our business in 2013 as an online financial platform focusing on online peer-to-peer lending services. We seek to develop new internet finance products, but it is difficult to predict whether our new products will be well-accepted by our customers. Although we recorded net income in the prior year, we cannot assure you that our results of operations will not be adversely affected in any future period. We have limited operating history and as a result limited experience in delivering services, which makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in China.

The proper functioning of our technology platform is essential to our internet finance business. Any failure to maintain the satisfactory performance of our website and systems could materially and adversely affect our business and reputation.

We are constantly upgrading our platform to provide increased scale, improved performance for both PC and mobile version of our internet finance platform. The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain customers and provide quality customer service. To adapt to new products and upgrade our technology infrastructure requires significant investment of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of clients’ experiences and delays in reporting accurate operating and financial information. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced performance could reduce the number of loans transacted and the attractiveness of product offerings on our platform. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders. Security breaches, computer viruses and hacking attacks have become more prevalent in our industry. We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and our financial condition, results of operations and business prospects, as well as our reputation, could be materially and adversely affected.

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Any deficiencies in China’s internet infrastructure could impair our ability to consummate loans over our website and mobile apps, which could cause us to lose customers and harm our operating results.

Our internet finance business depends on the performance and reliability of the internet infrastructure in China since substantially all of our computer hardware is currently located in China. The availability of our website depends on telecommunications carriers and other third-party providers for communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into or renew agreements with these providers on commercially acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our customers could be adversely affected. Almost all access to the internet in China is maintained through state-owned telecommunication carriers under administrative control, and we obtain access to end-user networks operated by such telecommunications carriers and internet service providers to give customers access to our website. We may experience service interruptions in the future, which are typically caused by service interruptions at the underlying external telecommunications service providers, such as the internet data centers and broadband carriers from which we lease services. Service interruptions prevent consumers from accessing our website and mobile apps and consummating loans, and frequent interruptions could frustrate customers and discourage them from attempting to consummate loans, which could cause us to lose customers and harm our operating results.

If we fail to adopt new technologies or adapt our website, mobile apps and systems to changing customer requirements or emerging industry standards, our internet finance business may be materially and adversely affected.

To remain competitive in the internet finance business, we must continue to enhance and improve the responsiveness, functionality and features of our website and mobile apps. The internet finance industry in China is characterized by rapid technological evolution, continual changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. The success of our internet finance business will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely way. The development of websites, mobile apps and other proprietary technology entails significant technical and business risks. We cannot assure you that we will be able to use new technologies effectively or adapt our website, mobile apps, proprietary technologies and systems to meet evolving customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, the overall prospects, financial condition and results of operations of our internet finance business may be materially and adversely affected.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect borrower willingness to seek loans and investor ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Adverse economic conditions could also reduce the number of qualified borrowers seeking loans through us. Should any of these situations occur, the amount of loans facilitated through us and our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for our products and services, adversely affect our revenues and harm our competitive position.

We rely primarily on a combination of copyright, trade secret, trademark and anti-unfair competition laws and contractual rights to establish and protect our intellectual property rights in our research reports, our services and other aspects of our business. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or piracy will prove to be sufficient. Implementation of intellectual property-related laws in China has historically been lacking, primarily due to ambiguity in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protection in China may not be as effective as in the United States or other countries. Current or potential competitors may use our intellectual property without our authorization in the development of products and services that are substantially equivalent or superior to ours, which could reduce demand for our solutions and services, adversely affect our revenues and harm our competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

Confidentiality agreements with employees, product providers and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

We require our employees, product providers, cooperating partners and others to enter into confidentiality agreements (or agreements that contain confidentiality terms) in order to protect our trade secrets and other proprietary information and, most importantly, our client information. These agreements might not effectively prevent disclosure of our trade secrets, know-how or other proprietary information and might not provide an adequate remedy in the event of unauthorized disclosure of such confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive position.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from, third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Our future success depends on the continuing efforts to retain our existing management team and other key employees as well as to attract, integrate and retain highly skilled and qualified personnel, and our business may be disrupted if we lose their services.

Our future success depends heavily on the continued services of our current executive officers and senior management team. We also rely on the skills, experience and efforts of other key employees, including management, marketing, support, research and development, technical and services personnel in our internet finance businesses. Qualified employees are in high demand in the internet finance industries in China, and our future success depends on our ability to attract, train, motivate and retain highly skilled employees and the ability of our executive officers and other members of our senior management to work effectively as a team.

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If one or more of our executive officers or other key employees are unable or unwilling to continue in their present positions, we may not be able to find replacements easily, which may disrupt our business operations. We do not have key personnel insurance in place. If any of our executive officers or other key employees joins a competitor or forms a competing company, we may lose clients, know-how, key professionals and staff members. In addition, although each of our executive officers has entered into an employment agreement with us, not all of them contain non-competition provisions. Even for those executive officers whose employment agreements contain confidentiality and non-competition provisions, we cannot assure you of the extent to which any of these agreements could be enforced in China if any dispute arises between them and us because of the uncertainties of China’s legal system.

Our revenues and operating results can fluctuate from period to period, which could cause the price of our common stock to fluctuate.

Our revenues and operating results have fluctuated in the past and may fluctuate from period to period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this prospectus:

•	negative public perception and reputation of the internet finance industry;

•	changes in laws or regulatory policy that could impact our ability to provide internet finance services to our clients;

•	failure to enter into contracts with new financial institutions;

•	cancellations or non-renewal of existing contracts with financial institutions; and

•	changes in the number of clients who decide to effectively terminate their relationship with us.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future revenues or operating performance.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

As a public company in the United States, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on the effectiveness of its internal control over financial reporting in our annual report on Form 10-K. As a small reporting company, we currently do not need our independent registered public accounting firm to attest to and report on the effectiveness of our internal control over financial reporting. However, we are required to do so if we become an accelerated filer.

Our management has concluded that our internal control over financial reporting is not effective as of June 30, 2017. As a result, our financial statements could contain material misstatements and we could fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our common stock.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although we believe that our anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our platform and better serve borrowers and investors. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in successfully incorporating licensed or acquired technology and rights into our platform and loan products;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have limited or no prior experience;

•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

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We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect to our business.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform.

Our business could also be adversely affected by the effects of Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

If our direct lending business is deemed to violate any PRC laws or regulation, our business, financial conditions and results of operations would be materially and adversely affected.

We launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. According to relevant PRC rules and regulations, an entity must obtain a license to provide loans in China. Since we do not currently possess such a license for direct lending, we have engaged a non-banking financial institution to provide entrusted loans to our customers. This channel may not be available in future due to changes in relevant rules and regulations; even if it continues to be available, the cost may be prohibitive. In addition, certain Interim Measures prohibit P2P platforms from providing loans unless otherwise permitted by laws and regulations. Though our entrusted loan business is conducted offline, not via our online platform, our direct lending business may still be deemed to violate relevant regulatory measures. There is currently no communication from PRC regulatory agencies regarding such violation. However, if we were determined to be in violation, we could be subject to monetary fines for these activities, and our reputation and operations may be adversely affected.

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We may not be able to collect the payment when a borrower becomes delinquent in the payment of his/her outstanding obligation.

We launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. Although we maintain a risk control system which supervises the borrower’s financial conditions and the repayment process, we are subject to risks that we may not be able to collect the payment of a loan from the borrower or guarantor. In addition, the value of the collateral provided to the guarantors by the borrowers for the loan may decrease during the loan period and may not be sufficient to cover the payment of the loan when it is due. All of the loan contracts we have entered so far in our direct lending business have a loan term that is no more than six months and as such, we are subject to high risks and pressures to collect those payments of loans within six months. If we failed to do so, it could have a material adverse effect on our financial conditions, results of operations and business operations.

A high degree of reliance on the third-party referral service providers as investor sources to our online platform may have material adverse effect on our business and operational results.

67% of loans facilitated through our platform for the year ended December 31, 2016 were extended by investors referred to us by all referral service providers as a group, of which, 65% were extended by investors referred to us by one service provider. 88% and 90% of the loans facilitated through our platform for the three and six months ended June 30, 2017, respectively, were extended by investors referred to us by all referral service providers as a group, of which, 75% and 81% were extended by investors referred to us by one service provider. Although we are actively developing our businesses by channeling through other third-party referral service providers and by strengthening our platform's marketing efforts in order to attract more investors, we are exposed to the risk of relying on a major service provider as our investor source, and an untimely or an inadequate number of investors referred by third-party service providers or an increase in commissions by them may have material adverse effects on our business and operational results.

We have no insurance coverage for our direct lending business or our bank accounts, which could expose us to significant costs and business disruption.

Risks associated with our business and operations include, but are not limited to, borrowers' failure to repay the outstanding principal and interest when due, our loss reserve not being sufficient to cover such failure, loss of key personnel, business interruptions due to power shortages or network failure, and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. We do not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor do we maintain key-man life insurance or any other insurance coverage except the mandatory social insurance for the employees of Benefactum Beijing. If we incur any loss that is not covered by our loss reserve, our business, financial condition and results of operations could be materially and adversely affected.

We maintain our cash with various banks. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company.

Changes in the interest rates and spread could have a negative impact on the Company’s revenues and results of operations.

We just launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. The revenues we will generate from our entrusted loan business depends upon interest income, which is the difference between interest we receive from loans to customers and the interest we pay on borrowings from other financial institutions (to the extent that we rely on debt financing, rather than equity). A narrowing interest rate spread could adversely affect our earnings and financial condition. If we are unable to control our funding costs or adjust our lending interest rates in a timely manner, our interest margin will decline. On August 6, 2015, the Supreme People’s Court of the PRC issued the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases (“the provisions”), which came into effect on September 1, 2015. The provisions provided that agreements between lenders and borrowers on loans with interest rates below 24% per annum are valid and enforceable; as to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment; if the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. While this generally has the effect of raising the maximum interest rate at which we may lend to borrowers, the provisions are a recent change in regulation and we may not be able to foresee all of the consequences of the provisions.

An increase to the provision for loan losses will cause the Company’s net income to decrease.

In June 2017, we launched our direct lending business, whereby we provide loans to borrowers through a trustee. Our businesses are subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition. We may decide to increase our provision for loan losses in light of the lack of clarity in the applicable banking regulations with regard to direct lending companies. The regulatory authority may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of our management. Any increase in the provision for loan losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our variable interest entity (Benefactum Beijing) do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

Foreign ownership of certain types of internet businesses, such as internet information services, is subject to restrictions under applicable PRC laws, rules and regulations. For example, foreign investors are generally not permitted to own more than 50% of the equity interests in a value-added telecommunication service provider. Any such foreign investor must also have experience and a good track record in providing value-added telecommunications services overseas. All our revenue is generated by contractually controlled and managed entity, Benefactum Beijing.

The contractual arrangements give us effective control over Benefactum Beijing and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate the financial results of it in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

In the opinion of our PRC counsel, the ownership structures of our material wholly-foreign owned enterprise and our material variable interest entity in China, do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, PRC Counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

In January 2015, the PRC Ministry of Commerce (“MOC” or “MOFCOM”) published a discussion draft of the PRC Foreign Investment Law soliciting the public’s comments, or the draft of PRC Foreign Investment Law, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise. Under the draft of PRC Foreign Investment Law, a VIE would be deemed to be a foreign-invested enterprise if it is ultimately “controlled” by foreign investors, and accordingly it would be subject to restrictions on foreign investments. However, the draft of the PRC Foreign Investment Law does not address what actions will be taken with respect to the existing companies with structures similar to VIEs, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft will become law and whether the final version will differ from the draft. If any Contractual Arrangements we may implement are found to be in violation of any existing or future PRC laws or regulations, or if we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of our PRC subsidiary or consolidated VIE, revoking the business licenses or operating licenses of our PRC subsidiaries or consolidated VIE, prohibiting our use of proceeds from this offering to finance our business and operations in the PRC, and taking any other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our operations and adversely affect our business. If any of these occurrences results in our inability to direct the activities of a consolidated VIE and/or our failure to receive economic benefits from a consolidated VIE, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

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Furthermore, it is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our variable interest entity are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiary or variable interest entity, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our variable interest entity in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entity or otherwise separate from it and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entity in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

The MOFCOM, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China. While the MOFCOM solicited comments on this draft earlier this year, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China.

Among other things, the draft Foreign Investment Law purports to introduce the principle of “actual control” in determining whether a company is considered a foreign invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as “controlled” by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the “restriction category” on the “negative list.” In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories:

•	holding 50% or more of the voting rights or similar equity interest of the subject entity;

•	holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or

•	having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a “negative list” purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. For any companies with a VIE structure in an industry category that is in the “restriction category” on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

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Based on the definition of “control” in the draft Foreign Investment Law as currently proposed, we believe that there are strong basis for a determination that we and our variable interest entity is ultimately controlled by PRC citizens for the following reasons:

•	Benefactum Alliance effectively takes full control of Hui Ying Financial and the shareholders of Benefactum Alliance own 67,500,000 shares of our common stock;

•	One of the shareholders of Benefactum Alliance is a PRC citizen or national. The remaining shareholders of Benefactum Alliance are Seychelles companies, however, their shareholders are also PRC citizens or nationals;

•	Because Benefactum Alliance indirectly controls Benefactum Shenzhen which, in turn, via a series of contractual arrangements, has the right to appoint the Chairman and directors of Benefactum Beijing, Benefactum Alliance effectively controls the board and all management decisions of Benefactum Beijing. Effectively, Benefactum Alliance also has the power to exert decisive influence over its operations, financial, staffing and technology matters.

However, there are significant uncertainties as to how the control status of our company, our variable interest entity and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued “negative list” and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final “negative list” would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether such clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or such equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law. For instance, the draft Foreign Investment Law as proposed purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, a prospectus would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our variable interest entity to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. For a description of these contractual arrangements, see “History and Corporate Structure — Contractual Arrangements with Benefactum Beijing.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity.

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If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entity and its equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the option, we may replace the equity holders of the variable interest entity at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our variable interest entity or its equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the relevant call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

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We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Our variable interest entity, Benefactum Beijing, holds licenses and approvals and assets that are necessary for our business operations, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entity or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

The equity holders, directors and executive officers of our variable interest entity, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company.

PRC laws provide that a director and an executive officer owe a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entity, Bodang Liu and Wei Zheng, must act in good faith and in the best interests of the variable interest entity and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Liu has a duty of care and loyalty to our company and to our shareholders as a whole under Nevada law. We control our variable interest entity through contractual arrangements and the business and operations of our variable interest entity are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entity and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entity will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

The contractual arrangements with our variable interest entity may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entity or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entity, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entity and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

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Risks Related to Doing Business in the People’s Republic of China

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

All of our operations are conducted in the PRC and all of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

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We may be required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

PRC regulations impose sanctions for engaging in Internet information services of a commercial nature without having obtained an Internet Content Provider, or ICP, certificate. The Interim Measures provide that online lending information intermediaries must apply for value-added telecommunications business licenses in accordance with the relevant provisions of telecommunications authorities after filing with a local financial regulator. If we could not obtain such value-added telecommunication certificates pursuant to the relevant regulations, we may not be able to conduct online lending intermediaries’ services, our business may be materially and adversely affected. We plan to apply for the corresponding value-added telecommunication business certificates after completing the filing.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation (“SAT”), the State Administration of Industry & Commerce (“SAIC”), the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million (approximately $58.79 million) in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. Certain transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. If MOFCOM’s practice remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete large acquisitions in the future in a timely manner or at all.

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We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate no revenues offshore. However, if we generate revenues offshores in the future and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Presently all of our revenue is denominated in RMB. The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our common stock, or pay principal and interest in foreign currencies to the holders of the notes. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the variable interest entities.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has appreciated more than 10% since June 2010. In April 2012, the PRC government announced that it would allow more RMB exchange rate fluctuation. On August 11, 2015, the PRC government set the central parity rate for the RMB nearly 2% lower than that of the previous day and announced that it will begin taking into account previous day’s trading in setting the central parity rate. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. Substantially all of our revenues and costs are denominated in RMB, and a significant portion of our financial assets and debt are also denominated in RMB. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the Ministry of Industry & Information Technology, or the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Benefactum Shenzhen to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “Risks Related to Our Corporate Structure—Contractual arrangements in relation to our consolidated variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

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Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Moreover, in November 2016, PBOC issued a Notice of the People’s Bank of China on Further Clarification of the Matters concerning the RMB Loans Granted Overseas by Domestic Enterprise (“Circular 306”), pursuant to which the handling bank shall require the lender to register with the local SAFE branch before granting overseas RMB loans. The handling bank shall strictly examine whether the operation scale is compatible with the scale of the loan and the actual purpose of the funds loaned overseas, to ensure the authenticity and the purpose of the loans. Circular 306 also expressly stipulated certain requirements for granting overseas RMB loans, such as the existence of an equity relationship between the borrower and lender. There is no direct equity ownership in our VIE Benefactum Beijing by the Company or its offshore subsidiaries in BVI and Hong Kong. Therefore Benefactum Beijing may not be able to provide funds directly to the Company or its wholly-owned offshore subsidiaries in BVI and Hong Kong for the purpose of cash dividends or other distributions through extending overseas RMB loans. In addition, although we currently do not operate any overseas RMB loan business, Circular 306 may restrict our ability to expand our business for overseas RMB loans.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, `pay dividends, or otherwise fund and conduct our business.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our common stock.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

37

PRC regulations regarding peer-to-peer lending impose significant regulatory restrictions on business scope, lending amount, and registration requirements, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth. In addition, the implementing regulations have yet to be announced and there is substantial uncertainty over it. The costs and burden of compliance with such regulations may be sufficiently inhibitory to negatively affect our profitability and growth.

Under the Interim Measures, peer-to-peer platforms will not be able to accept deposits from the public, nor create asset pools, or provide any form of guarantee for lenders. In addition, according to the Interim Measures, an individual may borrow a maximum of RMB 200,000 (approximately $29,397) from a single peer-to-peer platform and a maximum of RMB 1 million (approximately $146,985) from all peer-to-peer platforms. A company can borrow no more than RMB 1 million (approximately $146,985) from a single peer-to-peer platform, and no more than RMB 5 million (approximately $734,927) from all peer-to-peer platforms. The Interim Measures require a peer-to-peer lending platform to register with the local financial supervisory department, and to apply for related licenses for providing telecommunication services.

Based on the review of Beijing Finance Bureau, we are required to rectify our incompliance with certain requirements of the Interim Measures, including that a majority of the loans facilitated through our platform have exceeded the maxim amounts allowed under the Interim Measures. In order to meet the requirements of the Interim Measures as well as other applicable rules and regulations, the Company has taken a series of measures, including: (i) execution of a fund depository agreement with Jiangxi Bank as custodian of investor funds, (ii) strict qualification review of borrowers, investors and financing projects, (ii) strengthening protection of lenders and borrowers; (iii) full information disclosure; (iv) expanding and restructuring loan product offerings and (v) adjustment of loan balances. However, if we fail to comply with the requirements within the transition period, we may not be able to obtain the value-added telecommunication business licenses to continue to operate our current business.

Although the Interim Measures took effect immediately on August 17, 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. During such compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually drop down to nil. We have been advised by our Chinese counsel that regulations and rules regarding registration as an online lending intermediary information agency, apart from the value-added telecommunication business licenses, remain unclear at this moment. There is significant uncertainty as to whether practices that we may undertake would subject us to fines or other administrative penalties.

The future development and implementation of anti-money laundering laws in China may increase our obligation to supervise and report transactions with our customers, thereby increasing our compliance efforts and costs and exposing us to criminal measures or administrative sanctions for non-compliance.

The Interim Measures provide that an internet lending intermediary information agency is obligated to “fulfill its anti-money laundering and anti-terrorist financing obligations according to relevant laws, such as examining client identification, reporting suspicious transactions and maintaining client identity documents and transaction records”. PRC laws and regulations relating to anti-money laundering have evolved significantly in recent years and may continue to develop. In the future, we may be required to supervise and report transactions with our customers for anti-money laundering or other purposes, which may increase our compliance efforts and costs and may expose us to potential criminal measures or administrative sanctions if we fail to establish and implement the required procedures or otherwise fail to comply with the relevant laws and regulations.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

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Risks Related to this Offering

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTC Market. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The [●] shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of shares, the prevailing market price for our shares could be adversely affected.

The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

•	variations in our actual and perceived operating results;

•	news regarding gains or losses of customers or partners by us or our competitors;

•	news regarding gains or losses of key personnel by us or our competitors;

•	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

•	changes in earnings estimates or buy/sell recommendations by financial analysts;

•	potential litigation;

•	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

•	general market conditions or other developments affecting us or our industry; and

•	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares

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We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. PRC capital and currency regulations may also limit our ability to pay dividends. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to expand our research and development team, acquire new technological hardware, and expand our sales and marketing team all over China and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the [●] shares of common stock in the offering will be approximately $[●] million after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from the offering for the following purposes:

(1)	general corporate purposes, which may include investment in product development, sales and marketing activities, technology upgrading, capital expenditures, improvement of corporate facilities, attracting qualified employees and other general and administrative matters.

(2)	We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business.

The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2017:

•	On an actual basis; and

•	On a pro forma basis to give effect to the sale of [●]shares of common stock by us in this offering at the assumed public offering price of $ [●] per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	June 30, 2017
	Actual	Pro Forma
	(unaudited)	(unaudited)
Cash and cash equivalents	$21,731,270
Short-term investments	7,420,365
Accounts receivable	360,799
Prepayments	904,476
Deposits and other receivables	5,189,892
Total current assets	42,984,236

Total Current Liabilities	13,678,206

Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized; no shares issued and outstanding.	-
Common stock, $.001 par value, 598,000,000 shares authorized; 72,364,178 shares issued and outstanding;	72,364
Additional paid-in capital	9,527,326
Retained earnings	7,196,519
Accumulated other comprehensive loss	(198,321)
Total stockholders’ equity	16,597,888

Total Liabilities and stockholders’ equity	43,465,258

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of June 30, 2017. Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of was $[●], or $[●] per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on.

After giving effect to our issuance and sale of [●] shares of common stock in this offering at an assumed public offering price of $[●] per share, after deducting the underwriter discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value as of [●] would have been $ [●], or $ [●] per share. This represents an immediate increase in net tangible book value to existing shareholders of $[●] per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $[●] per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Assumed public offering price per share	$	XX.XX
Net tangible book value per share as of		X.XX
Increase in net tangible book value per share attributable to the offering		X.XX
Pro forma net tangible book value per share as of after giving effect to the offering		X.XX
Dilution per share to new investors	$	XX.XX

A $1.00 increase (decrease) in the assumed public offering price of $[●] per share would increase (decrease) the pro forma net tangible book value by $[●] million, the pro forma net tangible book value per share after this offering by $[●] per share and the dilution in pro forma net tangible book value per share to investors in this offering by $[●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriter discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $[●]per share, representing an immediate increase to existing shareholders of $[●] per share and an immediate dilution of $[●] per share to new investors. If any shares are issued in connection with outstanding options, you will experience further dilution.

If the underwriters exercise their over-allotment option in full, the number of shares held by new investors will increase to [●] , or [●]% of the total number of shares of common stock outstanding after this offering.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol “SFHD.”

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. These high and low bid prices per share of common stock have been adjusted to give effect to the 1-for-5 reverse stock split of our common stock effected on June 20, 2017.

Fiscal Year 2017	High Bid	Low Bid
First Quarter	$0.00	$0.00
Second Quarter	$0.00	$0.00
Third Quarter	$0.00	$0.00

Fiscal Year 2016	High Bid	Low Bid
First Quarter	$0.00	$0.00
Second Quarter	$10.50	$0.00
Third Quarter	$10.00	$1.00
Fourth Quarter	$0.00	$0.00

Fiscal Year 2015	High Bid	Low Bid
First Quarter	$-	$-
Second Quarter	$-	$-
Third Quarter	$-	$-
Fourth Quarter	$0.00	$0.00

Holders

As of June 30, 2017, we had 228 shareholders of our common stock, including the shares held in street name by brokerage firms. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Policy

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our China operation entity for our funds and Chinese regulations may limit the amount of funds distributed to us from our China operation entity, which will affect our ability to declare any dividends.

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EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts of our consolidated financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	June 30, 2017	December 31, 2016
RMB:USD	6.7774	6.9448

Items in the statements of operations and comprehensive loss, and statements of cash flows are translated at the average exchange rate of the period.

	Six Months Ended June 30,
	2017	2016
RMB:USD	6.8752	6.5624

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SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the fiscal years ended December 31, 2016 and 2015, and the consolidated balance sheet data as of December 31, 2016 and 2015, have been derived from our consolidated financial statements included elsewhere in this prospectus. The selected consolidated statements of operations data for the six months ended June 30, 2017 and 2016, and the summary consolidated balance sheet data as of June 30, 2017, have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting only of normal and recurring adjustments that we consider necessary to fairly present our financial position and results of operations for the periods presented.

	As of December 31,		As of June 30,
	2016	2015	2017 (Unaudited)

Balance Sheet Data:
Cash and cash equivalents	$8,561,695	$5,712,741	$21,731,270
Prepayments, Deposits and Other Receivable	2,871,775	1,076,069	6,094,368
Total Assets	20,285,967	7,460,753	43,465,258
Total Current Liabilities	9,046,762	7,032,396	13,678,206
Total Liabilities	9,046,762	7,032,396	26,867,370
Total Stockholders’ equity	11,239,205	428,357	16,597,888

	Year Ended December 31,		Six Months Ended June 30,
	2016	2015	2017 (Unaudited)	2016 (Unaudited)
Statements of Operations Data:
Revenues	$24,679,249	$11,966,286	$18,685,745	$11,307,547

Operating expenses
Selling, General and Administrative Expenses	19,221,019	11,561,962	12,381,576	10,041,469
Business and related taxes	175,854	78,038	65,540	40,545
Depreciation	678,991	128,400	76,458	65,547
Total operating expenses	20,075,864	11,768,400	12,523,574	10,147,561
Income From Operations	4,603,385	197,886	6,162,171	1,159,986

Income before provision for income taxes	4,632,036	155,067	6,402,144	1,172,479

Net Income	$3,573,939	$155,067	$4,886,039	$1,050,990

Net income per common share
Basic*	$0.05	$0.00	$0.07	$0.02
Diluted*	$0.05	$0.00	$0.07	$0.02

*	Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance, Benefactum Sino and Benefactum Shenzhen and our contractually controlled and managed company, Benefactum Beijing, operates an electronic online financial platform, www.hyjf.com, which is designed to match investors with SMEs and individual borrowers in China. We believe our services provide an effective financial credit facility solution to under-served SMEs and individual borrowers. In addition, our online financial platform provides investors with attractive returns ranging from 6.5%-12% based on the amount and term of different investment. Investors have the option to individually select specific loans to invest in. We also set aside a risk reserve fund with the aim of limiting losses to investors from borrower defaults. In addition, we provide investors with access to a liquid secondary market, giving them an opportunity to exit their investments before the underlying loans become due.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we operate our online financial platform in China through Benefactum Beijing, which was founded in September 2013.

We generate revenue from our services that facilitate matching investors with individual and SME borrowers through our online platform. The Company’s revenues are composed of fees collected from services provided with facilitating loan originations and services provided with assisting in the repayment process through our online platform.

Loan Origination Service Fee

For our services that match investors and borrowers through our online platform, we charge a service fee from borrowers for each effected loan facilitated by us, which is accounted for as revenue, and immediately deducted from the proceeds to the borrowers when a loan is initiated. The service fee is 1.5%-3.0% of the total amount of each loan, depending on the duration of the loan.

Loan Repayment Management Fee

For our services that assist in repayments of outstanding loans through our online platform, we charge a separate fee from borrowers for each loan repayment facilitated by us, which is accounted for as revenue, and immediately remitted to us when a loan matures and the borrower repays the loan. The loan repayment management fee is based on an agreed upon percentage around 0.3% of the borrowing amount times the duration of the loan and is collected from the borrower upon repayment of the loan.

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Key Operating Metrics

Total number of loans facilitated through our online platform increased from 2,818 in 2015 to 8,739 in 2016 and value of loans facilitated increased from $513.0 million in 2015 to $818.5 million in 2016. The number of borrowers increased from 571 in 2015 to 1,067 in 2016, with repeat borrower rates increasing from 9% to 15%. The number of investors decreased 8% from 43,302 in 2015 to 39,999 in 2016, due to a change in our marketing and promotion strategy to attract and retain “better quality” registered investors in terms of stability, activeness and amount of capital available to invest. The decrease was also due to certain measures we took in anticipation of the implementation of the Interim Administration Measures for the Business Activities of Peer-to-Peer Lending Information Intermediaries” (the “Draft Measures”) published by the CBRC, the Ministry of Industry & Information Technology , the Ministry of Public Security and the State Internet Information Office in December 2015. In April 2016 we reduced our in-house sales team and started to acquire investors primarily through third-party referral service providers. The transition from having an in-house sales team to outsourcing the acquisition of investors to third-party referral service providers was a factor in the decrease in investors during 2016. Since the referral service providers were new partners, they did not have full knowledge of our sales and marketing strategies, therefore they could not immediately commence processes to attract new investors, which also negatively impacted the number of investors in 2016.

Repeat investor rates increased from 42% in 2015 to 56% in 2016. Loans outstanding increased from $186.0 million as of December 31, 2015 to $246.1 million as of December 31, 2016. In anticipation of the implementation of the Draft Measures, we altered our strategy in 2016 and shifted our business focus toward attracting more small-enterprise borrowers, which required us to gradually decrease the loan amounts facilitated for each loan in order to meet the requirements of the Draft Measures. This led to the decrease in the average loan amount from $182,039 in 2015 to $93,658 in 2016. The loan origination service fee we charge is 1.5% to 3% of the loan amount, depending on duration of the loan. The lower average loan amount will lead to lower loan origination service fee per transaction for loans with the same duration. While the average loan duration in 2016 did not vary significantly from 2015, the decrease in the average loan amount resulted in lower loan origination service fee per transaction. However, the aggregate amount of service fees earned in 2016 was unaffected since the platform was able to increase the total volume of loans facilitated in 2016 compared to 2015.

The main operating metrics we consider are set forth in the table below for the periods indicated:

	Six Months
	Ended June 30,	Year Ended December 31,
	2017	2016	2015
Number of borrowers	961	1,067	571
Repeat borrower rate	15%	15%	9%

Number of investors	38,696	39,999	43,302
Repeat investor rate	64%	56%	42%

Loan volume
Number of loans	6,717	8,739	2,818
Value of loans (in US$ millions)	$554.2	$818.5	$513.0
Average loan amount	$82,505	$93,658	$182,039

Loans outstanding at end of period (in US$ millions)	$353.3	$246.1	$186.0

The following tables set forth loan volume facilitated through our online platform by product and guarantor type, including both number and value of loans.

	Six Months				Six Months
	Ended June 30,	Year Ended December 31,			Ended June 30,	Year Ended December 31,
	2017	2016	2015		2017	2016	2015
Loan volume by product:				Loan volume by guarantor:
Number of loans				Number of loans
Xin Shou Zhuan Qu (1)	222	163	44	Pawn shops	3,453	6,152	1,489
Cai Fu Hui (2)	4,660	5,288	2,266	Financing guarantee companies	164	351	17
Zun Xiang (3)	183	139	-	Asset or investment management companies	1,498	1,143	-
Hui Ji Hua (4)	-	7	-	Micro credit companies	471	837	308
You Xuan Zhai Quan (5)	241	-	-	Others	1,132	256	1,005
Zhai Quan Zhuan Rang (6)	1,411	3,141	503	Total	6,717	8,739	2,818
Hui Xiao Fei (7)	-	1	5	Value of loans (in US$ millions)
Total	6,717	8,739	2,818	Pawn shops	$383.7	$572.3	$323.4
Value of Loans (in US$ millions)				Financing guarantee companies	20.2	46.2	1.9
Xin Shou Zhuan Qu (1)	$7.2	$63.4	$0.3	Asset or investment management companies	36.5	71.8	-
Cai Fu Hui (2)	484.6	734.0	508.6	Micro credit companies	59.8	111.6	100.5
Zun Xiang (3)	13.1	10.6	-	Others	54.1	16.7	87.3
Hui Ji Hua (4)	-	0.2	-	Total	$554.2	$818.5	$513.0
You Xuan Zhai Quan (5)	37.4	-	-
Zhai Quan Zhuan Rang (6)	11.9	10.2	3.7
Hui Xiao Fei (7)	-	0.1	0.3
Total	$554.2	$818.5	$513.0

(1)	Xin Shou Zhuan Qu: loan projects exclusive for new investors for them to experience the online registration, fund injection and investing processes.
(2)	Cai Fu Hui: the blanket name for all loan products which are approved and posted on our platform after their borrowers’ profiles are collected and assessed for credit risk but cannot be classified into any of the other six product types.

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(3)	Zun Xiang: exclusive service for qualified VIP investors which offers premiere services with higher investment returns.
(4)	Hui Ji Hua: convenient and efficient automatic investment service that, with the investors’ prior authorizations, offers automatic and diversified investment portfolio.
(5)	You Xuan Zhai Quan: asset trading products promoted in conjunction with local financial asset exchanges
(6)	Zhai Quan Zhuan Rang: specially designed service that allows investors to transfer their creditors’ rights on our platform prior to the expiration date of the loans.
(7)	Hui Xiao Fei: loan products designed jointly with cooperative partners with focus on consumer financing.

From the launch of our marketplace in December 2013 through June 30, 2017, we have facilitated $2.09 billion in loans. As of June 30, 2017, we had 300,997 registered investors and more than 15 cooperative partners who frequently serve as guarantors of loans on our platform. In the six months ended June 30, 2017, 6,717 loans were facilitated through our online platform and the value of loans facilitated amounted to $554.2 million, with an average loan amount of $82,505. The number of borrowers was 961, with a repeat borrower rate of 15%, and the number of investors was 38,696, with a repeat investor rate of 64%. Loans outstanding as of June 30, 2017 was $353.3 million.

Important Factors Affecting Our Results of Operations

Major factors affecting our results of operations include the following:

●	Economic Conditions in China

The demand for online financing marketplace services from borrowers and investors is dependent upon overall economic conditions in China. General economic factors, including the interest rate environment and unemployment rates, may affect borrowers’ willingness to seek loans and investors’ ability and desire to invest in loans. For example, significant increases in interest rates could cause potential borrowers to defer obtaining loans as they wait for interest rates to become stable or decrease. Additionally, a slowdown in the economy, such as a rise in the unemployment rate and a decrease in real income, may affect individuals’ level of disposable income. This may negatively affect borrowers’ repayment capability, which in turn may decrease their willingness to seek loans or potentially cause an increase in default rates. If actual or expected default rates increase generally in China or the online financing market, investors may delay or reduce their investments in loan products in general, including on our marketplace.

●	Ability to Acquire Borrowers and Investors Effectively

Our ability to increase the loan volume facilitated through our marketplace largely depends on our ability to attract potential borrowers and investors through sales and marketing efforts. Our sales and marketing efforts include those related to borrower and investor acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts and constantly seek to improve the effectiveness of these efforts, in particular with regard to borrower and investor acquisition.

We primarily attract borrowers through our own platform and referrals from third party guarantors, although the general public may also access our platform and submit a borrower profile online. We also acquire borrowers through referrals from financial institutions we partner with. As of June 30, 2017, we have entered into cooperation agreements with four pawn shops, three guaranty companies, a micro loan companies, an asset management company, an information technology company, an investment consulting company, a technology company, an investment management company, a financial services company, and technology development companies. Other than online investors, we attract investors through cooperative relationships with institutions. To obtain investors more efficiently, Benefactum Beijing has entered into co-operative agreements with several third-party referral service providers, pursuant to which those service providers will refer potential investors to Benefactum Beijing while Benefactum Beijing will pay those service providers service fees based on the value of loans those referred investors actually lend through Benefactum Beijing.

Although we do not provide incentives to borrowers to apply to the platform, as part of our strategy to attract investors, we offer investment principal coupons and interest premium coupons to investors during promotions. Investment principal coupon has a face value usually under RMB 300 each, which may be combined for use not to exceed RMB 1,000 by an investor at any given time and which can be used at the time of investment to be added to the investment principal, thereby reducing the cash contribution made by the investor. Interest premium coupon, with face value of 0.5%, 1%, 1.5% or 2% each, not to be used in combination, can be applied at the time of investment to “boost” the interest rate the investor will receive. Our platform pays the added investment principals and interests to investors for using investment principal coupons when investors receive their investment principal back and when they receive interest payments, respectively; our platform also pays the added interests to investors for using interest premium coupons.

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●	Effectiveness of Risk Management

We manage credit risk on behalf of the investors primarily in the following ways:

Our ability to effectively segment borrowers into appropriate risk profiles affects our ability to offer attractive pricing to borrowers as well as our ability to offer investors attractive returns, both of which directly relate to the level of user confidence in our marketplace.

●	We evaluate the borrower’s repayment ability via our pre-transaction credit assessment and fraud detection using our big data credit assessment system. Potential borrowers who do not meet our credit assessment grade are denied;

●	We offer a risk reserve fund which is 2-5% of the credit extended to the borrowers;

●	Except for third party loan assignments, each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan, in certain instances the third party guarantor may require the borrower to collateralize the guaranty, however we do not require borrowers to provide collateral directly to investors as security for the loans;

●	In the case of the third party loan assignment where third party creditors (“Credit Partners”) seek to sell their rights as creditors on third party loans with borrowers who are not borrowers on our platform (“Original Borrowers”), since these Creditor Partners are usually our third party cooperative partners with pre-established cooperative relationship with us, we do not require them to provide a third party guarantor when they seek to sell their creditor rights on our platform. They will provide a “letter of promise,” which promises that they will guarantee the loans if the Original Borrowers default and we require them to deposit 2% to 5% of the loan amount into the risk reserve fund as usual.

●	We prohibit borrowers from having more than one loan outstanding at a time, and require the borrower to undergo a subsequent review prior to facilitating any future new loans; and

●	Additionally, after the debt financing is provided to the borrower, the guarantor will monitor the borrower’s performance and will provide the platform with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

●	Ability to Innovate

Our growth to date has in part depended on, and our future success will depend on, successfully meeting borrower and investor demand with new and innovative loan and investment products. We have made and intend to continue to make efforts to develop loan and investment products for borrowers and investors. We regularly evaluate the popularity of our existing product offerings and develop new products and services that cater to the ever evolving needs of our borrowers and investors. Over time we will continue to expand our offerings by introducing new products. From the borrower perspective, we will continue to develop tailored credit products to meet the specific needs of our target borrowers. We plan to expand our ability to implement risk-based pricing by developing more pricing grades to optimize loans based on a borrower’s credit criteria, enabling us to facilitate customized loans tailored to borrowers’ specific credit profiles.

●	Regulatory Environment in China

The regulatory environment for the peer-to-peer lending service industry in China is developing and evolving, creating both challenges and opportunities that could affect our financial performance. Due to the relatively short history of the peer-to-peer lending service industry in China, the PRC government is in the process of building a regulatory framework governing our industry.

We will continue to make efforts to ensure that we are compliant with the existing laws, regulations and governmental policies relating to our industry and to comply with new laws and regulations or changes under existing laws and regulations that may arise in the future. While new laws and regulations or changes to existing laws and regulations could make loans more difficult to be accepted by investors or borrowers on terms favorable to us, or at all, these events could also provide new product and market opportunities. For more details, please see “Regulations - Regulations on Value-Added Telecommunication Services” and “Regulations on Peer-to-Peer Lending Service Provider”.

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Recent Developments

In March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding online lending capital. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into a fund depository agreement with only one commercial bank to provide fund depository services. For more details, see “Regulations on Peer-to-Peer Lending Service Provider.”

On June 14, 2017, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., our variable interest entity entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which we will acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB19,100,008 ($2,807,421). The purchase price is subject to adjustment based on the due diligence and may be payable in cash or by the issuance of equity or debt securities (or a combination of the foregoing). Shenzhen TouZhiJia Financial’s main businesses include a vertical P2P search engine, private wealth management and secondary loan exchange services. We believe we can complement each other within the financial information service and technology industry. Fifty percent of the purchase price was paid in cash by the Company in accordance with the Agreement. The balance of the purchase price is payable upon the closing of the transaction, as described in more detail below:

On September 1, 2017, Puhui Equity Investment Co., Ltd. (“Puhui”), a wholly owned subsidiary of Benefactum Beijing, entered into the Share Transfer Contract with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (the “Share Transfer Agreement”) by which Puhui, through the Shareholders’ respective wholly-owned companies, indirectly receives and holds a 4.45% equity interest in Shenzhen TouZhiJia Financial in exchange for the payment of the remaining balance of the underlying transaction. Upon the closing of the transaction, the Company shall have the rights, through its wholly-owned subsidiary Benefactum Beijing’s wholly-owned subsidiary Puhui, conferred of a shareholder of Shenzhen TouZhiJia Financial. Furthermore, the Company shall have the same preferential rights through Puhui, if any, that Shenzhen TouZhiJia Financial or the Shareholders may hereinafter grant to any other investors.

On June 20, 2017 the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effective on June 20, 2017 (the “Effective Date”). On August 7, 2017,  the Reverse Stock Split was reflected on the OTCQB. As a result of the Reverse Stock Split, every five issued and outstanding shares of the Company's Common Stock have been automatically combined into one issued and outstanding share. This reduced the total number of issued and outstanding shares of Common Stock from 361,820,246 to approximately 72.4 million, and the Company's authorized shares of Common Stock also have been reduced from 2,990,000,000 to 598,000,000. No fractional shares were issued. All fractional shares created by the Reverse Stock Split were rounded up to the nearest whole share.

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On June 30, 2017, we entered into a securities purchase agreement with various investors, pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,163.87 (RMB 90,357,316.73) (the “Notes”), convertible into shares of the Company’s Common Stock following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement. The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the Note investors on the basis of one share of Common Stock per $1 loaned under the Note, for an aggregate of 13,189,450 shares. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

From June 30, 2017 to July 20, 2017, Benefactum Beijing provided RMB180,000,000 (approximately $26.56 million) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee, to lend funds directly to 18 SME borrowers as evidenced by entrusted loan agreements. This is our first series of transactions in which we, through Qingdao Weichuang, are lending funds directly to SME borrowers. The loans are short-term loans between three and six months with interest rates between 10% and 11%. In connection with the entrusted loan contracts, Benefactum Beijing also entered into entrusted loan guarantee contracts with guarantors, pursuant to which the guarantors have agreed to guarantee the obligations under the entrusted loan contracts. Benefactum Beijing pays a processing fee equal to 0.15% of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

On September 27 and September 29, 2017, we filed Articles of Merger and a Certificate of Correction, respectively, with the Secretary of State of Nevada to effect a change in our corporate name from “Sino Fortune Holding Corporation” to “Hui Ying Financial Holdings Corporation”. The name change was the result of a merger of our wholly-owned subsidiary, “Hui Ying Financial Holdings Corporation”, with and into us to effect the name change. We are currently in the process of requesting FINRA approval of the name change. As a result, our new corporate name has not yet been reflected on the OTCQB.

Changes in Financial Position

The following table sets forth selected information from our consolidated balance sheet as of June 30, 2017 and December 31, 2016, 2015. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30,	As of December 31,
	2017	2016	2015
	(Unaudited)
Selected Consolidated Balance Sheets Data
Assets:
Cash and cash equivalents	$21,731,270	$8,561,695	$5,712,741
Short-term investments	7,420,365	8,274,306	-
Short-term loans receivable	7,377,434	-	-
Prepayments	904,476	2,078,926	193,358
Deposit for business acquisition	1,409,091	-	-
Other receivables	3,780,801	792,849	882,711
Total assets	43,465,258	20,285,967	7,460,753
Liabilities and Stockholders' Equity:
Liabilities from risk reserve fund guarantee, without recourse to the Company	10,078,847	7,297,123	5,410,913
Convertible notes payable	13,189,164	-	-
Total liabilities	26,867,370	9,046,762	7,032,396
Additional paid-in capital *	9,527,326	9,527,326	1,653,520
Retained earnings	7,196,519	2,310,480	(1,263,459)
Total stockholders' equity	16,597,888	11,239,205	428,357

*	Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

Cash and Cash Equivalents

As of June 30, 2017, our cash and cash equivalents balance was approximately $21.73 million, representing an increase of $13.17 million from approximately $8.56 million as of December 31, 2016. During the six months ended June 30, 2017, we received cash proceeds in the amount of approximately $10.18 million from the issuance of convertible notes, and net cash provided by operating activities amounted to approximately $3.0 million, which was partially offset by negative net cash flows from investing activities of approximately $0.40 million. The rest of the increase in the cash balance is attributable to the exchange rate change of approximately $0.40 million.

Cash and cash equivalents balance as of December 31, 2016 increased $2.85 million from approximately $5.71 million as of December 31, 2015 to approximately $8.56 million. During the year ended December 31, 2016, we received cash proceeds in the amount of approximately $7.88 million from the private placement of common stock, and net cash provided by operating activities amounted to approximately $4.83 million, which was offset by net cash used in investing activities of approximately $9.16 million, primarily due to payments for short-term investments and purchase of property and equipment. The rest of the decrease in cash balance is attributable to the effect of the exchange rate of approximately $0.69 million.

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Short-term Investments

Short-term investments consist of principal-guaranteed investments placed with investment management companies and wealth management products offered by commercial banks, with maturities within six months. We did not have such investments as of December 31, 2015. Balance of short-term investments as of December 31, 2016 was $8,274,306, consisting of the six-month wealth management products purchased with Shandong Wenye Investment Co., Ltd., which expired in the second quarter of 2017. In May 2017, the Company purchased a 68-day wealth management product from Jiangxi Bank, which had a balance of $7,420,365 as of June 30, 2017.

Short-term Loans Receivable

In June 2017, the Company launched entrusted loan service through a licensed loan provider to small and medium-sized enterprises (“SME”) and individual borrowers in China. As of June 30, 2017, all the entrusted loans issued were short-term with maturities within six months and the balance of loans receivable amounted to $7,377,434. We did not have such service for the years ended December 31, 2016 and 2015.

Prepayments

The following is a summary of prepayments as of June 30, 2017 and December 31, 2016, 2015:

	June 30,	December 31,
	2017	2016	2015
Prepaid service fee	$572,650	$2,071,013	$-
Prepayment for rent	55,866	-	115,944
Down payment for fixed asset	257,377	7,200	27,837
Others	18,583	713	49,577
Prepayments	$904,476	$2,078,926	$193,358

We pay a service fee to third-party referral service providers based on the amount of loans the service providers refer to us. As of June 30, 2017 and December 31, 2016, balance of prepaid service fee were $572,650 and $2,071,013, respectively, of which $571,175 and $2,069,573 were paid to Shanghai Nami Financial Consulting Co., Ltd. (“Nami”), who would refer potential investors to us and in turn, we would pay Nami a service fee based on number of new registered investors referred to us and the amount of loans extended by these investors. The prepaid service fees are refundable if the service providers fail to refer potential investors to us.

The Company made down payment of $257,377, $7,200 and $27,837 as of June 30, 2017 and December 31, 2016, 2015, respectively, for acquisition of fixed assets.

Deposit for Business Acquisition

Balance of deposit for business acquisition was $1,409,091 as of June 30, 2017, which is 50% cash deposit for acquiring a 4.45% equity interest in Shenzhen TouZhiJia Financial Information Service Co., Ltd. In accordance with a share transfer framework agreement signed in June 2017. We did not have such deposit for the years ended December 31, 2016 and 2015.

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Other Receivables

The following is a summary of other receivables as of June 30, 2017 and December 31, 2016, 2015:

	June 30,	December 31,
	2017	2016	2015
Security deposit	$244,012	$106,489	$191,518
Due from an individual shareholder	-	-	93,426
Due from related companies	-	-	104,071
Advances and loans	529,443	686,360	493,696
Proceeds from issuance of convertible notes	3,007,346	-	-
Other receivable and deposit	$3,780,801	$792,849	$882,711

Security deposit represents various deposits made to vendors for lease, renovation and other services. Advances and loans are amounts advanced or lent without interest to employees and vendors for out-of-pocket expenses and business transactions. Due from an individual shareholder and related companies are amounts advanced to related parties from Benefactum Beijing before its Reverse Merger with Hui Ying and repaid in full as of December 31, 2016.

Proceeds from issuance of convertible notes represent the remaining amount as of June 30, 2017 in the escrow account maintained by Shandong Keyu Law Firm for the issuance of the three-year convertible notes, which was closed on June 30, 2017. We received the funds subsequently on July 10, 2017.

Liabilities from risk reserve fund guarantee, without recourse to the Company

To minimize default risk, we offer a private loan risk reserve fund which is 2-5% of the credit extended to the third-party guarantors or borrowers who do not have a guarantor, though a risk reserve fund is not a regulatory requirement. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the risk reserve account and will be refunded to the borrowers (or guarantors) if the loan is paid in full at maturity. Balance of the risk reserve fund increased by 34.9% from $5,410,913 as of December 31, 2015 to $7,297,123 as of December 31, 2016, and further increased by 38.1% to $10,078,847 as of June 30, 2017, primarily due to the significant growth of loans facilitated through our online platform.

Convertible Notes Payable

On June 30, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,164 (RMB 90,357,317) (the “Notes”), convertible into shares of the Company’s common stock (the “Common Stock”) following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement (the “Private Placement”). The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the Investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. Among other terms, the Notes contain various events of default provisions which if breached, may result in the acceleration of all obligations under the Notes.

Additional Paid-in Capital

Balance of additional paid-in capital increased from $1,653,520 as of December 31, 2015 to $9,527,326 as of December 31, 2016 and June 30, 2017, primarily due to the $7,878,670 private placement of common stock closed on October 18, 2016.

Retained Earnings

Retained earnings increased from negative $1,263,459 as of December 31, 2015 to $2,310,480 as of December 31, 2016, and further increased to $7,196,519, as a result of our increased profitability during the periods presented.

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Results of Operations

Six Months Ended June 30, 2017 and 2016

The following table sets forth a breakdown of revenue for the periods indicated, both in dollar amount and as a percentage of total revenues. The information should be read together with our unaudited condensed consolidated interim financial statements and related notes included elsewhere in this report.

	Six Months Ended June 30,
	2017		2016
	Amount	% of Total	Amount	% of Total
Loan origination service fee	$11,645,622	62%	$8,149,066	72%
Loan repayment management fee	7,040,123	38%	3,158,481	28%
Total	$18,685,745	100%	$11,307,547	100%

Revenue

Our revenues for the six months ended June 30, 2017 and 2016 consisted of loan origination service fees and repayment management fees we charge borrowers on the loans facilitated through our online platform. The online Peer-to-Peer lending platform industry has experienced rapid growth in China in recent years, coupled with the increased marketing campaigns, promotion activities on our platform and brand awareness of our online marketplace, our revenue increased from approximately $11.31 million for the six months ended June 30, 2016 to approximately $18.69 million for the six months ended June 30, 2017, reflecting an increase of 65%, of which 73% is attributable to the substantial increase in the volume of loans facilitated through our platform, partially offset by the exchange rate effect of depreciating RMB against USD. Loans facilitated through our platform increased from approximately RMB 2.28 billion in the six months ended June 30, 2016 to approximately RMB 3.75 billion in the same period in 2017, a 65% increase.

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Specifically, loan origination service fee increased by approximately $3.50 million, or 43%, to approximately $11.65 million for the first half of 2017 from approximately $8.15 million for the same period of last year. Loan repayment management fee increased by approximately $3.88 million, or 123%, to approximately $7.04 million for the first half of 2017 from approximately $3.16 million for the same period of last year. Loan origination service fee and repayment management fee accounted for 62% and 38% of our revenue for the first half of 2017, respectively, as compared to 72% and 28% in the same period of 2016. The change is due to the shift in structure of our loan products towards longer duration loans. Since our loan repayment management fee is based on a certain percentage of the borrowing times the duration of a loan, the more loans with longer terms, the more loan repayment management fees we generate. Loans that mature in two months or less accounted for only 25% of total loans for the first half of 2017, as compared to 51% in the same period of 2016, while loans with a term of three months or more increased from 49% of total loans in the first half of 2016 to 75% in the same period of 2017. We expect this trend will continue as the industry becomes more regulated and investors are getting more comfortable to invest in loans with longer terms. We will continue to adjust our loan product offerings accordingly.

Operating Expenses

Our total operating expenses increased from approximately $10.15 million in the first half of 2016 to approximately $12.52 million in the same period of 2017, an increase of 23%, of which negative 6% is due to exchange rate effect of depreciating RMB against USD, with the rest being primarily attributable to the increase in sales and marketing expenses, which increased by 38% from the same period last year.

The following table sets forth the main components of our operating expenses for the six months ended June 30, 2017 and 2016:

	Six Months Ended June 30,
	2017		2016
	Amount	% of Total	Amount	% of Total
Sales & Marketing Expenses	$9,734,261	77.7%	$7,407,457	73.0%
General & Administrative Expenses	2,647,316	21.1%	2,634,011	26.0%
Business & related taxes	65,540	0.5%	40,546	0.4%
Depreciation	76,458	0.6%	65,547	0.6%
Total Operating Expenses	$12,523,574	100%	$10,147,561	100%

Our sales and marketing expenses increased by 31% (38% after excluding exchange rate effect) from approximately $7.41 million in the first half of 2016 to approximately $9.73 million in the first half of 2017. The increase was primarily due to the increase in expenses associated with sales and marketing efforts and promotion activities resulting in higher volume of loans facilitated through our platform. Our general and administrative expenses increased slightly by 0.5% (5.3% after excluding exchange rate effect) from approximately $2.63 million in the first half of 2016 to approximately $2.65 million in the first half of 2017, primarily due to expenses related to public company listing on the OTCQB, offset by the layoff of more than 1,000 off-line sales related personnel in April 2016 to comply with new industry regulatory measures, which reduced related general and administrative expenses. Business and related taxes are levied on value-added tax which is charged on revenue. Such tax expenses increased by $24,994 in the first half of 2017 due to the increase in our revenue as compared to the same period last year. As an internet company, we operate on light fixed assets requirement and depreciation expense increased by $10,911 as compared to the same period last year because of fixed asset additions in 2017, partially offset by full amortization of some leasehold improvements by end of 2016.

Other Income (Expenses)

Interest income for the six months ended June 30, 2017 increased to $156,028 from $59,525 for the six months ended June 30, 2016 as a result of short-term borrowings we provided to several SME borrowers in May 2017. We incurred interest expense and bank charges in the amount of $150,540 for the six months ended June 30, 2017, primarily due to interest accrued during the offering period on subscription funds for our convertible notes issuance, which was closed on June 30, 2017. The two short-term entrusted financial management contracts we signed with Shandong Wenye Investment Co., Ltd. expired in the first half of 2017 and we recognized realized gain on investments in the amount of $217,041. We did not have such investments in the first half of 2016.

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Provision for Income Taxes

Provision for income taxes amounted to $1,516,105 and $121,489 for the six months ended June 30, 2017 and 2016, respectively.

Net Income

Because of rapid industry growth, our effective sales and marketing efforts and promotion activities, as well as increased brand awareness of our online marketplace, we were able to further utilize our established online platform and grow our revenue at a higher pace than operating expenses in the first half of 2017. For the six months ended June 30, 2017, we recorded net income of approximately $4.89 million, a 26% net profit margin, as compared to net income of approximately $1.05 million in the same period of last year.

Liquidity and Capital Resources

Sources of Liquidity

Cash balances at June 30, 2017 and December 31, 2016 were approximately $21.73 million and $8.56 million, respectively. The cash balance included cash held in private loan risk reserve accounts of approximately $10.01 million and $7.30 million as of June 30, 2017 and December 31, 2016, respectively.

Our principal sources of liquidity were cash generated from operating activities, proceeds from the issuance and sale of our common shares in private placements closed on October 18, 2016 and the issuance of convertible notes closed on June 30, 2017.

The following table sets forth a summary of our cash flows for the periods indicated:

	Six Months Ended June 30,
Summary of Consolidated Cash Flow Data:	2017	2016
Net cash provided by operating activities	$3,000,320	$1,245,600
Net cash used in investing activities	(404,340)	(117,438)
Net cash provided by financing activities	10,177,986	—
Effect of exchange rate change	395,609	(131,891)
Cash and cash equivalents:
Net increase	13,169,575	996,271
Balance at beginning of period	8,561,695	5,712,741
Balance at end of period	$21,731,270	$6,709,012

During the six months ended June 30, 2017, net cash provided by operating activities totaled approximately $3.0 million, which was primarily due to net income of approximately $4.89 million, increases in payables and accruals of approximately $4.21 million, of which $2.56 million was the result of an increase in the balance of risk reserve fund and $1.06 million was due to the increase in taxes payable, mainly income tax, and decrease in prepayment balance of approximately $1.21 million, mainly prepaid service fee to referral service providers, partially offset by increase in accounts receivable of approximately $0.07 million from China PnR, our third-party online payment service provider, and increase in short-term loans receivable of approximately $7.27 million. On June 30, 2017, we entered into a series of entrusted loan contracts, pursuant to which the Company, as the trustor and provider of the funds, entrusted a trustee to grant entrusted loans in the aggregate principal amount of approximately $7.27 million (RMB 50 million) to several SME borrowers. The loans are short-term loans between three and six months with interest payable on a monthly basis.

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Net cash used in investing activities totaled approximately $0.40 million for the six months ended June 30, 2017. During the first half of 2017, we paid approximately $0.25 million for fixed assets acquisition and $7.27 million for purchase of short-term principal-guaranteed wealth management product offered by Jiangxi Bank. Pursuant to a share transfer framework agreement signed with certain shareholders of Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“TouZhiJia”) in June 2017, the Company made a 50% deposit of approximately $1.39 million in cash for acquiring a 4.45% equity interest in TouZhiJia. Balance of the purchase price is payable upon closing of the transaction. Upon expiration of the two short-term entrusted financial management contracts signed with Shandong Wenye Investment Co., Ltd. (“Wenye”), Wenye returned to the Company the entrusted principals with realized gain on investments in the aggregate amount of approximately $8.51 million in the second quarter of 2017.

Net cash provided by financing activities totaled approximately $10.18 million during the six months ended June 30, 2017. On June 30, 2017, we entered into a securities purchase agreement with various investors, pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,163.87 (RMB 90,357,316.73) (the “Notes”), convertible into shares of the Company’s Common Stock following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement. The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the investors on the basis of one share of Common Stock per $1 loaned under the Note. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes. As of the closing day on June 30, 2017, we have received cash proceeds in the amount of approximately $10.18 million from issuance of the Notes, with the remaining amount in an escrow account maintained by Shandong Keyu Law Firm.

The resulting change in cash for the six months ended June 30, 2017 was a net increase of approximately $13.17 million.

During the six months ended June 30, 2016, net cash provided by operating activities totaled approximately $1.25 million. Net cash used in investing activities totaled approximately $0.12 million. No cash was provided by financing activities during this period. The resulting change in cash for this period was a net increase of approximately $1.0 million, which was primarily due to net income of approximately $1.05 million, the increase in payables and accruals of approximately $1.32 million, and depreciation expense of approximately $0.07 million, partially offset by increases in receivables and prepayment of approximately $1.19 million, and payment of approximately $0.12 million for fixed assets acquisition.

As of June 30, 2017, we had approximately $42.98 million in total current assets and $13.68 million in total current liabilities, with a current ratio of 3.14. As of December 31, 2016, we had approximately $19.99 million in total current assets and $9.05 million in total current liabilities, representing a current ratio of 2.21.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Years Ended December 31, 2016 and 2015

Results of Operations

The following table sets forth a breakdown of revenue for the periods indicated, both in dollar amount and as a percentage of total revenues. The information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	For the Year Ended December 31,
	2016		2015
	Amount	% of Total	Amount	% of Total
Loan origination service fee	$17,488,391	71%	$9,184,765	77%
Loan repayment management fee	7,190,858	29%	2,781,521	23%
Total	$24,679,249	100%	$11,966,286	100%

Revenue

Our revenues for the years ended December 31, 2016 and 2015 consist of loan origination service fees and repayment management fees we charge the borrowers on the loans facilitated through our platform. The online Peer-to-Peer lending platform industry has experienced rapid growth in China in recent years. Our revenue increased 106% from approximately $11.97 million for the year ended December 31, 2015 to approximately $24.68 million for the year ended December 31, 2016, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB 3.33 billion in 2015 to approximately RMB 5.68 billion in 2016, a 70.5% increase. Loan origination service fee and repayment management fee accounted for 71% and 29% of our revenue in 2016, respectively, as compared to 77% and 23% in 2015. The mix in revenue streams remained relatively constant year over year and we do not anticipate significant changes.

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Operating Expenses

Our total operating expenses increased 71% from approximately $11.77 million in 2015 to approximately $20.08 million in 2016, primarily attributable to the increase in sales and marketing expenses, which increased 98% from the same period last year.

The following table sets forth the main components of our operating expenses for the years ended December 31, 2016 and 2015:

	For the Year Ended December 31,
	2016		2015
	Amount	% of Total	Amount	% of Total
Sales & Marketing Expenses	$15,665,966	78%	$7,896,390	67.1%
General & Administrative Expenses	3,555,052	18%	3,665,572	31.1%
Business & related taxes	175,854	0.9%	78,038	0.7%
Depreciation	678,992	3.4%	128,400	1.1%
Total Operating Expenses	$20,075,864	100%	$11,768,400	100%

Our sales and marketing expenses increased by 98% from approximately $7.9 million in 2015 to approximately $15.67 million in 2016. The increase was primarily due to the increase in expenses associated with sales efforts and higher volume of loans facilitated through our platform. Our general and administrative expenses decreased slightly by 3% from approximately $3.67 million in 2015 to approximately $3.56 million in 2016, primarily due to the layoff of more than 1,000 off-line sales related personnel in April 2016 to comply with new industry regulatory measures. Business and related taxes are levied on value-added tax which is charged on revenue. Such tax expenses increased in 2016 due to the large increase in our revenue as compared to the same period last year. We leased three office spaces in Shanghai in October and November 2015 and in March 2016 as our headquarters and main offices. Depreciation expense increased primarily because of amortization of these leasehold improvements during 2016.

Net Income

For the twelve months ended December 31, 2016, we recorded net income of approximately $3.57 million, a 14.5% net profit margin, compared to net income of approximately $0.16 million in 2015, the year when we first turned profitable.

Liquidity and Capital Resources

Sources of Liquidity

Cash balances at December 31, 2016 and 2015 were $8,561,695 and $5,712,741, respectively. The cash balance included cash held in private loan risk reserve accounts of $7,297,123 and $5,410,913 as of December 31, 2016 and 2015, respectively.

In 2016, our principal sources of liquidity were cash generated from operating activities and proceeds from the issuance and sale of our shares in private placements.

The following table sets forth a summary of our cash flows for the periods indicated:

Summary of Consolidated Cash Flow Data:	For The Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$4,825,042	$4,989,732
Net cash used in investing activities	(9,163,998)	(687,420)
Net cash provided by financing activities	7,878,670	-
Effect of exchange rate change	(690,760)	(263,370)
Cash and cash equivalents:
Net increase	2,848,954	4,038,942
Balance at beginning of period	5,712,741	1,673,799
Balance at end of period	$8,561,695	$5,712,741

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During the year ended December 31, 2016, net cash provided by operating activities totaled $4,825,042. Net cash used in investing activities totaled $9,163,998. Net cash provided by financing activities totaled $7,878,670 during this period. The resulting change in cash for this period was an increase of $2,848,954, which was primarily due to the proceeds of $7,878,670 from the private placement financing closed on October 18, 2016, increases in other payables of $2,570,409 and taxes payable of $799,277, increase in net income of $3,418,872, partially offset by increase in accounts receivable and prepayments of $2,019,451,decrease in accounts payable and accrued liabilities of $805,368, and $566,409 paid for fixed asset acquisition and leasehold improvement.

On November 7 and December 16, 2016, to increase return of the Company’s excess cash in bank, the Company entered into two short-term entrusted financial management contracts with Wenye. The contracts provide that the Company will entrust RMB 50 million (or $7,199,662) and RMB 7 million (or $1,007,953), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. The term of both contracts is six months and can be automatically extended for six months with both parties’ consent. As of December 31, 2016, Wenye, on behalf of the Company, made equity investments in two privately held companies. In connection with the investment, Wenye and its shareholders provided us an irrevocable guaranty on the return of principal and payment of 5% investment return and will be jointly and severally liable for return of our investment principal and accumulated return.

During the year ended December 31, 2015, net cash provided by operating activities totaled $4,989,732, primarily due to the increase in accounts payable and accrued liabilities of $837,646 and increase in other payables of $3,596,787. Net cash used in investing activities totaled $687,420, due to the purchase of property and equipment. No cash was provided by financing activities during this period.

As of December 31, 2016, we had $19,988,814 in total current assets and $9,046,762 in total current liabilities, representing a current ratio of 2.21. As of December 31, 2015, we had $6,788,810 in total current assets and $7,032,396 in total current liabilities, with a current ratio of 0.97.

Operating Leases

The Company leases office space for its headquarters in Shanghai and branches in Beijing and Shandong province, and future minimum lease payments under non-cancellable operating leases with a term of one year or more consist of the following:

Year	Minimum lease payment
2017	$525,062
2018	183,271
2019	79,196
2020	-
2021	-
Thereafter	-

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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Critical Accounting Policies

Basis of presentation and principles of consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of Hui Ying Financial, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing, and have been reported in United States dollars. All inter-company balances and transactions have been eliminated in consolidation.

The series of contractual agreements between WFOE and Benefactum Beijing (see Footnote 1 to financial statements) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests in it when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing and determined Benefactum Beijing is our variable interest entity subject to consolidation under U.S. GAAP. Accordingly, the financial statements of Benefactum Beijing are included in the consolidated financial statements of the Company.

Use of Estimates

Preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of December 31, 2016 and 2015, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

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Revenue Recognition

Revenues are primarily composed of fees collected from services provided with facilitating loan originations and services provided with assisting in loan repayment process through our online platform.

Loans facilitated through our online platform are mostly short-term loans for working capital purpose, with average duration of loan around 3 to 4 months. Pursuant to the agreements among the Company, the borrowers and the investors, all principal and interest payments are due and paid off in lump sum at the end of the loan term, with no payments of interest or principal over the duration of the loan. We generally sign electronically a three-party intermediary service agreement with borrowers and investors at the inception of the loan, which also specifies the repayment terms with the amounts of principal and interest due at the end of the loan term. The borrowers are obligated to pay a loan origination service fee to us upfront at the time of loan issuance and a loan repayment management fee at the time when the loan is repaid. All loans originated through our online platform are repaid through our online platform. Borrowers are allowed to prepay the loan before the due date, but the borrowers are obligated to pay us the full amount of the loan repayment management fee as if the loans are repaid at the end of the original loan term in accordance with the agreement.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

These criteria as they relate to each of the following major revenue generating activities are described below:

Transactions with online marketplace’s borrowers and investors

The Company generates loan origination service fees and loan repayment management fees by providing the following services:

•	Connecting investors to qualified borrowers and facilitating loan arrangements between the parties;

•	Providing loan repayment service when loan matures, including facilitating the payment channel and monitoring payments from borrowers and to investors;

Loan origination service is rendered when a loan is successfully matched between the lenders and the borrowers; and when a loan is originated. The origination of a loan takes place when the funds provided by the investor are transferred to the borrower. The borrower is obligated to pay loan origination service fee upfront at loan inception and such service fee is not refundable. Revenue is recognized when loan origination service is rendered and fee is collected from borrower upon the closing of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the duration of the loan.

Towards the end of each loan term, the Company also provides repayment service to ensure loan repayment process is handled smoothly through our online platform and to assist in release of liens or collaterals if applicable. The Company charges a separate fee for loan repayment service, which is determined based on an agreed upon percentage on the borrowing times the duration of the loan and is not refundable. Borrowers are obligated to pay loan repayment management fee upon repayment of the loan. Loan repayment management fee is recognized upon the borrower paying the principal, interest and our management fee for the loan repayment service through our online platform.

Entrusted loan lending transactions

Interest on loans receivable is accrued and recognized as income when earned. Accrual of interest is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal (e.g. when the loans have been past due by 180 days). Subsequent recognition of income for loans in non-accrual status occurs only to the extent payment is received, subject to the management’s assessment of the collectability of the remaining interest and principal.

Incentives to investors on the online platform

To attract investors to our online platform, the Company provides cash incentives from time to time to qualified investors within a limited period. During the relevant incentive program period, the Company sets certain thresholds for the investor to qualify in order to enjoy the cash incentive. When qualified investment is made, the cash incentive is provided to the investor. The cash incentives provided are accounted for as a reduction of revenue from investors in accordance with ASC subtopic 605-50.

Given the fact that the Company has not generated any revenue from investors since inception, when recording these incentives as a reduction in revenue from investors results in negative revenue for the investors on a cumulative basis, the cumulative shortfalls are re-characterized as an expense in accordance with ASC 605-50-45-9, given the inherent uncertainties with the incentive program which may not result in sufficient probable future revenue to the Company to recover such shortfalls. For the years ended December 31, 2016 and 2015, we recorded cash incentives of $276,226 and $0, respectively, all of which were re-characterized and recognized as sales and marketing expenses. For the three and six months ended June 30, 2017, we recorded cash incentives of $521,464 and $972,307, respectively, all of which were re-characterized and recognized as sales and marketing expenses. We did not provide cash incentives during the three and six months ended June 30, 2016.

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Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Automobile	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Earnings Per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Reverse Stock Split

On June 20, 2017, the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on June 20, 2017 (the “Effective Date”). As a result of the filing of the Certificate, the number of shares of the Company’s authorized Common Stock was reduced from 2,990,000,000 shares to 598,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased. The Company received FINRA’s approval of the Reverse Stock Split on August 7, 2017. The Company has retroactively restated all shares and per share data for all the periods presented.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) , which supersedes the existing guidance for lease accounting, Leases (Topic 840) .. ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

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In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing . The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control , which requires the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019; early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01 “Business Combinations (Topic 805): Clarifying the Definition of a Business.” Which provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09 “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting”. ASU 2017-09 clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions or the classification of the award changes as a result of the change in terms or conditions. This ASU is effective prospectively for annual periods beginning on or after December 15, 2017, with early adoption permitted. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

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BUSINESS

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective solution for under-served SME and individual borrowers who need access to financing. Since the launch of our marketplace in December 2013 through June 30, 2017 we have facilitated over RMB 14.16 billion (approximately $2.09 billion) in loans. As of June 30, 2017 we had more than 300,997 registered investors and 15 institutional partners.

We generate revenue from our services that facilitate matching lenders, who we refer to as investors, with individual and SME borrowers. We typically charge borrowers a loan origination service fee between 1.5% and 3% of the loan amount, depending on the duration of the loan, for each effected loan facilitated by us. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.3% on the borrowing times the duration of the loan.

In addition, in June 2017 we engaged a qualified non-banking financial institution to provide entrusted loans to SMEs. Through this process we, as the trustor, provide funds to a trustee, who enters into a three-party loan agreement with us and the borrower. The loans are typically short-term and are guaranteed by a third-party financing guarantor. This is one step forward towards our long-term strategy of building a financial ecosystem aimed at providing full service to our SME customers. We intend to expand our business in both online and offline sectors to meet the demands of various customers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we plan to continue operating our online financial platform in China through Benefactum Beijing, which is wholly-owned by two Chinese shareholders, but is contractually controlled and managed through our wholly-owned WFOE.

The contractual arrangements between WFOE and Benefactum Beijing collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing. See “Corporate History and Structure — Contractual Arrangements with Benefactum Beijing.” The contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Corporate Structure.” As a result, we include the financial results of Benefactum Beijing in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary.

We conduct our business primarily in Beijing, Shanghai and Shandong Province, People’s Republic of China. Our principal executive offices are located at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China.

Our Strategy

Our mission is to provide SMEs and individual borrowers with easy and effective access to affordable financing and provide investors with a safe and acceptable investment return. To achieve this goal we have implemented the following strategies, each of which we intend to continue to expand:

•	Expand the base of borrowers in our platform by entering into cooperation agreements with guarantor institutions, pawn shops, micro credit companies and asset management companies

We will continue to expand our base of SMEs and individual borrowers by entering into cooperation agreements with various partners, including without limitation, guarantor institutions, pawn shops, micro-credit companies and asset management companies, who can provide us with recommendations for new borrowers. Currently, our cooperative partners are located in Shandong, Inner Mongolia and other areas in China. Approximately 84% of the loan amounts facilitated through our platform are for SME borrowers. We will continue expanding the number, type and areas of cooperative partners, and seek cooperation with Internet companies, e-commerce companies, telecommunication companies and third party payment platforms which are located throughout China.

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•	Develop new consumer financing products and penetrate niche markets

We are promoting our new personal consumer financing products to individual borrowers, such as automobile financing and consumer financing. In addition, we will continue to design and develop diversified financing products to satisfy market demand.

Our platform also allows investors to diversify their wealth management strategies by providing easy access to various lending opportunities that can be designed with flexible terms.

•	Expand our base of investors to include mutual fund and other institutional investors

Currently, all of our investors are individuals. We are introducing mutual fund or other institutional investors to increase our overall number and type of investors. In addition, we have implemented plans to attract more individual and institutional investors by cooperating with institutions so that the cost to the borrowers would be reduced if there are more funds available for loans.

•	Further enhance our risk management capabilities

As loan volume in our marketplace grows and consumer financing products expand, we have implemented protocols to enhance our risk management capabilities. As for individual borrowers, we have improved the risk management model for individual credit control so that risk management testing will be more effective and reasonable. For SME borrowers, besides the due diligence process that our cooperative partners undertake, we have enhanced the onsite due diligence process and appoint a risk management team.

In addition, we have enhanced our cooperation with other third party credit investigators to obtain more accurate information about the credit history of the borrowers so we can make reasonable and accurate assessments of borrower applications to reduce and avoid bad debts.

•	Continue to invest in our technology platform

We have made significant investments in our proprietary technologies in the areas of data collection and processing algorithms to increase the precision, speed and scale at which we match the demand and supply of loans. Enhanced data analytics improves our conversion of online leads into successful borrowers and investors. With the further application of big data, we can acquire members of our target borrower and investor groups in a more focused and cost-efficient way. Furthermore, we will continue to leverage technology to further automate our processes and improve the safety and efficiency of matching the loans with investors. At the same time, we will also benefit from the operating leverage associated with our scalable platform as our loan volume increases. We believe these investments will facilitate the long-term growth of our marketplace.

•	Increase our merger and acquisition activities to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services

We will expand strategic relationships with internet financing companies, Internet companies, technology companies and financing companies, by mergers and acquisitions to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services.

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•	Various Product and Service Offerings

As a long term strategy, we are planning to build a financial ecosystem for SME customers that are under-served in China's current financial system. We will seek to expand our intermediary and direct lending services, both online and offline, to meet the demands of various customers. As part of this initiative, we announced the launch of entrusted loan services on June 30, 2017, which leverages our improving financial condition and years of experience in providing financing solutions to our customers in China. We believe the new service allows us not only to generate new revenues but also to expand our scope beyond the existing service of being an intermediary between investors and borrowers through the online platform. We will continue to devise customized product and service offerings to meet customer demands and expand the scale and scope of our operations.

Our Business

We operate our business through an electronic online financial platform, www.hyjf.com (“website”), which is designed to match investors with SME and individual borrowers in China. We have developed user-friendly mobile applications for borrowers and investors (“mobile apps”, collectively with our website, the “platform”), which enable borrowers and investors alike to access our platform at any time or location that is convenient. We launched our first mobile application in September 2015. In calendar years 2015 and 2016, we facilitated over RMB55.53 million (approximately $8.16 million) and RMB1.28 billion (approximately $188.14 million) in loans through our mobile apps, respectively, representing 1.67% and 22.54 % of the total amount of loans facilitated through our marketplace in the respective periods.

Our platform is also accessible to those who guaranty the loans for our borrowers (“third party cooperative partners”). Apart from acting as guarantors, these third party cooperative partners may, if they so choose, also use our platform for purposes of transferring their creditor rights on loans made by them outside our platform (“outside loans”). For this service, we charge these third party cooperative partners similar loan origination service fees and repayment management fees.

We currently have 15 third-party cooperative partners, consisting of pawn shops, micro-credit company, asset management company, financial leasing company and guarantee companies that frequently serve as guarantors of loans on our platform.

The following diagram illustrates our current business model:

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Our Online Marketplace

Our platform embraces significant opportunities presented by a financial system that leaves many creditworthy individuals and SMEs underserved. We match qualified borrowers who have completed profiles that are available on the platform with investors. Once an investor decides to proceed with a specific loan, and the borrower accepts the terms of the loan, our system automatically generates electronic loan contracts for execution. When the closing conditions are satisfied, our system directs the investors to the third party payment platform to consummate the loan. In addition, our platform allows third party cooperative partners to assign outstanding loans to other registered investors on our platform. The loans we facilitate are usually short term loans that range from one month to twelve months with interest rates ranging from 6.5% to 12%.

Online Loan Transaction Process

We provide a streamlined application process combining both online and offline features. To borrowers and investors alike, we have designed the process to appear simple, seamless and efficient, utilizing sophisticated, proprietary technology to make it possible. The entire process, from posting the loan application on our platform to disbursement of funds, takes no longer than 19 days but, more typically, only three to five days. At any given time, a borrower may have only one outstanding loan on our platform, and only after the outstanding loan is paid off, can the borrower borrow a new loan. At such time the borrower submits a new application we undertake a new review of the borrower’s loan profile prior to making any determination as to whether to facilitate a new loan transaction. This restriction on lending prevents a borrower from borrowing a new loan to pay off the old loan resulting in an increase in the borrower’s total debt. The platform monitors and review borrowers, therefore preventing a “roll over” of loans.

We post borrower profiles and their loan information on our online platform, including loan amount, duration, interest rate or rate range they are willing to pay, borrower’s basic information, its total assets and credit score etc. Investors can browse the loan information on our platform and select loan products appropriate for them to invest in, based on their own availability of funds and their risk preferences. Set forth below is a description of the steps in a typical online loan transaction.

Step 1: Online Application Submission and Initial Assessment.

In order to access the services provided by our online financial platform, potential borrowers open an account with us and complete an online loan application form.

Our risk control department determines whether the potential borrower meets our minimum requirements based on initial discussions between our risk control department and the prospective borrower. We evaluate each borrower’s application and decide if we should process his/her application on a case-by-case basis. As part of this process, we conduct an analysis of the borrower’s financial conditions, loan amount and term, business industry and proposed use of the funds.

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If the prospective borrower meets our minimum requirements, the application is forwarded to our third-party cooperative partners who guarantee the borrower’s loan after reviewing the borrower’s application materials.

As an alternative, the borrower may also propose a third-party guarantor to guarantee the repayment of its loan. In these instances, we also conduct an assessment of the referred guarantor’s credit-worthiness and financial standing using the same matrix as that for the borrower. The third party guarantor will be jointly and severally liable with the borrower for the borrower’s debt.

Typically, as part of this process, prospective borrowers will be asked for documents to prove their identity and financial standing, including but not limited to business licenses, tax reports, audited financial statements and appraisal reports (for enterprise borrowers), national identification card and bank statements (for individual borrowers).

Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Our risk control department reviews all borrower application materials and conducts its own due diligence, including third party verification and onsite visits, and a review of the sufficiency of collateral provided. Our risk management model utilizes big data capabilities to systematically evaluate a borrower’s credit characteristics. After verifying the authenticity of the borrower’s submitted documents, we will assign a credit rating to the borrower based on its credit history, business activities being undertaken, assets and other criteria.

We have established a risk management model for SME borrowers. We use over 120 factors to evaluate SME borrowers, with a weighted total score of 400 and a minimum score of 60. Our risk assessment matrix can be classified into the following categories: enterprise quality assessment, operation and management assessment, repayment funding source assessment, and risk management assessment, and we use these four categories to evaluate SME borrowers. At the same time we use a third-party system and publicly available credit reporting system to make necessary inquiries on SME borrowers, thereby establishing a risk management model suitable for China’s SME borrowers. Based on a borrower’s credit history, business activities, assets and other criteria, we classify the borrower’s credit rating into the following categories according to its weighted average score: AAA (> 90), AA+ (80-90), AA (70-80), AA- (60-70), and A (< 60). In the order of AAA to A, the expected quality of borrowers decreases, and the expected default rates ascends. Even though, there have been no defaults of borrowers since the inception of the platform. Explanations of each credit rating are as follows:

AAA:     The SME borrower operates its business normally without the presence of any operational issues; it has abundant repayment funding sources, good financial standing, and no bad credit records. Borrowers with credit rating of AAA are expected to have a default rate of approximately 0%.

AA+:     The SME borrower operates its business normally without the presence of any operational issues; it has multiple repayment funding sources, good financial standing, and no bad credit records or resolved bad records only.

AA:     The SME borrower operates its business normally; it has multiple repayment funding sources, moderate to good financial standing, and resolved bad credit records or minor bad credit records, for which reasonable explanations are required by the company.

AA-:     The SME borrower operates its business normally; it has some repayment funding sources, moderate financial standing, and resolved bad credit records or minor bad credit records, for which reasonable explanations are required by the company. For these borrowers, the company facilitates loans under the condition that the borrower meets stricter collateral requirements asked by the guarantors.

A:      Any SME borrowers that fail to meet the qualifications mentioned in AA- and above are unqualified to receive loans on our platform.

The following table sets forth the outstanding loan amounts for SME borrowers by credit rating at end of each period as indicated:

(in US$ millions)	June 30,		December 31,		December 31,
Credit Rating	2017	% Total	2016	% Total	2015	%Total
AAA	$4.6	1.6%	$10.1	4.7%	$3.2	2.1%
AA+	20.0	6.8%	24.4	11.3%	12.7	8.2%
AA	262.4	88.6%	170.5	79.2%	132.6	85.3%
AA-	9.2	3.1%	10.3	4.8%	6.8	4.4%
A	-	-	-	-	-	-
Total	$296.2	100%	$215.3	100%	$155.4	100%
As percentage of total loans outstanding	83.8%		87.5%		83.5%

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We are also working on establishing a risk management model for individual borrowers. The model for individual borrowers will have over 440 factors, with a weighted total score of 1,085 and a minimum score of 550. The risk assessment matrix can be classified into the following six controlling categories: borrower’s basic information, existing assets, repayment ability, credit status, indebtedness status and behavioral analysis. At the same time, we obtain from the third party the borrower’s relevant social activities, telephonic records, creditworthiness, indebtedness status, and these four factors form an all-dimensional holistic assessment mechanism, thereby establishing an objective and realistic risk management model for individual borrowers. Once the model is completely established, we will rely on this model for risk management of individual borrowers.

We have stringent requirements for the collateral in order to protect the investors’ interests. Generally, we only accept collateral that is highly liquid and adequate to repay the loan amount. Borrowers who intend to use real estate to secure their loans will first need to have the real estate appraised by qualified appraisers. The loan amount cannot be more than 80% of the value of the real estate. The collateral provided by Borrowers is provided only to third-party guarantors, not to the investors.

Although we typically do not accept personal property as collateral, we may do so under exceptional circumstances when the personal property will be pledged and the loan amount is no more than 70% of the appraised value of the personal property.

Step 3: Approval

Once the borrower is approved, we categorize the borrower’s credit facility into one or more of the following loan products and post it on our platform. We also post the relevant third party guarantor’s information and its letter of guarantee. The information is accessible to all investors who have registered on our platform. They will have the option of accepting the credit facility per the terms offered online. Once a credit facility is accepted by an investor, our platform automatically prepares the necessary loan documents for execution by the parties online. The electronic signatures generated on platform are certified by China Financial Certification Authority, a financial security certification authority designated by People’s Bank of China.

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Product	Target Investors	Term of Loan	Expected Return	Minimum investment amount (RMB)	Maximum investment amount (RMB)	Fund-raising period	Repayment of Loan (for borrowers)	Assignability (Yes/No)

Xin Shou Zhuan Qu	For investors who have made no investments in any products on our platform	30 days	Generally 10%	100	10,000	No more than 19 days	Repay capital with interest when the loan is due	No

Cai Fu Hui	For all registered platform users	1 – 12 months	6.5% - 12%	100	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Zun Xiang	Premium customers and private business customers	6–12 months	12%	100,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days
Hui Ji Hua	For all registered platform users	1 -12 months	6.5% - 12%	1,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days
You Xuan Zhai Quan	For all registered platform users	30 days – 12 months	6.5% - 12%	10,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Zhai Quan Zhuan Rang*	For all registered platform users	Depending on the investment products	N/A	100	-	N/A	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days and there will be a 0.5% assigning fee

Hui Xiao Fei	For all registered platform users	12 months	12%	100	-	No more than 19 days	12 equal monthly payments	Yes

*Zhai Quan Zhuan Rang is a service that allows investors to transfer their creditors’ rights. The minimum outstanding loan amount requirement before creditor rights may be transferred is not less than RMB 1,000. After holding an investment product for at least 30 days, the investor may then transfer this product at a price of at least 95% of the original price. The service was launched in October 2015 and generated revenues in the amount of $55,342 and $7,765 for the years ended December 31, 2016 and 2015, respectively. For the six months ended June 30, 2017 and 2016, service revenues from Zhai Quan Zhuan Rang product amounted to $65,612 and $25,353, respectively. Revenue is recognized when the service is rendered and service fee is collected from transferor upon the completion of the transfer, which is classified under Revenues on the Income Statement, the same as loan origination service fee collected for other loan products.

Once we successfully match investors and borrowers through our online platform, we provide following services during the loan origination process:

a) Assisting in registering of liens or collaterals with relevant government agencies;

b) Verifying accuracy of documents and loan information and assisting in loan offering transactions. There are often times multiple investors involved in a single loan offering;

c) Facilitating communications with borrowers and guarantors through various means to ensure smooth closings of transactions; and

d) Coordinating with third party online payment depository institutions to transfer funds upon closing.

Step 4: Funding

Since the inception of our online platform in December 2013 through July 2017, we had contracted with a licensed third party online payment service, Hui Fu Tian Xia Limited Company (“ChinaPnR”), to assist in the disbursement and repayment of loans. Individual borrowers were charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it was deposited in their ChinaPnR account. For SME borrowers, they paid RMB 10 per deposit. When borrowers withdrew money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan was repaid to ChinaPnR, ChinaPnR would disburse the loan and interest back to the investors, who were not charged for the service provided by ChinaPnR.

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However, in February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries. The Guidance defines depositories as commercial banks that provide online lending fund depository services. In compliance with the regulatory requirement, we engaged Jiangxi Bank, a qualified banking financial institution, in March 2017 as our funding depository service provider. Upon successful system transition from China PnR to Jiangxi Bank in July 2017, Jiangxi Bank started to assist in the disbursement and repayment of loans. Both the investor and the borrower open accounts with Jiangxi Bank and authorize Jiangxi Bank to manage their accounts. The investor funds the loan amount in his/her account with Jiangxi Bank, which disburses loan amount to the borrower net of our service fees, which is remitted to us.

Currently, investors are not charged for deposits made to their accounts in Jiangxi Bank. However, borrowers are charged a processing fee by Jiangxi Bank in the amount of 0.10% (with a minimum of RMB2) of the loan amount when the funds are deposited into the borrower’s Jiangxi Bank account. When borrowers and investors withdraw money from their Jiangxi Bank accounts, they pay a processing fee of RMB1 per transaction.

Our dedicated team closely monitors the whole process and solves any issues promptly to ensure closing of loan transactions are handled in a timely and accurate manner. Once loans are closed and funds are transferred, we consider our loan origination service being rendered. We then recognize revenue from fees collected from loan origination services. The fees are simultaneously deducted from loan proceeds upon transfer of funds from lenders and remitted to our account on the same day. In most cases, the fees will be in our account on the same day or next business day but occasionally may take up to three business days due to bank or internal processing delay. The fees are not refundable. We retain borrowers’ loan records in our system as a part of their credit profile and for reference in their future financing applications.

Step 5: Post-Funding Supervisory

After the debt financing is provided to the borrower, the guarantor monitors the borrower’s performance and provides the platform with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. The guarantor initially monitors and examines the borrower’s performance within one month after the loan is provided to the borrower. For longer-term loans, the guarantor conducts additional rounds of examination every two months after the first round. If no material changes are found, a Post-Funding Supervisory Report is provided to the company within five business days after the examination. Although since the inception of the platform there have been no credit events giving rise to the possibility of a borrower default, we expect that if a guarantor recognizes a credit event with any material changes that could potentially result in a negative turn in a borrower’s financial standing and ability to repay its loan, the guarantor will notify us immediately, or at least within the same day, so that our management can take prompt action to minimize the risk of non-payment. We do not expect any significant impact on the risk reserve fund since we have a process in place for payment from the fund and reimbursement to the risk reserve fund. In the event of any negative credit event, our management will determine the proper action to take to avert or minimize the risk of non-payment. One week before the loan is due, the risk control department informs Jiangxi Bank (China PnR prior to July 2017), our third-party cooperative partners and the borrower and supervise the repayment of the loan.

Step 6: Collections

Towards the end of each loan term, we provide repayment service to ensure loan repayment process is handled smoothly through our online platform. All loans originated through our online platform are repaid through our online platform and the terms are agreed upon at the time of the original loan agreement. When loans are near its maturity, our team will typically send our notices to borrowers via several means to remind them of the repayment deadlines. We will then calculate the amounts to be repaid by borrowers, including the principals, accrued interests and service charges, and provide repayment notices to borrowers 7 days before the maturity day. On the maturity day, borrowers log onto their accounts opened with our online platform, transfer funds into their depository accounts in Jiangxi Bank’s depositary system, and process the repayment through our online system. When the borrower repays the loan to Jiangxi Bank, they deposit the loan repayment management fee along with the principal loan amount and interest. Jiangxi Bank then disburses the principal loan amount and interest back to the investor and remits the repayment management fee to us.

The use of our online system is a part of our service provided in connection with the repayment process. Borrowers authorize our platform to send instructions to Jiangxi Bank’s fund depositary system, which, following pre-established rules, deduct calculated repayment amounts from borrower’s depositary accounts and transfer the funds to lender’s depositary accounts. We also help with making arrangement with release of liens or collateral if applicable. Our system closely monitors the whole repayment process and solves any issues promptly to ensure the repayment proceeds arrive at lender accounts in a timely and accurate manner. It’s only up to this point that we consider our loan repayment service has been rendered, we then recognize revenue for repayment services upon the completion of the repayment services. Once loans are successfully repaid, we also retain borrowers’ repayment records through our online platform for a minimum of 3 to 5 years per regulatory requirement, as part of their credit profile and for reference in their future financing applications such as loan amount to be granted or interest rate charged.

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Our platform is capable of monitoring and tracking payment activity. With built-in payment tracking functionality and automated missed payment notifications, the platform allows us to monitor the performance of outstanding loans on a real-time basis. Although we are not exposed to credit risks, we assist the investors in collection as a service to the investors.

In the event of a non- or partial repayment of a loan by the borrower, the third party guarantor will primarily be responsible for the payment of the outstanding amount.

In the event the third party guarantor defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below) and then commence our collection proceedings. We may assist the guarantor with the sale or auction of collateral or directly initiate actions to recover payment from the guarantor and/or borrower.

Though there have been few cases since our platform’s inception where borrowers prepaid their loans, there are prepayment terms available in our agreement with borrowers and investors. If the borrowers prepay within 8 days before loan maturity, they still need to pay the full interests accrued as if the loans were repaid at the end of the loan term, which amounts are specified in the agreement when entered. If the borrowers prepay more than 8 days (inclusive) before loan maturity, they need to pay interests accrued up to the date of prepayment plus extra three days’ interests to the investors. In either case, however, according to our agreement, the borrowers would still be obligated to pay our platform the full amount of the loan repayment management fee as if the loans were repaid at the end of the loan term.

Third Party Cooperative Partners Guarantees

Our cooperative partners are party to cooperation agreements. The performance by the cooperative partner is unconditional pursuant to the terms and conditions of the cooperation agreement.

Our management has been in the lending business for more than a decade and has established a network of industry resources including access to many financing guarantors who know many potential borrowers. Since inception in 2013, our online platform has established good brand awareness in the industry and some guarantors come to us proactively. We typically select qualified and sizable guarantors as our platform’s cooperative partners. They refer borrowers to us and assume financing guarantee responsibility. Factors we consider when selecting a cooperative guarantor include its license and qualification, total assets, business process, risk control capability and credit status etc. We conduct an Offline Anti-Fraud Investigation of guarantors by reviewing their credit history, legal disputes, and/or using third-party verifications. However we do not perform a credit assessment of the guarantors like we perform for borrowers, therefore there are no underlying credit ratings for third-party guarantors. We will also conduct on-site due diligence and sign a cooperative agreement with the guarantor including acceptable methods of liens and collaterals. After that, the guarantor can start referring borrowers to our platform and provide loan guarantee. Guarantors usually charge a separate fee for their loan guarantee service. Guarantors will sign a separate loan guarantee agreement with borrowers and upon receipt of loan proceeds, borrowers will pay guarantors a separate guaranty fee, which is usually around 2% of the loan principal. This arrangement is made offline between the guarantors and borrowers.

Cooperative partners provide investigative reports on the veracity and credit condition of the borrower for every financing project being recommended. After the debt financing is provided to the borrower, the cooperative partner will monitor the borrower’s performance and will provide the platform with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. For the financing project, which the cooperative partner has recommended, and has provided the guaranty, the cooperative partner will deposit a certain proportion of the loan into risk reserve fund, thereby fulfilling its duty with a cash deposit. The cooperative partner provides a guaranty letter/guaranty agreement for the financing project it has recommended, providing guaranty for the timely repayment of loans. The terms provided by the cooperation partner are the same terms offered by third-party guarantors who the borrower may propose to guarantee its loan.

Third Party Creditor Loan Assignment Process

The process described above also applies to third-party creditors (“Creditor Partner(s)”) that seek to sell their rights as creditors on third-party loans with borrowers who are not borrowers on our platform (“Original Borrowers”). This service generated revenues in the amount of $493,975 and $284,280 in 2016 and 2015, respectively, and $176,271 in the first half of 2017. Since the inception of the platform, no Original Borrower or Creditor Partner has defaulted on any loan payments, which would have required disbursement of funds from the risk reserve fund. In the loan assignment process, Creditor Partners assume the role of borrowers on our platform and revenues are recognized following the same revenue recognition policy as to other borrowers, which are classified under Revenues on our Income Statement. While the transaction process for Creditor Partners is largely similar to those for individuals and SME borrowers, there are certain procedural differences, as follows:

Step 1: Online Application Submission and Initial Assessment

Similar to individual and SME borrowers, Creditor Partners are required to open an account with us and send us the application materials before a third party loan may be listed and sold on our platform. These Creditor Partners are usually the third party cooperative partners discussed above, who refer borrowers to our platform and provide loan guarantee. As we have established cooperative relationships with these Creditor Partners, a prior determination has already been made that they have met our minimum requirements and no additional verification is conducted during the application process. Nonetheless, we re-evaluate these partners’ creditability from time to time, usually every one to three months.

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Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Since these Creditor Partners use our platform in order to transfer their rights on third party loans that were made outside of our platform, they are responsible for conducting their own due diligence investigation into the Original Borrower’s credit-worthiness. Nonetheless, our risk control department conducts its own due diligence on the creditor’s rights sought to be sold and the Original Borrower’s credit-worthiness, using the same standards discussed above. As part of this process, our risk control department reviews the loan contract between the Creditor Partner and the Original Borrower to determine whether the Original Borrower has agreed to the proposed sale of creditor’s rights. We contact the Original Borrower directly to ensure that they have received notice of proposed sale from the Creditor Partner.

Step 3: Approval

Once the Creditor Partner is approved, we categorize the partner’s credit facility into one or more of the loan products discussed under “Step 3: Approval” above and post the loan on our platform. Investors will then have access to information regarding the Original Borrower, the rights that are being transferred, the collateral that secures the amounts borrowed, if any, and other details related to the right to transfer. We will also post the Creditor Partner’s “letter of promise,” which promises that they will guarantee the loans and require them deposit 2% to 5% of the loan amount into the risk reserve fund as usual.

Once a credit facility is accepted by an investor, our platform automatically prepares the necessary assignment documents for online execution by the parties.

Steps 4 to 6; Funding, Post-Funding Supervisory and Collections

The procedures of Funding, Post-Funding Supervisory and Collections are similar with those discussed above for individuals and SME’s. However, because the Creditor Partners usually have a high credit-rating due to their pre-established cooperative relationship with us, we do not require them to provide additional guarantees when they seek to sell their creditor rights on our platform. Therefore, in the event the Original Borrower defaults and the Creditor Partner also defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below).

Fees

For our services that match investors and borrowers through our online platform, we typically charge borrowers and Creditor Partners a loan origination service fee between 1.5% to 3% of the loan amount facilitated by us (or proceeds of sale of the creditors’ rights, as the case may be) depending on, among other things, the duration of the loan. The loan origination service fee is payable when the borrowers or Creditor Partners receive the loans (or in the case of Creditor Partners, the proceeds of the sale of their creditors’ rights) in their accounts with Jiangxi Bank (or China PnR prior to July 2017), which will separate the loan origination service fee from the loan amount (or proceeds of sale, as the case may be) and send it to our account. Additionally we charge a separate fee from borrowers for each loan repayment facilitated by us, which is based on an agreed upon percentage around 0.3% on the borrowing times the duration of the loan. The loan repayment management fee is payable when the borrower or Creditor Partner repays its loan. In a transaction involving the sale of a Credit Partner’s creditor’s rights, the amount of fees charged to the Credit Partner is the same as that charged to a borrower. In addition to the loan amount, they would have to deposit the repayment management fee to their accounts with Jiangxi Bank, which will send the loan repayment to the investors’ accounts and repayment management fee to our account. Currently, we do not charge any service fees to our investors.

Risk Management

Traditional risk management tools and the types of consumer finance data available in developed economies, such as widely available consumer credit reporting services, are currently at an early stage of development in China. We believe our risk management capabilities provide us with a competitive advantage in attracting capital to our marketplace by providing investors with the comfort that they are investing in high quality loans through a sustainable marketplace.

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We primarily manage credit risk on behalf of the investors by doing the following:

i.	We evaluate the borrower’s repayment ability utilizing our pre-transaction credit and fraud detection assessment using our big data credit assessment system. Our risk management model utilizes big data capabilities to automatically evaluate a borrower’s credit characteristics. Potential borrowers who do not meet our credit assessment grade will be denied loans.

ii.	We offer a risk reserve fund which is 2-5% of all the credit extended to the borrowers.

iii.	Each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan, except for the third party loan assignment, in which case Creditor Partners seek to sell their rights as creditors on third party loans with borrowers who are not borrowers on our platform. Since these Creditor Partners are usually our third party cooperative partners with pre-established cooperative relationship with us, we do not require them to provide a third party guarantor when they seek to sell their creditor rights on our platform. They will provide a “letter of promise,” which promises that they will guarantee the loan if the Original Borrower defaults and we require them to deposit 2% to 5% of the loan amount into the risk reserve fund as usual.

Risk management is the core task in the financial activities in which we engage. Our risk management department functions independently, creates detailed risk management policies, loan management rules, and operation manuals. The risk management department provides an independent expert assessment on the borrowers’ credentials in accordance with our loan policy and resolutely denies the applications of unqualified borrowers.

Credit review is a key part of risk management. The risk management department evaluates every application carefully without being affected by any subjective considerations. Determining the borrower’s credentials is a key principle in the credit review. With respect to an individual borrower’s loan application, the risk management department utilizes the risk management model for individual credit loans, and this model both realistically and effectively establishes 440 assessment points for comprehensive evaluations. Weighing different factors, this model requires the individual borrower to reach a threshold of 550 points in order to qualify for personal loans.

For business loans, the risk management department is required to perform on-site visits, inspect the business’ operating conditions, financial condition, use of loan proceeds, and the business owner’s individual reputations, among other factors. The risk management department first provides a risk assessment report and then approves a loan with respect to the underlying project.

In the internet era, our platform utilizes a third-party credit assessment system for our personal loan business. The borrower’s true financial condition and credit history provided by third-party credit assessment agencies greatly assist our evaluation of the borrower’s loan application. An important role of the risk management in the financial business is to minimize the risk of investor’s investment and to protect the safety of the platform.

A key aspect of the Company’s risk management is the full-tracking risk management. As a basic requirement of loan management, the risk management department sets up three management modules: pre-lending, during-lending, and post-lending. “Pre-lending management” emphasizes due diligence, including on-site inspections in order to obtain first-hand materials. “During-lending management” emphasizes standardized operations and execution of operating procedures according to the contract in order to avoid omissions or mistakes. “Post-lending management” emphasizes pre-warning mechanism and implements all-around debt collection mechanism for post-due debt, including on-site inspection, account review, control of material assets, exposure of delinquent activities, and legal recourse of litigation in order to protect the investor’s rights.

After the debt financing is provided to the borrower, the guarantor will monitor the borrower’s performance and will provide the platform with the feedback on the borrower’s credit condition, contract performance and debt repayment capabilities. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

Finally, if enforcement action needs to be taken, we assist the investors in taking all legal recourse against the defaulted party. As an intermediary between the borrower and the investor, we deem ourselves to be independent from the debtor-creditor relationship and do not believe that we are a proper party to any lawsuits arising from the borrowers’ and/or guarantors’ defaults. However, we may offer necessary assistance to the investors, such as by disclosing the information of the borrowers and/or guarantors, provided that such disclosure is permitted under any relevant agreement and pertinent laws.

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Risk Reserve Fund

In order to better protect our investors’ interests, we have established a risk reserve fund which is generally equivalent to 2% to 5% of all credit extended to borrowers. The determination of the reserve fund ratio is made by referencing the overdue default loan data for the industry in which the borrower operates its business. Our risk control department starts with the industry default loan data and credit trend then adjusts it appropriately with information collected from current and past borrower profiles in the same industry on our platform, also taking into consideration communications with and updates from guarantors including changes in guarantee fees they charge borrowers and other measures they would take in providing guarantees. Based on the research results, the risk control department then sets the reserve fund ratio for the industry and reviews and adjusts it dynamically if needed from time to time, usually every quarter to six months. The risk reserve account is currently maintained with Jiangxi Bank and China Construction Bank. Under our risk reserve fund arrangement, if a loan is delinquent for a certain period of time, usually within three business days, we will withdraw a sum from the risk reserve fund to repay the investor.

Prior to an application for credit being made on our platform, the borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrower if the loan is paid in full at maturity.

In the event that a borrower defaults in repaying the loan when it is due, we advise the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount with interest and penalty at a rate of 0.06% per day from the risk reserve fund to repay investors within three business days.

When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. When deciding to draw upon the reserve fund to pay back an investor, we calculate the reserve fund to determine whether there are sufficient funds to repay. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. We notify investors and the third-party guarantors, or Creditor Partner, as the case may be, via website, text messages, email and then we implement a pre-set payment plan with the investors for each overdue loan transaction in which they receive their corresponding pro rata distribution of the reserve fund. In case of a default by a borrower, the investor bears the risk of not receiving a timely repayment or an investment failure, and the cooperative partners, through a series of protective measures, protect the investors’ interest to the maximum possible degree. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount, which will be recorded as part of the balance of the risk reserve fund liability on our balance sheet. According to our Intermediary Service Agreement signed for each loan between the borrower, investors, and the platform, the interest and penalty are paid to investors for the period between the time of a borrower default and the time of a risk-reserve-fund repayment. After the repayment is withdrawn from the risk reserve fund, the guarantor is responsible for collecting loan repayments from the borrower and re-contributing funds to the risk reserve fund. Thus, the guarantor is entitled to the interest and penalty for this period of time.

Since the inception of the platform, no borrower has defaulted on any loan payments. All investors through the platform have timely received repayment of their investment funds. Our platform has not used the reserve fund to advance the repayment to investors, and our cooperative partners have not had to advance any payments as part of their obligation as guarantors.

As a transaction intermediary, we do not assume credit risk for the loans facilitated through our online platform and our risk reserve liability is limited to the balance of risk reserve fund that the borrowers or guarantors deposit with us. When loans that are facilitated through our online platform default, we do not record loan loss on our consolidated financial statements and if we use risk reserve fund to repay investors, we will make a footnote disclosure to risk reserve fund on withdraws for delinquent loans and subsequent reimbursements by borrowers or guarantors if any.

In March 2017, the Office of Task Force Responsible for Special Rectification of Risks in Internet Finance in Beijing issued Notice for Factual Acknowledge by and Rectification of Online Lending Information Intermediaries in Beijing (the “Notice”), pursuant to which, P2P platforms in Beijing are prohibited from setting up risk reserve fund or security fund for the purpose of providing guarantees to loans or promoting to investors regarding such types of funds. P2P platforms in Beijing have the same transition period to be compliant with the Notice as set forth in the Interim Measures.

Our PRC legal counsel has advised us that the Notice is still subject to further clarification and implementation measures for its enforcement, such as a clear definition of the risk reserve fund, and we believe P2P platforms in Beijing are prohibited from setting up and promoting risk reserve funds by committing their own capital. Our platform, however, sets up the risk reserve fund by requiring borrowers and/or guarantors to contribute their capital equal to 2% to 5% of the loan amount. We have not stopped requiring contributions from borrowers and guarantors to the risk reserve fund, but we have stopped advertising the establishment of risk reserve funds on the platform. As a result, we do not believe we are in violation of the Notice and there is currently no communication from regulatory agencies regarding such violation. We have not distributed a formal notice to our existing borrowers and/or guarantors about the regulations as the Notice is widely known, and it is expected that participants in this industry are aware of the Notice. If it is determined that we are in violation of the Notice, we would return the existing risk reserve contributions within the time frame provided by the regulatory agency. If there is no such time frame provided or required, we expect we would return the contributions in cash to our borrowers and guarantors within 3 to 5 business days or as soon thereafter as practicable.

As of June 30, 2017, our risk reserve fund was approximately RMB 68.31 million ($10.01 million).

Information Technology & Cyber Security

Information technology is an important component of an internet company. We have an expert team possessing a depth of technical know-how and expertise, and we have carefully assembled a team of experts to operate the platform, communicate via the network, and for system maintenance.

Our technology team consists of three major working groups, responsible for different technical areas but at the same time mutually supportive of one another’s tasks. The structure working group is responsible for developing the system’s source code and constituting the system’s structure to meet the business needs. The testing working group is responsible for the necessary testing of the already developed operable system in order to examine its reliability and user’s experiences, thereby providing testing data and implementing needed modifications to the operating system. The operation maintenance working group is responsible for the necessary maintenance and inspection of the website’s technical system, including building fire wall, placing patches, preventing hackers’ attacks, thereby ensuring the normal operation of the system.

Our technology department has established a comprehensive system for managing web technology. To prevent external infiltration and theft of data and other illegal activities, we have established three levels of prevention mechanisms, thereby effectively implementing preventions from physical, technical, and authorization aspects.

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Our system security protection is implemented from protective archiving and evaluation based on levels of information system security, disaster recovery, and information security. First, we have already entered into a cooperation agreement with Alibaba Cloud Computing, ensuring that the servers used on our platform are well protected and maintained. With respect to the data security on the platform’s computers, besides backing up all data with Alibaba Cloud Computing, our platform also backs up all operation data in order to prevent any data loss and ensure the reliable and prompt reading and retrieving data, therefore guaranteeing the normal operation of the platform.

As a platform used by both investors and borrowers, we have established an emergency response mechanism in the event of an emergency and built a back-up database in order to restore the platform’s operations and minimize downtime of the platform.

Our Products

As discussed above, we categorize the borrower credit facility into one or more loan products and post it on our platform. Those products include Xin Shou Zhuan Qu, Cai Fu Hui, Zun Xiang, Hui Ji Hua, You Xuan Zhai Quan, Zhai Quan Zhuan Rang and Hui Xiao Fei. For more detail regarding these products, please refer to the table listed under the “Step 3: Approval” of the transaction process.

Customers

Our customers comprise mainly Chinese individuals and SMEs. All of our investors are individuals while our borrowers include both individuals and SMEs. Our SME borrower clients are mainly from the heavy industry, wholesale, public transportation and restaurant industries. No one customer or group of customers’ accounts for 10% or more of our revenue. For the six months ended June 30, 2017, SME borrowers and individual borrowers accounted for approximately 84% and 16% of the loan amounts facilitated through our platform, respectively.

Currently, most of our investors are in Shanghai, Shandong, Inner Mongolia, Anhui and Henan provinces, and most of our borrowers are currently in Shandong province. US-based investors and borrowers are prohibited from borrowing funds or being investors. Prospective borrowers and investors must be Chinese citizens to register for an account and submit applications through our platform. Our “Registration Agreement” also requires that each investor represents it is a Chinese citizen when they register online. All of our current borrowers are referred to us by our guarantors, whose businesses operate only in Mainland China.

Marketing

The borrowers are made known to us primarily via two means, our own platform and referrals from third party guarantors. The general public may get access to our platform and submit a borrower profile online. We also obtain borrowers through referrals from financial institutions we partner with. As of July 30, 2017, we have entered into cooperation agreements with 15 cooperative partners, including four pawn shops, three guaranty companies, a micro-loan company, an asset management company, an information technology company, an investment consulting company, a technology company, an investment management company, a financial services company, and technology development companies. Besides online investors, we also attract investors through cooperative relationships with institutions. To obtain investors more efficiently, Benefactum Beijing has entered into co-operative agreements with third-party referral service providers, pursuant to which those service providers will refer potential investors to Benefactum Beijing while Benefactum Beijing will pay those service providers service fees based on the value of loans those referred investors actually lend through Benefactum Beijing.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns, as our individual borrowers typically use their borrowing proceeds to finance their personal consumption needs. For example, we generally experience lower transaction value on our online consumer finance marketplace during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. While our rapid growth has somewhat masked this seasonality, our results of operations could be affected by such seasonality in the future.

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Employees

As of June 30, 2017, we have 149 employees, located in Shanghai, Beijing and in Shandong province in China. The following table sets forth the number of our employees by function as of the same date:

Functional Area	Number of Employees	% of Total
Senior management	3	2.01%
Product and service	12	8.05%
Marketing	11	7.38%
Human resources and administrative	19	12.75%
IT	57	38.26%
Accounting	6	4.03%
Legal	3	2.01%
Risk management	17	11.41%
Operations	21	14.09%
Total	149	100%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Competition

The online financial platform industry in China is intensely competitive. In light of the low barriers of entry in this industry, more players may enter this market which would result in increased competition. We anticipate that more established internet, technology and financial services companies that possess large, existing user bases, substantial financial resources and established distribution channels may enter the market in the future. Based on our research conducted in the database of Wang Dai Zhi Jia (www.wdzj.com), a third-party information platform that specializes in providing information in China’s internet finance industry, we believe the following companies are our major competitors in the various business segments set forth below:

Shanghai Lujiazui International Financial Assets Trading Market Inc. (“Lujinsuo”)- Lujinsuo is the only financial assets trading information service platform that runs its business through the trading platform of the State Counsel of China. It provides investment and financing services to SMEs and individuals. As of June 30, 2017, it had approximately 31.2 million registered users. Lujinsuo offers what is known as “financial instruments beneficial rights transfer” information services to financial and non-financial companies. This is a process in which the borrowers (usually companies) pledge their bank acceptance bills, and then transfer the beneficial interests to investors. Lujinsuo’s role is an informational intermediary between the holders of bank acceptance bills and the investors.

Yirendai Ltd.(“Yirendai”) – Yirendai is a leading online consumer financial platform in China connecting investors and individual borrowers. According to Yirendai reports, they facilitated RMB 47.41 billion ($7.00 billion) in loans from their inception in March 2012 through June 30, 2017. According to the database of Wang Dai Zhi Jia, Yirendai facilitated RMB 3.22 billion (approximately $473 million) in loans in June 2017 and was ranked 10 in the industry. Leveraging the extensive experience of their parent company CreditEase, they have large client bases consisting of underserved investors and individual borrowers in China.

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Kaixindai Financing Service Jiangsu Co., Ltd. (“Kaixindai”) – Co-founded by China Development Bank, Kaixindai is a state-owned internet finance platform that aims at providing safe, stable and convenient internet lending intermediary services to SMEs and individuals. It facilitated RMB 41.88 billion (approximately $6.16 billion) in loans from December 2012 through June 2017. According to Wang Dai Zhi Jia, Kaixindai facilitated RMB 581.42 million (approximately $85.46 million) in loans in June 2017 and ranked 64 in the industry.

We also compete with other financial products and companies that attract borrowers, investors or both. With respect to borrowers, we compete with other online financial platforms and traditional financial institutions, such as financing business units in commercial banks, credit card issuers and other financing companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts and real estate.

Intellectual Property

Trademark

Our business is dependent on a combination of trademarks, trademark application, trade secrets and industry know-how, copyright and patent, in order to protect our intellectual property rights. We have submitted trademark and patent applications for “Benefactum Beijing” in mainland China.

Set forth below is a detailed description of our trademarks under application.

Country	Trademark	Application Number	Classes*	Status
Mainland China		19915412	9	In process
Mainland China		19915413	35	In process
Mainland China		19915414	36	In process
Mainland China		19915415	38	In process
Mainland China		19915411	42	In process
Mainland China		16773973	36	Approved
Mainland China		16774073	36	Approved
Mainland China		17945485	36	Approved
Mainland China		19915410	38	In process
Mainland China		22745837	9	In process
Mainland China		22746011	35	In process
Mainland China		22745940	42	In process
Mainland China		22746083	45	In process
Mainland China		23328481	36	In process

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* Classes

Class 9

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

Class 35

Advertising; business management; business administration; office functions.

Class 36

Installment loans; capital investment; financial loans; financial evaluation (insurance, banking, real estate); financial service; financial management; mortgage loan; financial analysis; financial consultation; fund investment.

Class 38

Telecommunications services; chat room services; portal services; e-mail services; providing user access to the Internet; radio and television broadcasting.

Class 42

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer programming; installation, maintenance and repair of computer software; computer consultancy services; design, drawing and commissioned writing for the compilation of web sites; creating, maintaining and hosting the web sites of others; design services.

Patent

As of the date of this prospectus, we have submitted ten patent applications. Set forth below is a detailed description of our patents under application.

Country	Patent	Application Number	Type	Status
Mainland China	The Certifying System, Device and Method that Are Based on the Random Instructive Distribution	201610401023.2	Invention	In process
Mainland China	The Certifying System that Are Based on the Random Instructive Distribution	201620551196.8	Utility model	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Method, System and Device	201610401213.4	Invention	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Device	201620551307.5	Utility model	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing System	201610441383.5	Invention	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing Device	201610441834.5	Invention	In process
Mainland China	Physical Information Random Verification Block-Chain Secured Method, System and Device	201610472450.X	Invention	In process
Mainland China	The Certifying System, Device and Method that Are Based on the Local Node Random Instructive Distribution	201610479798.1	Invention	In process
Mainland China	A Block Chain Consensus and Synchronization Method, System and Device	201610501761.4	Invention	In process
Mainland China	Asymmetrical Encrypted Block Chain Identification Verification Method and Device	201610413635.3	Invention	In progress

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In addition, Benefactum Beijing operates an electronic online financial platform at our website www.hyjf.com.

Copyright

As of the date of this prospectus, we have registered with the National Copyright Administration of China six pieces of our artwork and received a Copyright Certificate for each of them. Set forth below is a detailed description of our copyrights.

Artwork Copyright

Country	Name of Work	Work	Registration Number	Type
Mainland China	Hui Ying Jin Fu (Whale)		2016 – F – 00288618	Artwork
Mainland China	Hui Ying Jin Fu APP		2016 – F – 00288617	Artwork
Mainland China	Jin Ding Hui Ju		2016 – F – 00337813	Artwork
Mainland China	Si Hai Yi Xin		2016 – F –00337814	Artwork
Mainland China	Zhong Guo Jin Kong		2016 – F – 00338579	Artwork
Mainland China	Hui Ju Tian Xia		2016 – F – 00338580	Artwork

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Software Copyright

Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Hui Ying Jin Fu Financial Investment Platform	January 19, 2016; August 4, 2016	2016SR205944	Computer software

Mainland China	Hui Ying Jin Fu Investment Management System (WeChat version)	June 28, 2016; August 18, 2016	2016SR224313	Computer software

Mainland China	Hui Ying Jin Fu Mobile Client Access Software (Android)	March 20, 2016; August 18, 2016	2016SR224323	Computer software

Mainland China	Hui Ying Jin Fu Mobile Client Access Software (ios)	March 20, 2016; August 1, 2016	2016SR199404	Computer software
Mainland China	Hui Ying Jing Fu Internet Lending Information Intermediary Platform	January 19, 2016 May 4, 2017	2017SR156792	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform(Android)	March 20, 2016 May 4, 2017	2017SR156783	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform (IOS)	March 20, 2017 May 4, 2017	2017SR156674	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform (WeChat version)	June 28, 2016 May 5, 2017	2017SR160200	Computer software
Mainland China	Hui Ying Jin Fu Information Data Management System	August 10, 2016 April 20, 2017	2017SR126893	Computer Software
Mainland China	Jin Rong Zhi Nan Intelligent Information Consulting Services Platform	December 28, 2016 April 20, 2017	2017SR126888	Computer Software

Domain Name

Benefactum Beijing has two domain names, www.hyjf.com and www.huiyingdai.com. Both domain names lead to one website,www.hyjf.com, and they have the same ICP Record No.: 13050958.

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Benefactum Beijing registered its website, www.hyjf.com, with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015.

However, on August 17, 2016, The Interim Measures for the Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”) were promulgated with immediate effect and require all peer-to-peer lending platforms to apply for value-added telecommunications business licenses in accordance with the relevant provisions of telecommunications authorities after filing with a local financial regulator. Although the Interim Measures took effect on August 17, 2016, peer-to-peer platforms were given up to 12 months to adjust their practices to comply with them. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. For more details, please see “Regulations - Regulations on Value-Added Telecommunication Services” and “Regulations on Peer-to-Peer Lending Service Provider”).

Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

As an online financial platform connecting investors with individual borrowers, we are regulated by various government authorities, including, among others:

•	the Ministry of Industry and Information Technology, or the MIIT, regulating the telecommunications and telecommunications-related activities, including, but not limited to, the internet information services and other value-added telecommunication services;

•	the People’s Bank of China, or the PBOC, as the central bank of China, regulating the formation and implementation of monetary policy, issuing the currency, supervising the commercial banks and assisting the administration of the financing;

•	China Banking Regulatory Commission, or the CBRC, regulating financial institutions and promulgating the regulations related to the administration of financial institutions.

•	the Ministry of Public Security, taking the lead in security supervision of the internet services of internet lending information intermediaries, and penalizing violations of laws and regulations on network security, and cracking down on financial crimes and relevant crimes involved in internet lending.

•	the State Internet Information Office, supervising financial information services and the content of internet information.

Regulations Relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, the MOFCOM published a discussion draft of the proposed Foreign Investment Law for public review and comments. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

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The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also by using the standard of “actual control.” The draft specifically provides that entities established in China, but “controlled” by foreign investors will be treated as FIEs (“Foreign Invested Enterprises”). Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

The draft emphasizes on the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

In September 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) published The Decision on Amending Four Laws including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”). According to the Decision, one provision is added to the Foreign Invested Enterprise Law, Sino-Foreign Joint Venture Law, Sino-Foreign Cooperative Enterprise Law and the Law on Protection of Investment by Taiwanese Compatriots. Under this new provision, foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority. This Decision means that the existing “case-by-case” approval regime has been changed to a “filing or approval” procedure for non-“negative list” foreign investments in China.

In October 2016, the Interim Measures for the Filing Administration for the Establishment and Change of Foreign Invested Enterprises were approved by the Ministry of Commerce’s Office Meeting upon consideration and are being implemented.

The draft is now open for public review and comments. It is still uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. When the Foreign Investment Law becomes effective, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. See “Risk Factors—Risks related to Doing Business in China—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law”.

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Industry Catalog Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the MOC and the National Development and Reform Commission. Industries listed in the Catalog are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations.

Our PRC subsidiary, Benefactum Shenzhen is mainly engaged in providing investment and financing consultations and technical services, which fall into the “encouraged” or “permitted” category under the Catalog. Benefactum Shenzhen has obtained all material approvals required for its business operations. However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are restricted from foreign investment. We provide the value-added telecommunication services that are in the “restricted” category through our consolidated variable interest entity, Benefactum Beijing.

Regulations on Loans between Individuals

The PRC Contract Law governs the formation, validity, performance, enforcement and assignment of contracts. The PRC Contract Law confirms the validity of loan agreement between individuals and provides that the loan agreement becomes effective when the individual lender provides the loan to the individual borrower. The PRC Contract Law requires that the interest rates charged under the loan agreement must not violate the applicable provisions of the PRC laws and regulations. In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court on August 6, 2015, or the Private Lending Judicial Interpretations, which came into effect on September 1, 2015, private lending is defined as financing between individuals, legal entities and other organizations. When private loans between individuals are paid by wire transfer, through online peer-to-peer lending platforms or by other similar means, the loan contracts between individuals are deemed to be validated upon the deposit of funds to the borrower’s account. In the event that the loans are made through an online peer-to-peer lending platform and the platform only provides intermediary services, the courts shall dismiss the claims of the parties concerned against the platform demanding the repayment of loans by the platform as guarantors. However, if the online peer-to-peer lending service provider guarantees repayment of the loans as evidenced by its web page, advertisements or other media, or the court is provided with other proof, the lender’s claim alleging that the peer-to-peer lending service provider shall assume the obligations of a guarantor will be upheld by the courts. The Private Lending Judicial Interpretations also provide that agreements between the lender and borrower on loans with interest rates below 24% per annum are valid and enforceable. As to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and so long as such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment. If the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. A certain percentage of the loan transactions facilitated over our platform are between individuals currently. The fixed interest rates for the term loans on our platform currently range from 6.5% to 12%.The transaction fee rates we charge borrowers for our services range from 1.5% to 3%. The interest rate component, which is stipulated in the loan agreements, does not and is not expected to exceed the mandatory limit for loan interest rates. In addition, Private Lending Judicial Interpretations also provide that when a private lending contract is necessary for the purposes of production and business operations between legal persons, other organizations or between a legal person and other organization, unless circumstances under Article 52 of the Contract Law of the People's Republic of China and Article 14 of Private Lending Judicial Interpretations exist, if the party claims that the private lending contract is valid, the People's Court shall uphold such claim.

Pursuant to the PRC Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of the creditor’s rights, the assignee is entitled to the creditor’s rights and the debtor must perform the relevant obligations under the agreement for the benefit of the assignee. We operate a secondary loan market on our platform where investors can transfer the loans they hold to other investors before the loan reaches maturity. To facilitate the assignment of the loans, the loan agreement applicable to the lenders and borrowers specifically provides that a lender has the right to assign his/her rights under the loan agreement to any third parties and the borrower agrees to such assignment.

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In addition, according to the PRC Contract Law, an intermediation contract is a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays the intermediary service fees. Our business of connecting investors with individual borrowers may constitute intermediary service, and our service agreements with borrowers and investors may be deemed as intermediation contracts under the PRC Contract Law. Pursuant to the PRC Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary conceals any material fact intentionally or provides false information in connection with the conclusion of the proposed contract, which results in harm to the client’s interests, the intermediary may not claim for service fees and is liable for the damages caused.

Regulations on Illegal Fund-Raising

Raising funds by entities or individuals from the general public must be conducted in strict compliance with applicable PRC laws and regulations to avoid administrative and criminal liabilities. The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations promulgated by the State Council in July 1998, and the Notice on Relevant Issues Concerning the Penalty on Illegal Fund-Raising issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. The main features of illegal public fund-raising include: (i) illegally soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without obtaining the approval of relevant authorities, (ii) promising a return of interest or profits or investment returns in cash, properties or other forms within a specified period of time, and (iii) using a legitimate form to disguise the unlawful purpose.

To further clarify the criminal charges and punishments relating to illegal public fund-raising, the Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, which came into force in January 2011. The Illegal Fund-Raising Judicial Interpretations provide that a public fund-raising will constitute a criminal offense related to “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all the following four criteria: (i) the fund-raising has not been approved by the relevant authorities or is concealed under the guise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and SMS advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind and other forms; and (iv) the fund-raising targets at the general public as opposed to specific individuals. An illegal fund-raising activity will be fined or prosecuted in the event that it constitutes a criminal offense. Pursuant to the Illegal Fund-Raising Judicial Interpretations, an offender that is an entity will be subject to criminal liabilities, if it illegally solicits deposits from the general public or illegally solicits deposits in disguised form (i) with the amount of deposits involved exceeding RMB1,000,000 (approximately $146,985), (ii) with over 150 fund-raising targets involved, or (iii) with the direct economic loss caused to fund-raising targets exceeding RMB500,000 (approximately $73,493), or (iv) the illegal fund-raising activities have caused baneful influences to the public or have led to other severe consequences. An individual offender is also subject to criminal liabilities but with lower thresholds. In addition, an individual or an entity who has aided in illegal fund-raising from the general public and charges fees including but not limited to agent fees, rewards, rebates and commission, constitute an accomplice of the crime of illegal fund-raising. In accordance with the Opinions of the Supreme People’s Court, the Supreme People’s Procurator and the Ministry of Public Security on Several Issues concerning the Application of Law in the Illegal Fund-Raising Criminal Cases, the administrative proceeding for determining the nature of illegal fund-raising activities is not a prerequisite procedure for the initiation of criminal proceeding concerning the crime of illegal fund-raising, and the administrative departments’ failure in determining the nature of illegal fund-raising activities does not affect the investigation, prosecution and trial of cases concerning the crime of illegal fund-raising.

We have taken measures to avoid conducting any activities that are prohibited under the illegal-funding related laws and regulations. We act as a platform for borrowers and investors and are not a party to the loans facilitated through our platform. In addition, we do not directly receive any funds from investors in our own accounts as funds loaned through our platform are deposited into and settled by a third-party online payment service Hui Fu Tian Xia Limited Company.

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Regulations on Peer-to-Peer Lending Service Provider

In July 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines to Promote the Healthy Growth of Internet Finance (the “Guidelines”), which identified the CBRC as the supervisory regulator for the online lending industry. According to the Guidelines, online marketplace lending platforms shall only serve as intermediaries to provide information services to borrowers and investors, and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platforms, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

In August 2016, the CBRC, the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated the Interim Measures. Apart from what had already been emphasized in the Guidelines and other previously released guidance, the Interim Measures include (i) general principles; (ii) filing administration; (iii) business rules and risk management guidelines; (iv) protection measures for investors and borrowers; (v) rules on information disclosure; (vi) supervision and administrative mechanisms; and (vii) legal liabilities.

Under the general principles and filing administration sections, the Interim Measures provide that online lending intermediaries shall not engage in credit enhancement services, direct or indirect cash concentration or illegal fundraising. The sections also stipulate a supervisory system and list the administrative responsibilities of different supervisory authorities, including the CBRC and its local counterpart and local financial regulators. Furthermore, these sections require online lending intermediaries to file with the local financial regulators, to apply for value-added telecommunications business licenses thereafter in accordance with the provisions of the relevant telecommunications authorities and to include serving as an Internet lending information intermediary in its business scope.

Under the business rules and risk management guidelines section, the Interim Measures stipulate that online lending intermediaries shall not engage in or be commissioned to engage in thirteen prohibited activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the Internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) dividing the term of financing projects; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations. The Interim Measures, under the business rules and risk management section, also stipulate specific obligations or business principles of online lending intermediaries, including but not limited to online dispute resolution services, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti-money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures and loan management. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. Furthermore, the Interim Measures provide that online lending intermediaries shall, based on their risk management capabilities, set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 (approximately $29,397) for one online lending intermediary and not more than RMB1 million (approximately $146,985) in total from all platforms, while the limit for a legal person or organization shall not be more than RMB1 million (approximately $146,985) for one online lending intermediary and not more than RMB5 million (approximately $734,927) in total from all platforms.

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In the protection for investors and borrowers section, the Interim Measures require that online lending intermediaries (i) separate their own capital from funds received from lenders and borrowers and (ii) select a qualified banking financial institution as their funding depository institution, which shall perform depository and administration responsibilities as required. In the remaining sections, the Interim Measures provide for other miscellaneous requirements for online lending intermediaries, including but not limited to, risk assessment and disclosure, auditing and authentication, industry association, reporting obligations, information security and disclosure and legal liabilities. Online lending intermediaries established prior to the effectiveness of the Interim Measures have a transition period of twelve months to rectify any activities that are non-compliant with the Interim Measures, except with respect to criminal activity, which must be terminated immediately.

In October 2016, several regulations on Internet finance were publicly announced, including but not limited to, the Notice of the General Office of the State Council on the Issuance of Special Rectification Implementation Plan regarding Internet Finance, Special Rectification Implementation Plan regarding Online Marketplace Lending Risks, Special Rectification Implementation Plan for Risks of Asset Management Business through the Internet and Trans-subject Business, Special Rectification Implementation Plan for Risks regarding Non-Bank Payment Institutions, Special Rectification Implementation Plan for Risks of Internet Financing Advertising and Financial Activities in the form of financial investment (together the “Special Rectification Implementation Plans”). The Special Rectification Implementation Plans emphasize principles and rules in related to Internet financial regulations, and stipulate that (i) “look-through” supervision method shall be adopted, and (ii) companies in the same group that hold a number of financial business qualifications shall not violate rules of related party transactions and other related business regulations.

In November 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance to the Administration of Filling and Registration of Online Lending Information Intermediaries (the “Filling Guideline”),which provides the general filing rules for online lending intermediaries, and delegates the filing authority to local financial authorities. The Guidance of Administration sets forth that online lending intermediaries are approved locally. Under the general filing procedures for online lending intermediaries, before an filing application is submitted to local financial regulators, the online lending intermediaries may be required to: (i) rectify any breach of applicable regulations as required by local financial regulators; and (ii) apply to the Industry and Commerce Administration Department to amend or register such entity’s the business scope.

The CBRC also authorizes local financial regulators to make detailed implementation rules regarding filing procedures. However, relevant local financial regulators are also in the process of making such implementation rules, which may require us to complete filing records under such future requirements within a grace period.

In February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries (the “Depositories Guideline”). The Guidance defines depositories as commercial banks that provide online lending fund depository services, and stipulates that the depositories shall not be engaged in offering any guarantee, including: (i) offering guarantees for lending transaction activities conducted by online lending intermediaries, or undertaking any liability for breach of contract related to such activities; (ii) offering guarantees to lenders, guarantying principal and dividend payments or bearing the risks associated with fund lending operations for lenders.

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The Guidance also stipulates certain conditions that must be met before depositories are entitled to develop an online lending fund depository business, including: (i) having a good credit record and not having been included on the List of Enterprises with Abnormal Operations or the List of Enterprises with Serious Illegal and Dishonest Acts; (ii) satisfying various requirements relating to the technological systems of such entity’s depository fund business and general operations, including but not limited to assuming fund administration responsibilities and not outsourcing or assigning such entity’s responsibilities to third parties to set up accounts, process trading information or verify trading passwords; and (iii) setting up special deposit accounts to hold online lending capital and sub-accounts for online lenders and borrowers as well as guarantors, and in order to assure fund security, use separate accounts to hold private capital of online lending intermediaries. In addition, the Guidance prohibits depositories from outsourcing or assigning their responsibilities to set up capital accounts, deal with transaction information, verify trading passwords and various other services to third parties, provided, however, that certain cooperation regarding payment services with third-party payment companies and depository banks is permitted in accordance with clarifications by the CBRC.

Apart from the requirements set forth in the Interim Measures and the Guidance of Administration, the Guidance imposes certain responsibilities on online lending intermediaries, including requiring them to enter into fund depository agreements with only one commercial bank to provide fund depository services, organize independent auditing on funds depository accounts of borrowers and investors and various other services. The Guidance also provides that online lending intermediaries are permitted to develop an online lending fund depository business only after satisfying certain conditions, including: (i) completing registration, filing records and obtaining a business license from the Industry and Commerce Administration Department; (ii) filing records with the local financial regulator; and (iii) applying for a corresponding value-added telecommunications business license pursuant with the relevant telecommunication authorities. The Guidance also requires online lending intermediaries to perform various obligations, and prohibits them advertising their services with the information of their depository except for in accordance with necessary exposure requirements, the interpretation and applicability of which is unclear, as well as oversight requirements. The Guidance also raises other business standards and miscellaneous requirements for depositories and online lending intermediaries as well. Online lending intermediaries and commercial banks conducting the online depository services prior to the effectiveness of the Guidance have a six-month grace period to rectify any activities not in compliance with the Guidance.

In March 2017, the Office of Task Force Responsible for Special Rectification of Risks in Internet Finance in Beijing issued Notice for Factual Acknowledge by and Rectification of Online Lending Information Intermediaries in Beijing (the “Notice”), pursuant to which, P2P platforms in Beijing are prohibited from setting up risk reserve fund or security fund for the purpose of providing guarantees to loans or promoting to investors regarding such types of funds. P2P platforms in Beijing have the same transition period to be compliant with the Notice as set forth in the Interim Measures.

Some elements of our marketplace may not currently be operating in full compliance with the Guidelines, the rules proposed by the Interim Measures and other principles that have been announced in recent years. Moreover, the Interim Measures also stipulated a 12-month transition period from the time of its effectiveness for online lending intermediaries to adjust their business models.

In addition, pursuant to the Guideline of CBRC on Risk Prevention and Control in Banking Industry promulgated by CBRC on April 7, 2017, the promotion for the special risk rectification for internet lending platform (P2P) shall be continued. Internet lending intermediaries shall not market the borrowers who do not have the repayment ability; and they are also prohibited to provide Internet loan services to university students who are under the age of 18. It is also emphasized that the advertisement and sales which are fraud or false shall be prohibited.

In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. During such compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually drop down to nil.

On August 23, 2017, CBRC issued Disclosure Guideline for Information Regarding Business Activities of Online Lending Information Intermediaries (the “Disclosure Guideline”) which clarifies, among other things, the items, timing, frequency and objects of disclosure and gives online lending Intermediaries 6 months to rectify its existing non-compliance business. If online lending Intermediaries fail to make rectification, then the related rule set forth in Interim Measures and Guidance of Administration shall be governed.

 Regulations on Financing Guarantee Company

On August 2, 2017, the State Council issued Administrative Regulations on Supervision of Financing Guarantee Companies (“Financing Guarantee Company Regulation”), which will be effective on October 1, 2017. The Financing Guarantee Company Regulation increases the minimum requirement of registered capital from RMB 5,000,000 to RMB 20,000,000. Financing Guarantee Company Regulation also provides that the balance amount of guarantee liability of a financing guarantee company shall not exceed 10 times the amount of its net assets. Where a financing guarantee company mainly provides services to small and micro enterprises, agriculture sector, rural villages and farmers, the balance amount of guarantee liability may be up to 15 times the amount of its net assets.

Foreign Investment in Value-Added Telecommunication Services

The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and subsequently amended in September 2008 prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2015 and Circular 196 promulgated by MIIT in June 2015 allow a foreign investor to own more than 50% of the total equity interest in an E-Commerce business.

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In July 2006, the Ministry of Information Industry, the predecessor of MIIT, issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business is prohibited from leasing, transferring or selling such license to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunications services must be legally owned by that company or its shareholders. In addition, the value-added telecommunication business license holder must have the necessary facilities for its approved business operations and to maintain the facilities in the regions covered by its license.

In light of the above restrictions and requirements, we operate our website through Benefactum Beijing, our consolidated variable interest entity. Benefactum Beijing registered its website www.hyjf.com with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015.

The Interim Measures took effect immediately on August 17, 2016 and the regulations now explicitly require peer-to-peer lending platforms to apply for value-added telecommunication business licenses for providing telecommunication services. An online lending intermediary information agency is not allowed to provide telecommunication services without such licenses. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. We plan to apply for the appropriate value-added telecommunication business license immediately after we have rectified incompliance with applicable regulations as required by local financial regulators, provided that the relevant telecommunication authority clarifies which sub-set of telecommunication business certificates need to be obtained by online lending platforms and how to apply for such certificate.

Anti-Money Laundering Regulations

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, financial institutions subject to the PRC Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions. However, the State Council has not promulgated the list of the non-financial institutions with anti-money laundering obligations.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The PBOC will formulate implementing rules to further specify the anti-money laundering obligations of internet finance service providers.

The Interim Measures require the online lending information intermediaries to comply with anti-money laundering and antiterrorism fund raising requirements, including identifying their clients, reporting suspicious transactions, documenting and storing client identification information and transaction records. We cannot assure you that our current risk control procedures will be deemed to be in full compliance with any anti-money laundering laws and regulations that may become applicable to us in the future.

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Regulations on Value-Added Telecommunication Services

The Telecommunications Regulations promulgated by the State Council and its related implementation rules, including the Catalog of Classification of Telecommunications Business issued by the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and internet information services, or ICP services, are classified as value-added telecommunications businesses. In 2009, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunications services must first obtain a license for value-added telecommunications business from the MIIT or its provincial level counterparts.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to complete registration with the relevant local counterpart of the MIIT in accordance with implementation regulations that may be promulgated by the MIIT or/and the Office for Cyberspace Affairs pursuant to the Guidelines. On August 17, 2016, the Interim Measures were promulgated to implement and enforce the principles set out in the Guidelines.

Pursuant to the Circular issued on November 28, 2016, internet lending information intermediaries are required to register with the local financial regulatory agency and with such registration, they can apply for the value-added telecommunication business licenses in accordance with the relevant provisions of the telecommunication department.

As discussed above, Benefactum Beijing, our consolidated variable interest entity, does not have the value-added telecommunication business license yet. Because the Interim Measures took effect immediately on August 17, 2016, peer-to-peer lending platforms are required to hold licenses for providing telecommunication services. Although the Interim Measures took effect immediately on August 17, 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government.

Regulations on Internet Information Security

Internet information in China is also regulated and restricted from a national security standpoint. The National People’s Congress, China’s national legislative body, has enacted the Decisions on Maintaining Internet Security, which may subject violators to criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

In addition, the Guidelines jointly released by ten PRC regulatory agencies in July 2015 purport, among other things, to require internet finance service providers, including peer-to-peer lending platforms, to improve technology security standards, and safeguard customer and transaction information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules and technology security standards.

On November 7, 2016, the Standing Committee of the National People’s Congress released the Cyber Security Law, which will take effect on June 1, 2017. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and the strengthening of network information management. For instance, under the Cyber Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of PRC.

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Regulations on Internet Advertising

The Interim Measures for Administration of Internet Advertising, or the Internet Advertising Measures, were adopted by the State Administration for Industry and Commerce and became effective on September 1, 2016. The Internet Advertising Measures regulate Internet advertising activities. According to the Internet Advertising Measures, Internet advertisers are responsible for the authenticity of the content of advertisements. The identity, administrative license, cited information and other certificates that advertisers are required to obtain in publishing Internet advertisements shall be true and valid. Internet advertisements shall be distinguishable and prominently marked as “advertisements” in order to enable consumers to identify them as advertisements. Publishing and circulating advertisements through the Internet shall not affect the normal use of the Internet by users. It is not allowed to induce users to click on the content of advertisements by any fraudulent means, or to attach advertisements or advertising links in the emails without permission. The Internet Advertising Measures also impose several restrictions on the forms of advertisements and activities used in advertising. “Internet advertising” as defined in the Internet Advertising Measures refers to commercial advertisements that directly or indirectly promote goods or services through websites, web pages, Internet applications or other Internet media in various forms, including texts, pictures, audio clips and videos. Where Internet advertisements are not identifiable and marked as “advertisements”, a fine of not more than RMB100,000 (approximately $14,699) may be imposed in accordance with Advertising Law. A fine ranging from RMB5,000 (approximately $735) to RMB30,000 (approximately $4,410) may be imposed for any failure to provide a prominently marked “CLOSE” button to ensure “one-click closure”. Advertisers who induce users to click on the content of advertisements by fraudulent means or without permission, attach advertisements or advertising links in the emails shall be imposed a fine ranging from RMB10,000 (approximately $1,470) to RMB30,000 (approximately $4,410). We are in the process of complying with the new Internet Advertising Measures during our advertising activities.

Regulations on Privacy Protection

In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT in December 2011, an ICP service operator may not collect any user personal information or provide any such information to third parties without the consent of a user. An ICP service operator must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An ICP service operator is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, the ICP service operator must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress in December 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An ICP service operator must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. An ICP service operator is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the ICP service operator to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. The Guidelines jointly released by ten PRC regulatory agencies in July 2015 also prohibit internet finance service providers, including online peer-to-peer lending platforms, from illegally selling or disclosing customers’ personal information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August 2015 and becoming effective in November, 2015, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information on a large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information, shall be subject to criminal penalty in a severe situation.

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In operating our online platform, we collect certain personal information from borrowers and investors, and also need to share the information with our business partners such as third-party online payment service and third-party cooperative partners for the purpose of facilitating loan transactions between borrowers and investors over our platform. We have obtained consent from the borrowers and investors on our platform to collect and use their personal information, and have also established information security systems to protect the user information and privacy. However, as the implementing rules of the Guidelines have not been published, there is uncertainty as to how the requirements for protecting customers’ personal information in the Guidelines will be interpreted and implemented. We cannot assure you that our existing policies and procedures will be deemed to be in full compliance with any laws and regulations that may become applicable to us in the future.

Regulation on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Benefactum Sino, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Benefactum Shenzhen, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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Regulations Relating to Foreign Exchange

Regulation on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China. On February 28, 2015, the SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142, provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations may result in severe monetary or other penalties.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE issued SAFE Circular 36, which purports to reform the administration of settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas on a trial basis. Under the pilot program, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and the enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, the SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to, prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

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On January 26, 2017, SAFE issued SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Dividend Distribution

Under our current corporate structure, our Nevada holding company may rely on dividend payments from Benefactum Shenzhen, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended in October 2000, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective in September 2006. The M&A Rules, among other things, require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, we are not required to submit an application to the CSRC for the approval of the listing because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, and (ii) we did not acquire any equity interest or assets of a "PRC domestic company" as such term is defined under the M&A Rules, and (iii) there is no statutory provision that clearly classifies the contractual arrangement among our WFOE, and our PRC varies interest entity, Benefactum Beijing and its shareholders as transactions regulated by the M&A Rules. However, as there has been no official interpretation or clarification of the M&A Rules, there is uncertainty as to how this regulation will be interpreted or implemented.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

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Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Although we have made significant contributions to employee benefits plans, we do not believe those are adequate contributions as required by applicable PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Corporate History and Structure

We were incorporated as “Tapioca Corp.” in the State of Nevada on April 18, 2014. We were previously in the business of selling bubble tea from mobile stands in Romania. However, we were not successful in implementing our business plan and only recognized $1,180 in revenue for the year ended December 31, 2015. Accordingly, we were re-classified as a “shell company” under Rule 405 of the Securities Act of 1933, as amended.

On February 22, 2016, Slav Serghei, our previous sole director, President, Treasurer and Secretary, and holder of 3,500,000 shares of the Company’s common stock representing approximately 64% of our issued and outstanding securities, entered into a stock purchase agreement to sell his shares equally to Ms. Zhixian Jiang and Mr. Zhenqi Zhao for an aggregate cash consideration of $182,400 (the “Sale”). The Sale was consummated on March 2, 2016.

As a result of the Sale on March 2, 2016, a change in control occurred in the Board of Directors and executive management of the Company. Slav Serghei, our previous sole director, President, Treasurer and Secretary resigned from all of his positions with the Company effective March 1, 2016. Concurrently therewith, Mr. Jing Xie was appointed to serve as our then sole director, Chief Executive Officer, Chief Financial Officer and Secretary.

Effective April 18, 2016, we amended our Articles of Incorporation (i) to change our name from “Tapioca Corp.” to “Sino Fortune Holding Corporation”; (ii) to increase our authorized capital stock from 75,000,000 shares to 3,000,000,000 shares; and (iii) to designate 10,000,000 of our authorized capital stock as preferred stock (the “Preferred Stock”), with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board of Directors at a later time without shareholder approval.

On May 13, 2016, we entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016.

Immediately after the closing of the Reverse Merger, we had a total of 342,960,000 issued and outstanding shares of common stock, all of which are held by the Shareholders. As a result of the Reverse Merger, Benefactum Alliance is now our wholly-owned subsidiary.

Upon closing of the Reverse Merger, Mr. Jing Xie resigned from all officers and director positions he held with the Company and Mr. Bodang Liu was appointed as the Chief Executive Officer and sole director of the Company. In addition, Ms. Wei Zheng was appointed as the Chief Financial Officer of the Company.

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Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Sino was incorporated in Hong Kong SAR which is currently 100% owned by Benefactum Alliance. Benefactum Sino, in turn, incorporated Benefactum Shenzhen, or the WFOE in the People’s Republic of China with a registered capital of RMB100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Beijing, a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

On September 29, 2017, we amended our Articles of Incorporation to change our name from “Sino Fortune Holding Corporation” to “Hui Ying Financial Holdings Corporation”.

The following diagram illustrates our current corporate structure:

Contractual Arrangements with Benefactum Beijing

Due to PRC legal restrictions on foreign ownership and investment in value-added telecommunications services, and internet content provision services in particular, we currently conduct these activities through Benefactum Beijing, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over Benefactum Beijing;

•	receive substantially all of the economic benefits of Benefactum Beijing; and

•	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing, and we treat Benefactum Beijing as our variable interest entity under U.S. GAAP. We have consolidated the financial results of Benefactum Beijing in our consolidated financial statements in accordance with U.S. GAAP.

The following is a simplified illustration of the ownership structure and contractual arrangements that we have in place for Benefactum Beijing and a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Benefactum Shenzhen, our consolidated variable interest entity, Benefactum Beijing, and the shareholders of Benefactum Beijing.

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Each of the contractual agreements is described in detail below:

Trademarks, Technologies & Management and Consulting Service Agreement

Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing would transfer all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies& Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

The Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement

Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of the People’s Republic of China.

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When WFOE considers it necessary, feasible under the laws and regulations of the People’s Republic of China and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the assets and equity interest.

Equity Interest Holders’ Voting Rights Proxy Agreement

Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Bodang Liu	39	Chief Executive Officer, Chairman and Director
Wei Zheng	36	Chief Financial Officer

Bodang Liu. Mr. Liu has served as our Chief Executive Officer, Chairman and a Director since September 29, 2016. He also has been serving as the Executive Director of Benefactum Beijing since September 2013 and as Executive Director and General Manager of Benefactum Shenzhen since April 2016. In addition, he has been serving as Executive Director at Ningsheng Financial Information Service (Shanghai) Ltd. since December 2013. Mr. Liu took business management courses at Tsinghua University in October 2010. He also attended Cheung Kong Graduate School of Business from August 2011 to December 2011, focusing on executive management studies. In addition, Mr. Liu took courses in financing and secured transactions at Renmin University of China in March 2013 and received a course-completion certificate. To further his studies in management, Mr. Liu took Executive Master of Business Administration courses in international finance at Beijing University of Posts and Telecommunications from July 2016 to August 2016.

Wei Zheng. Ms. Zheng has served as our Chief Financial Officer since September 29, 2016. Ms. Zheng is a senior accounting and financial manager with more than 10 years of progressive experience in finance and operations management. Ms. Zheng was appointed as the Chief Financial Officer of Benefactum Beijing in September 2016. She served as the Finance Manager of CWT Commodities (Shanghai) Co., Ltd from March 2015 to August 2016. In addition, Ms. Zheng worked as the Accounting Manager of Hyundai Heavy Industries (China) Investment Co., Ltd from July 2011 to January 2015. She also served as the Company Consultant to Xieli Management Consulting (Shenzhen) Co., Ltd from June 2010 to July 2011. Ms. Zheng’s professional experience also includes serving as the Chief Accountant of Shanghai Sunway Co., Ltd from April 2008 to June 2010. From February 2005 to April 2008, Ms. Zheng was an accountant at New Chen Yi (Shanghai) Industrial Development Co., Ltd. Ms. Zheng received her Bachelor degree in Accounting from Harbin University of Commerce in 2005. Ms. Zheng is a member of the Chinese Institute of Certified Public Accountants (CPA).

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Director Independence and Board Committees

We do not currently have any independent directors serving on our board of directors. Our common stock is currently quoted on the OTCQB, and as a result, we are not required to have any independent directors serving on our board, or to establish standing audit, nominating or compensation committees. We are in the process of applying to list our common stock on The Nasdaq Stock Market. In connection with such listing, we will appoint independent directors, and establish an audit committee, compensation committee and a nominating and corporate governance committee. At such time as we identify and appoint independent directors, we will apply the independence standards of The Nasdaq Stock Market.

Code of Business Conduct and Ethics

Upon or prior to completion of this offering, our Board of Directors will adopt a code of business conduct and ethics that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Set forth below is information regarding the compensation paid during the year ended December 31, 2015 and 2016 to our principal executive officer, principal financial officer and certain of our other executive officers.

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2015 and 2016. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Slav Serghei, President, Treasurer and	2015	-	-	-	-	-	-	-	-
Secretary (1)	2016	-	-	-	-	-	-	-	-
Jing Xie, Former CEO, CFO and director (2)	2016	-	-	-	-	-	-	-	-
Bodang Liu, CEO and Chairman (3)	2016	24,031	-	-	-	-	-	-	-
Wei Zheng, CFO (4)	2016	9,098	-	-	-	-	-	-	-
Yang Chin Leong, Secretary (5)	2016	-	-	-	-	-	-	-	-

(1) Slav Serghei resigned from all of his positions with the Company effective March 1, 2016.

(2) Jing Xie served as our CEO, CFO and Chairman from March 1, 2016 through September 29, 2016.

(3) Baodang Liu was appointed our CEO and Chairman effective September 29, 2016.

(4) Wei Zheng was appointed our CFO effective September 29, 2016.

(5) Yang Chin Leong served as our Secretary from June 8, 2016 to December 16, 2016.

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Employment Agreements

Mr. Liu entered into an employment agreement with the Company on September 29, 2016 to serve as the Company’s Chief Executive Officer for a term of three years. Pursuant to the agreement, Mr. Liu is entitled to an annual salary of $90,000 and annual bonuses as determined by the Board of Directors. He is also eligible to participate in the Company’s equity incentive plan should the Company adopts one. The Company can terminate the agreement for Cause (as such term is defined in the employment agreement) or for death or disability, at any time, without any notice or compensation. The Company may terminate Mr. Liu’s employment without cause, at any time, upon one-month prior written notice. Upon termination without cause and the occurrence of a Change of Control Transaction (as such term is defined in the employment agreement), the Company shall provide the following severance payments and benefits to Mr. Liu: (1) a lump sum cash payment equal to 3 months of his base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of her target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Liu. Additionally, Mr. Liu is entitled to the amount of base salary earned and not paid prior to termination in the event of termination without cause. Mr. Liu may terminate his employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in his authority, duties and responsibilities, or (2) there is a material reduction in his annual salary. Upon Mr. Liu’s termination of his employment due to either of the above reasons, the Company shall provide compensation to Mr. Liu equivalent to 3 months of his base salary that he is entitled to immediately prior to such termination. In addition, Mr. Liu may resign prior to the expiration of the agreement if such resignation is approved by the Board of Directors or an alternative arrangement with respect to the employment is agreed to by the Board of Directors.

Ms. Zheng entered into an employment agreement with the Company on September 29, 2016 to serve as the Company’s Chief Financial Officer for a term of three years. Pursuant to the agreement, Ms. Zheng is entitled to an annual salary of $90,000 and annual bonuses as determined by the Board of Directors. She is also eligible to participate in the Company’s equity incentive plan should the Company adopts one. The Company can terminate the agreement for Cause (as such term is defined in the employment agreement) or for death or disability, at any time, without any notice or compensation. The Company may terminate Ms. Zheng’s employment without cause, at any time, upon one-month prior written notice. Upon termination without cause and the occurrence of a Change of Control Transaction (as such term is defined in the employment agreement), the Company shall provide the following severance payments and benefits to Ms. Zheng: (1) a lump sum cash payment equal to 3 months of her base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of her target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Ms. Zheng. Additionally, Ms. Zheng is entitled to the amount of base salary earned and not paid prior to termination in the event of termination without cause. Ms. Zheng may terminate her employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in her authority, duties and responsibilities, or (2) there is a material reduction in her annual salary. Upon Ms. Zheng’s termination of her employment due to either of the above reasons, the Company shall provide compensation to Ms. Zheng equivalent to 3 months of her base salary that she is entitled to immediately prior to such termination. In addition, Ms. Zheng may resign prior to the expiration of the agreement if such resignation is approved by the Board of Directors or an alternative arrangement with respect to the employment is agreed to by the Board of Directors.

Ms. Zheng have been compensated at the rate of RMB 24,000 per month for her services to the Company and its subsidiaries and affiliated entity. On April 11, 2017, the Company and Ms. Zheng amended the employment agreement to reflect the actual compensation arrangement between the parties.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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As of the date of this prospectus, our directors have received no compensation for their service on the Board of Directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

Outstanding Equity Awards at Fiscal Year-End

There were no individual grants or stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through December 31, 2016.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors.

Equity Compensation Plan Information

None.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by stockholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from April 18, 2014 (Inception) to October 31, 2015, our previous sole director and officer loaned to the Company $10,450. The loan was unsecured, non-interest bearing and due on demand. The balance due to him was $13,800 as of February 23, 2016, $13,800 as of December 31, 2015 and $5,000 as of October 31, 2014. On February 23, 2016, our previous sole director and officer, Mr. Slav Serghei forgave the debt owed to him in the amount of $13,800. There is no longer any outstanding balance due to him as a former officer of the Company.

From June 30, 2017 to July 20, 2017, Benefactum Beijing, provided RMB180,000,000 (approximately $26.56 million) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee, to lend funds directly to SME borrowers as evidenced by entrusted loan agreements. Benefactum Beijing pays a processing fee equal to 0.15% of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

Contractual Arrangements with Benefactum Beijing

Due to PRC legal restrictions on foreign ownership and investment in value-added telecommunications services, and internet content provision services in particular, we currently conduct these activities through Benefactum Beijing, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over Benefactum Beijing;

•	receive substantially all of the economic benefits of Benefactum Beijing; and

•	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing, and we treat Benefactum Beijing as our variable interest entity under U.S. GAAP. We have consolidated the financial results of Benefactum Beijing in our consolidated financial statements in accordance with U.S. GAAP.

The following is a simplified illustration of the ownership structure and contractual arrangements that we have in place for Benefactum Beijing and a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Benefactum Shenzhen, our consolidated variable interest entity, Benefactum Beijing, and the shareholders of Benefactum Beijing.

Each of the contractual agreements is described in detail below:

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Trademarks, Technologies & Management and Consulting Service Agreement

Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing would transfer all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies& Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

The Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement

Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of the People’s Republic of China.

When WFOE considers it necessary, feasible under the laws and regulations of the People’s Republic of China and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the assets and equity interest.

Equity Interest Holders’ Voting Rights Proxy Agreement

Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Other than the transactions described above, there are no material relationships between the Company and its current officers and directors or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationship contemplated in the Share Exchange Agreement and the Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2017, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 72,364,178 shares of our common stock.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address (1)	Number of Shares Beneficially Owned		Percentage Ownership of Shares of Common Stock Before the Offering	Percentage Ownership of Shares of Common Stock After the Offering
Directors and Officers

Bodang Liu
Household 1302, Unit 2, No. 35 Zhangzhou First Road, Shinan District, Qingdao, Shandong, China	67,479,419	(2)	93.25%

Wei Zheng	-		-

All Officers and Directors (two persons)	67,479,419		93.25%

Owner of more than 5% of Class

Avis Genesis Inc. (3)	33,744,283		46.63%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

Manor Goldie Inc. (4)	27,000,000		37.31%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

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(1)	Except as otherwise set forth below, the address of each beneficial owner is Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China.

(2)	Includes shares owned by Avis Genesis Inc. and Manor Goldie Inc., of which entities Chairman Liu is sole shareholder and director and has sole investment and voting power over the shares owned by Avis Genesis Inc. and Manor Goldie Inc.

(3)	Bodang Liu, our Chairman and Chief Executive Officer, is the sole shareholder and director, of Avis Genesis Inc., a Seychelles company and has sole investment and voting power over the shares owned by Avis Genesis Inc.

(4)	Bodang Liu, our Chairman and Chief Executive Officer, is the sole shareholder of Manor Goldie Inc., a Seychelles company and has sole investment and voting power over shares owned by Manor Goldie Inc.
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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws.

As of June 30, 2017, there were 72,364,178 shares of common stock outstanding, which were held by approximately 228 record shareholders.

Our authorized capital consists, post reverse stock split, of 608,000,000 shares, of which 598,000,000 shares are designated as shares of common stock, par value $0.001 per share, and10,000,000 shares are designated as shares of preferred stock, par value $0.001 per share. No shares of preferred stock are currently outstanding. Shares of preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, relative, participating, options and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of director before the issuance of any shares of Preferred Stock in such series.

Common Stock

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our Board of Directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC.

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “HYJF”.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

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The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have outstanding [●] shares of our common stock. All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

In addition to the [●] shares of common stock outstanding, upon the completion of this offering and the acquisitions, we will have outstanding [●] shares of common stock issuable upon the exercise of the Underwriter’s Warrants.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately [●] shares, or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC. Benchmark is acting as the representative for the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock
The Benchmark Company, LLC
Cuttone & Co., LLC
Total

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the shares of common stock, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the shares offered by this prospectus is conditioned upon our receiving approval to list the shares of common stock on NASDAQ.

Neither the underwriters, nor any of their respective affiliates have provided any services to us or our affiliates in the past.

Commissions and Discounts

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. This estimate includes up to $105,000 of expenses of the underwriters, which includes the fees and expenses of underwriters’ counsel. In connection with the successful completion of this offering, for the price of $[●] (the public offering price), the underwriters will receive a warrant to purchase shares of common stock equal to 3.5% of the shares sold in this offering on the terms described below under “Underwriting — Underwriters’ Warrant.” Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

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The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

Total
	Per Share	With Over- Allotment	Without Over- Allotment
Public offering price	$
Underwriting Discount and Commission (1)	$
Non-accountable expense allowance (2)
Proceeds, before expenses, to us (3)	$

(1) Represents underwriting discount and commissions equal to 6.0% per share (or $[●] per share), which is the underwriting discount and commission we have agreed to pay on all investors in this Offering introduced by the underwriters. Notwithstanding the foregoing, we have agreed to pay underwriting discount and commissions equal to 4.0% per share (or $[●] per share) on the initial $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced by us to the underwriters and 2.0% per share (or $[●] per share) on all additional amounts above $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced by us to the underwriters.

(2) Represents a non-accountable expense allowance equal to the sum of 1% of the public offering price. We have paid to the underwriters a $60,000 advance to be applied against the accountable expenses in connection with this offering.

(3) We estimate that the total expenses of this offering excluding the underwriter discount and commissions and non-accountable expense allowance, will be approximately $[●] million.

The underwriters may offer some of the shares to other securities dealers at the public offering price less a concession of $[●] per share. The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $[●] per share to other dealers. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times

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Determination of Offering Price

Prior to this offering, there has only been limited public market for our common stock. The public offering price of the shares was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

●          the information in this prospectus and otherwise available to the underwriters, including our financial information;

●          the history and the prospects for the industry in which we compete;

●          the ability of our management;

●          the prospects for our future earnings;

●          the present state of our development and our current financial condition;

●          the general condition of the economy and the securities markets in the United States at the time of this offering;

●          the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●          other factors as were deemed relevant.

We cannot be sure that the public offering price will correspond to the price at which the shares will trade in the public market following this offering or that an active trading market for the shares will develop or continue after this offering.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of an additional 15% of the total number of shares of common stock offered to the public from us to cover over-allotments, at the public offering price per share, less the underwriting discount set forth on the cover page of this prospectus. If the underwriters exercise all or part of this option, they will purchase the shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[●] million and the total proceeds to us, before expenses, will be $[●] million, based on the public offering price of US$[●] per share and assuming the number of shares issued in this offering does not change.

Underwriters’ Warrant

We have also agreed to issue to the underwriters a warrant to purchase a number of shares equal to an aggregate of 3.5% percent of the aggregate number of the shares sold in this offering. The warrants will be exercisable on a cashless basis at an exercise price equal to the offering price of the shares sold in this offering. The warrants are exercisable commencing six months after the closing date of this offering, and will be exercisable for five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The Underwriters’ Warrants and the shares of common stock issuable upon exercise of the Underwriters’ Warrants have been registered on the registration statement of which this prospectus forms a part. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to the underwriters may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the effective date of the registration statement related to this offering; provided, however, that the warrants (and underlying shares) may be transferred to officers or directors of the underwriters and their affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

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Lock-up Agreements

We, each of our directors and officers and holders of ten percent or more of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriters, not to directly or indirectly:

•	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Indemnification and Contribution

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our shares of common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

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Stabilizing transactions. The underwriters may make bids for or purchases of shares of our common stock shares or shares for the purpose of pegging, fixing, or maintaining the price of the shares of our common stock or shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resale of shares.

The transactions above may occur on NASDAQ or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares. If these transactions are commenced, they may be discontinued without notice at any time.

Miscellaneous

A prospectus in electronic format may be made available on websites maintained by the underwriters. These websites and the information contained on these websites, or connected to these websites, are not incorporated into and are not a part of this prospectus. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

China

THIS DOCUMENT HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC AND THE ORDINARY SHARES MAY NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC. FOR THE PURPOSE OF THIS SECTION ONLY, THE PRC DOES NOT INCLUDE TAIWAN AND THE SPECIAL ADMINISTRATIVE REGIONS OF HONG KONG AND MACAU. THIS DOCUMENT HAS NOT BEEN NOR WILL IT BE APPROVED BY OR REGISTERED WITH THE RELEVANT CHINESE GOVERNMENTAL AUTHORITIES, AND IT DOES NOT CONSTITUTE NOR IS IT INTENDED TO CONSTITUTE AN OFFER OF SECURITIES WITHIN THE MEANING PRESCRIBED UNDER THE PRC SECURITIES LAW OR OTHER LAWS AND REGULATIONS OF THE PRC. ACCORDINGLY, THIS DOCUMENT SHALL NOT BE OFFERED OR MADE AVAILABLE, NOR MAY THE COMMON STOCK BE MARKETED OR OFFERED FOR SALE TO THE GENERAL PUBLIC, DIRECTLY OR INDIRECTLY, IN THE PRC. THE COMMON STOCK SHALL ONLY BE OFFERED OR SOLD TO PRC INVESTORS THAT ARE AUTHORIZED OR QUALIFIED TO BE ENGAGED IN THE PURCHASE OF THE COMMON STOCK BEING OFFERED. POTENTIAL INVESTORS IN THE PRC ARE RESPONSIBLE FOR OBTAINING ALL THE RELEVANT REGULATORY APPROVALS/LICENSES FROM THE CHINESE GOVERNMENT BY THEMSELVES, INCLUDING, WITHOUT LIMITATION, THOSE THAT MAY BE REQUIRED FROM THE STATE ADMINISTRATION OF FOREIGN EXCHANGE, THE CHINA BANKING REGULATORY COMMISSION, THE MINISTRY OF COMMERCE AND THE NATIONAL DEVELOPMENT AND REFORM COMMISSION, WHERE APPROPRIATE, AND FOR COMPLYING WITH ALL THE RELEVANT PRC LAWS AND REGULATIONS IN SUBSCRIBING FOR COMMON STOCK.

116

Hong Kong

THESE SECURITIES HAVE NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND, ACCORDINGLY, MUST NOT BE ISSUED, CIRCULATED OR DISTRIBUTED IN HONG KONG OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IT IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, WITHIN THE MEANING OF THE HONG KONG COMPANIES ORDINANCE (THE “ORDINANCE”) OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC FOR THE PURPOSES OF THE ORDINANCE. UNLESS PERMITTED BY THE SECURITIES LAWS OF HONG KONG, NO PERSON MAY ISSUE OR CAUSE TO BE ISSUED IN HONG KONG THIS SECURITIES OR ANY OR OTHER INVITATION, ADVERTISEMENT OR DOCUMENT RELATING TO THE SECURITIES TO ANYONE OTHER THAN A PERSON WHOSE BUSINESS INVOLVES THE ACQUISITION, DISPOSAL OR HOLDING OF SECURITIES, WHETHER AS PRINCIPAL OR AGENT.

Singapore

THE SECURITIES REPRESENTED MAY NOT BE OFFERED OR SOLD, NOR MAY ANY DOCUMENT OR OTHER MATERIAL IN CONNECT WITH SUCH SECURITIES BE DISTRIBUTED, EITHER DIRECTLY OR INDIRECTLY, (I) TO PERSONS IN SINGAPORE OTHER THAN UNDER CIRCUMSTANCES IN WHICH SUCH OFFER OR SALE DOES NOT CONSTITUTE AN OFFER OR SALE OF SUCH SECURITIES TO THE PUBLIC IN SINGAPORE OR (II) TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, AN EXEMPTION INVOKED UNDER DIVISION 5A OR PART IV OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE AND TO PERSONS TO WHOM THE SECURITIES MAY BE OFFERED OR SOLD UNDER SUCH EXEMPTION.

117

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is acting as counsel to the underwriters in connection with the securities offered hereby.

EXPERTS

Anton & Chia, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2016 and 2015 and for each of the two years ended December 31, 2016 and 2015 as set forth in their report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China or telephoning us at +86 021-2357-0077.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.hyjf.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

118

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sino Fortune Corporation and Subsidiaries

Suite 2401 – 2404, 2299 West Yan’an Road

Changning District

Shanghai, China 200336

We have audited the accompanying consolidated balance sheets of Sino Fortune Corporation and Subsidiaries (collectively the "Company") as of December 31, 2016 and December 31, 2015, and their related consolidated statements of operations, changes in shareholders' equity and cash flows for the two years ended December 31, 2016 and December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and December 31, 2015, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP
Newport Beach, CA
April 13, 2017, except for Notes 1, 9, 11, 12, 14, which are dated on September 20, 2017 and Notes 2, 5, 15, which are dated on October 30, 2017

F-2

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$8,561,695	$5,712,741
Short-term investments	8,274,306	-
Accounts receivable	281,038	-
Prepayments	2,078,926	193,358
Deposits and other receivables	792,849	882,711
Total current assets	19,988,814	6,788,810
Property and equipment - net	279,408	671,943
Intangible assets	17,745	-
Total assets	$20,285,967	$7,460,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$227,895	$1,064,670
Taxes payable	1,285,160	556,813
Deferred tax liability	16,673	-
Other payable	7,517,034	5,410,913
Total current liabilities	9,046,762	7,032,396

Total liabilities	9,046,762	7,032,396

Stockholders’ equity
Common stock, $0.001 par value, 598,000,000 shares authorized, 72,364,178 and 67,500,000 shares issued and outstanding, respectively*	72,364	67,500
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued	-	-
Additional paid-in capital*	9,527,326	1,653,520
Retained earnings	2,310,480	(1,263,459)
Accumulated other comprehensive loss	(670,965)	(29,204)
Total stockholders’ equity	11,239,205	428,357
Total liabilities and stockholders' equity	$20,285,967	$7,460,753

*	Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	For The Year Ended December 31,
	2016	2015
Revenues	$24,679,249	$11,966,286

Operating expenses
Selling, general and administrative expenses	19,221,019	11,561,962
Business and related taxes	175,854	78,038
Depreciation	678,991	128,400
Total operating expenses	20,075,864	11,768,400
Income from Operations	4,603,385	197,886

Other income (expenses)
Interest income	112,344	15,701
Interest expense and bank charges	(7,226)	(3,165)
Other	(76,467)	(55,355)
Total other income (expense)	28,651	(42,819)
Income before provision for income taxes	4,632,036	155,067
Provision for income taxes	(1,058,097)	-
Net income	3,573,939	155,067

Other comprehensive income (loss)
Net unrealized gain on investments (net of tax effect)	50,018	-
Foreign currency translation adjustment	(691,779)	(29,833)
Total other comprehensive income (loss)	(641,761)	(29,833)
Total comprehensive income	$2,932,178	$125,234

Net income per common share - basic and diluted*	$0.05	$0.00

Weighted average number of common shares outstanding - basic and diluted *	68,540,156	67,500,000

*	Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock *		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity
Balance, December 31, 2014	67,500,000	$67,500	$1,653,520	$(837,466)	$629	$884,183
Net income for the year ended December 31, 2015	-	-	-	155,067		155,067
Consideration for acquisition under common control				(581,060)		(581,060)
Foreign currency translation adjustment	-	-	-		(29,833)	(29,833)
Balance, December 31, 2015	67,500,000	$67,500	$1,653,520	$(1,263,459)	$(29,204)	$428,357
Shares issued due to reorganization	1,092,000	1,092	(1,092)			-
Shares issued pursuant to Private Placement Subscription Agreement dated October 18, 2016	3,772,178	3,772	7,874,898			7,878,670
Net income for the year ended December 31, 2016	-	-	-	3,573,939		3,573,939
Net unrealized gain on investments (net of tax effect)					50,018	50,018
Foreign currency translation adjustment	-	-	-		(691,779)	(691,779)
Balance, December 31, 2016	72,364,178	$72,364	$9,527,326	$2,310,480	$(670,965)	$11,239,205

*	Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$3,573,939	$155,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	678,991	128,400
Gain or loss on disposal of fixed assets	(6,490)	-
Changes in operating assets and liabilities:
Accounts receivable	(293,756)	-
Prepayments	(1,725,695)	(201,519)
Deposit and other receivables	33,735	33,793
Accounts payable and accrued liabilities	(805,368)	837,646
Taxes payable	799,277	439,558
Other payable	2,570,409	3,596,787
Net cash provided by operating activities	4,825,042	4,989,732

Cash flows from investing activities:
Purchases of property and equipment	(566,409)	(687,420)
Purchases of intangible asset	(18,548)	-
Payments for short-term investments	(8,579,041)	-
Net cash used in investing activities	(9,163,998)	(687,420)

Cash flows from financing activities:
Proceeds from issuance of common stock	7,878,670	-
Net cash provided by financing activities	7,878,670	-
Effect of exchange rate change	(690,760)	(263,370)

Cash and cash equivalents:
Net increase	2,848,954	4,038,942
Balance at beginning of period	5,712,741	1,673,799
Balance at end of period	$8,561,695	$5,712,741

Supplemental Disclosures of Cash flow Information:
Cash received for interest income	$112,344	$15,701
Cash paid for interest	$-	$-
Cash paid for income taxes	$15,733	$-
Non-cash activities:
Sale of fixed assets as payment to a service provider	$247,200	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

Note 1 - Organization and description of business

Sino Fortune Holding Corporation (“Sino Fortune” or the “Company”) was incorporated in the State of Nevada on April 18, 2014 under the name Tapioca Corp. Effective April 18, 2016, we amended our name from Tapioca Corp. to Sino Fortune Holding Corporation.

On May 13, 2016, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, the Company entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited (“Benefactum Alliance”), a British Virgin Islands company, and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 (or 67,500,000 after considering the effect of 1-for-5 reverse stock split approved in June 2017) restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary and after the Reverse Merger, Sino Fortune had a total of 342,960,000 (or 68,592,000 after considering the effect of 1-for-5 reverse stock split approved in June 2017) shares of common stock outstanding and former shareholders of Benefactum Alliance owned 98.41% of the issued and outstanding shares.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes (legal acquiree) with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company. Sino Fortune was a non-operating public shell prior to the acquisition and as a result of the acquisition of Benefactum Alliance, the Company is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. The historical financial statements for periods prior to September 29, 2016 are those of Benefactum Alliance except that the equity section and earnings per share have been retroactively restated to reflect the recapitalization.

F-7

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China (“PRC” or “China”) with a registered capital of RMB 100,000 on April 21, 2016. Benefactum Shenzhen entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB 50,000,000. Benefactum Beijing is engaged in operating an electronic online financial platform, www.hyjf.com, as well as mobile apps, which are designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China and generate its revenue from services in connection with matching investors with these borrowers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. The contractual arrangements between WFOE and Benefactum Beijing allow us to:

●	exercise effective control over Benefactum Beijing;
●	receive substantially all of the economic benefits of Benefactum Beijing; and
●	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law;

Each of the contractual agreements is described in detail below:

Trademarks, Technologies & Management and Consulting Service Agreement - Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing has transferred all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies & Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

F-8

The Equity Interest Pledge Agreement - Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB 200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement - Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of PRC.

When WFOE considers it necessary, feasible under the laws and regulations of PRC and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the equity interest and assets.

Equity Interest Holders’ Voting Rights Proxy Agreement - Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Through its 100% owned subsidiaries, Benefactum Sino and WFOE, Benefactum Alliance controls and manages Benefactum Beijing through the series of contractual agreements discussed above.

F-9

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or the “Standard”). The consolidated financial statements include the accounts of Sino Fortune, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing, and have been reported in U.S. dollars. All inter-company balances and transactions have been eliminated in consolidation.

The series of contractual agreements between WFOE and Benefactum Beijing (see Note 1) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests and assets of Benefactum Beijing when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing and determined Benefactum Beijing is our variable interest entity subject to consolidation under U.S. GAAP. Accordingly, the financial statements of Benefactum Beijing are included in the consolidated financial statements of the Company.

Use of Estimates

Preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of December 31 2016 and 2015, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

F-10

Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

F-11

Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and taxes payable approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 3 inputs for its valuation methodology for the short-term investment in determining the fair value. The following tables include a roll-forward of short-term investments classified within Levels 1, 2 and 3:

Short-term investments	Level 1	Level 2	Level 3
Balance, December 31, 2015	$-	$-	$-
Purchases	-	-	8,207,615
Unrealized gains	-	-	66,691
Unrealized losses	-	-	-
Balance, December 31, 2016	$-	$-	$8,274,306

The Company measured short-term investments at fair value on a recurring basis. The fair values of these investments are determined based on valuation techniques using the best information available, and may include market comparables, quoted market rates of interest, third-party pricing information and discounted cash flow projections, which the Company believes is less sensitive to changes in uncertainty given the short-term nature of these investments with a maturity of six months. The short-term investments have been classified and accounted for as available-for-sale with unrealized gains and losses recognized in Other Comprehensive Income under Net Unrealized Gain (Loss) on Investments (net of tax effect). Realized gains and losses on short-term investments available for sale are reclassified from Other Comprehensive Income and recognized in Other Income (Expense) under Realized Gain (Loss) on Investments. An impairment charge is recorded in earnings in the current period when the cost of the investment exceeds its fair value and this condition is determined to be other-than-temporary. During the years ended December 31, 2016 and 2015, we did not record any other-than-temporary impairments on short-term investments required to be measured at fair value on a nonrecurring basis. See also Note 3 – Short-term investments.

Risk Reserve Fund

In order to better protect the investors’ interests on our online platform, the Company has established a risk reserve fund which is generally equivalent to 2% to 5% of all credit extended to borrowers. Prior to an application for credit being made on our platform, the borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund and recorded as risk reserve liability under Other Payable on the balance sheet. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrower if the loan is paid in full at maturity.

In the event that a borrower defaults in repaying the loan when it is due, the Company advises the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount with interest and penalty at a rate of 0.06% per day from the risk reserve fund to repay investors within three business days. When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount, which will be recorded as part of the balance of the risk reserve fund liability on the balance sheet.

The risk reserve fund applies only to loans facilitated through our online platform. In the role of transaction intermediary, the Company does not assume credit risk for the loans facilitated through our online platform and our risk reserve liability is limited to the balance of risk reserve fund that the borrowers or guarantors deposit with us. The determination of the risk reserve fund ratio is made by referencing the overdue default loan data for the industry in which the borrower operates its business. Our risk control department starts with the industry default loan data and credit trend then adjusts it appropriately with information collected from current and past borrower profiles in the same industry on our platform, also taking into consideration communications with and updates from guarantors including changes in guarantee fees they charge borrowers and other measures they would take in providing guarantees. Based on the research results, the risk control department then sets the reserve fund ratio for the industry and reviews and adjusts it dynamically if needed from time to time, usually every quarter to six months.

F-12

As of December 31, 2016, each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan, except for the third party loan assignment, in which case Creditor Partners seek to sell their rights as creditors on third party loans with borrowers who are not borrowers on our platform. Since these Creditor Partners are usually our third party cooperative partners who refer borrowers to our platform and provide loan guarantee, the Company does not require them to provide a third party guarantor when they seek to sell their creditor rights on our platform. They will provide a “letter of promise,” which promises that they will guarantee the loan if the Original Borrower defaults and the Company requires them to deposit 2% to 5% of the loan amount into the risk reserve fund as usual. In the event the Original Borrower defaults and the Creditor Partner also defaults on loan repayment, the Company will pay the investors the sum owed from the risk reserve fund.

Revenue Recognition

Revenues are primarily composed of fees collected from services provided with facilitating loan originations and services provided with assisting in loan repayment process through our online platform.

Loans facilitated through our online platform are mostly short-term loans for working capital purpose, with average duration of loan around 3 to 4 months. Pursuant to the agreements among the Company, the borrowers and the investors, all principal and interest payments are due and paid off in lump sum at the end of the loan term, with no payments of interest or principal over the duration of the loan. We generally sign electronically a three-party intermediary service agreement with borrowers and investors at the inception of the loan, which also specifies the repayment terms with the amounts of principal and interest due at the end of the loan term. The borrowers are obligated to pay a loan origination service fee to us upfront at the time of loan issuance and a loan repayment management fee at the time when the loan is repaid. All loans originated through our online platform are repaid through our online platform. Borrowers are allowed to prepay the loan before the due date, but the borrowers are obligated to pay us the full amount of the loan repayment management fee as if the loans are repaid at the end of the original loan term in accordance with the agreement.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

These criteria as they relate to each of the following major revenue generating activities are described below.

Transactions with online platform’s borrowers and investors

The Company generates loan origination service fees and loan repayment management fees by providing the following services:

•	Connecting investors to qualified borrowers and facilitating loan arrangements between the parties;

•	Providing loan repayment service when loan matures, including facilitating the payment channel and monitoring payments from borrowers and to investors.

Loan origination service is rendered when a loan is successfully matched between the investors and the borrowers; and when a loan is originated. The origination of a loan takes place when the funds provided by the investor are transferred to the borrower. The borrower is obligated to pay loan origination service fee upfront at loan inception and such service fee is not refundable. Revenue is recognized when loan origination service is rendered and fee is collected from borrower upon the closing of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the duration of the loan.

Towards the end of each loan term, the Company also provide repayment service to ensure loan repayment process is handled smoothly through our online platform and to assist in release of liens or collaterals if applicable. The Company charges a separate fee for loan repayment service, which is determined based on an agreed upon percentage on the borrowing times the duration of the loan and is not refundable. Borrowers are obligated to pay loan repayment management fee upon repayment of the loan. Loan repayment management fee is recognized upon the borrower paying the principal, interest and our management fee for the loan repayment service through our online platform.

Incentives to investors on the online platform

To attract investors to our online platform, the Company provides cash incentives from time to time to qualified investors within a limited period. During the relevant incentive program period, the Company sets certain thresholds for the investor to qualify in order to enjoy the cash incentive. When qualified investment is made, the cash incentive is provided to the investor. The cash incentives provided are accounted for as a reduction of revenue from investors in accordance with ASC subtopic 605-50.

F-13

Given the fact that the Company has not generated any revenue from investors since inception, when recording these incentives as a reduction in revenue from investors results in negative revenue for the investors on a cumulative basis, the cumulative shortfalls are re-characterized as an expense in accordance with ASC 605-50-45-9, given the inherent uncertainties with the incentive program which may not result in sufficient probable future revenue to the Company to recover such shortfalls.

For the years ended December 31, 2016 and 2015, we recorded cash incentives of $276,226 and $0, respectively, all of which were re-characterized and recognized as sales and marketing expenses.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-14

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2016 and 2015.

Common Control Transaction

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party, both before and after the business combination, and control is not transitory. The accounting requires financial statements to be prepared using predecessor book values without any step up to fair value. The difference between any consideration given and the aggregate book value of the assets and liabilities of the acquired entity are recorded as an adjustment to equity.

Foreign Currency Translation

Benefactum Beijing maintains its accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which its operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as its functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Deficit)”.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operations. No material transaction gains or losses were recognized for the years ended December 31, 2016 and 2015.

F-15

The value of RMB against U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of financial reporting in U.S. dollars. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	As of December 31, 2016	As of December 31, 2015
Balance sheet items, except for equity accounts	US$1 = RMB 6.9448	US$1 = RMB 6.4917

	Twelve months ended December 31,
	2016	2015
Items in the statements of income and cash flows	US$1 = RMB 6.6441	US$1 = RMB 6.1743

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income and other comprehensive income (loss) and the consolidated statements of shareholders’ equity.

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

F-16

Risks and Uncertainties

Default risk

Investments in loans on our online marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed. Although we are not liable for default loss, we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures.

Default risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages default risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize default risk, we offer a risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor (See Note 2: Risk Reserve Fund).

The Company identifies default risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the default risk of extending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage default risk for their loans.

Political and economic risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Foreign currency risk

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

F-17

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

●	Step 1: Identify the contract(s) with a customer.

●	Step 2: Identify the performance obligations in the contract.

●	Step 3: Determine the transaction price.

●	Step 4: Allocate the transaction price to the performance obligations in the contract.

●	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date for ASU 2014-09. The guidance is now effective for annual and interim periods beginning after December 15, 2017. The guidance allows for either a retrospective or cumulative effect transition method. Early application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

F-18

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company is currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing . The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

F-19

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control , which requires that the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash , which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Note 3 – Short-term investments

On November 7 and December 16, 2016, to increase return of the Company’s excess cash in bank, the Company entered into two short-term entrusted financial management contracts (the “Contracts”) with Shandong Wenye Investment Co., Ltd. (“Wenye”). The contracts provide that the Company will entrust RMB 50 million (or $7,199,662) and RMB 7 million (or $1,007,953), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. The term of both contracts is six months and can be automatically extended for six months with both parties’ consent. As of December 31, 2016, Wenye, on behalf of our entrusted investment portfolio, made equity investments in two privately held companies with make-good provision guaranteeing minimum investment return at 5%. In lien of the Contracts, Wenye and its shareholders made pledge that they be jointly liable for return of our investment principal and accumulated return when the Contracts expire and we decide not to extend.

F-20

Management determines appropriate classification of its investments at the time of purchase and reevaluate the classification at each balance sheet date. The short-term investments have been classified and accounted for as available-for-sale, and carried at fair value as of December 31, 2016, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity. The cost of short-term investments is based upon specific identification method. We did not have such investments for the year ended December 31, 2015.

Note 4 – Accounts receivable

The following is a summary of accounts receivable as of December 31, 2016 and 2015:

	2016	2015
Hui Fu Tian Xia Limited Company (“ChinaPnR”)	$281,038	$-
Accounts receivable	$281,038	$-

ChinaPnR, a licensed third party online payment service, assists us in the disbursement and repayment of loans facilitated through our online platform as well as deducts and remits service fees to us. As of December 31, 2016 and 2015, service fees receivable from ChinaPnR were $281,038 and $0. ChinaPnR usually remits our service fee to our bank account on the next day. The receivable balance from ChinaPnR at December 31, 2016 is due to the timing difference at year end.

Note 5 – Prepayments

The following is a summary of prepayments as of December 31, 2016 and 2015:

	2016	2015
Prepaid service fee	$2,071,013	$-
Prepayment for rent	-	115,944
Down payment for fixed asset	7,200	27,837
Others	713	49,577
	$2,078,926	$193,358

We pay a service fee to third-party service providers based on the amount of loans the service provider refers to us. In order to negate the impact of regulation limitation on online P2P platform’s off-line sales activities, in April 2016, the Company entered into a cooperation agreement with Shanghai Nami Financial Consulting Co., Ltd (“Nami”), amended in October 2016, pursuant to which Nami will refer potential investors to us, and in turn we will pay Nami a service fee based on the number of new registered investors and amount of loans extended by the investors it refers to us. As of December 31, 2016, balance of prepaid service fee to Nami was $2,069,573, which is refundable if Nami fails to refer potential investors to us.

F-21

Prepayment for rent amounted to $115,944 as of December 31, 2015, mostly for branch offices that we closed during 2016.

Note 6 – Other receivable and deposit

The following is a summary of other receivables and deposit as of December 31, 2016 and 2015:

	2016	2015
Security deposit	$106,489	$191,518
Due from an individual shareholder	-	93,426
Due from related companies	-	104,071
Advances and loans	686,360	493,696
Other receivable and deposit	$792,849	$882,711

Security deposit represents various deposits made to vendors for lease, renovation and other services.

Due from an individual shareholder was the amount that the shareholder borrowed from Benefactum Beijing before its Reverse Merger with Sino Fortune. This amount was repaid in full by such shareholder in 2016.

Advances and loans are amounts advanced or lent without interest to employees and vendors for out-of-pocket expenses and business transactions.

Note 7 – Property and equipment, net

The following is a summary of property and equipment as of December 31, 2016 and 2015:

	2016	2015
Office furniture	$41,855	$121,573
Electronic equipment	310,769	331,076
Leasehold improvement	387,298	353,593
Subtotal	739,922	806,242
Less: accumulated depreciation	(460,514)	(134,299)
Property and equipment, net	$279,408	$671,943

F-22

Depreciation expense for the twelve months ended December 31, 2016 and 2015 were $678,991 and $128,400, respectively. We paid $566,409 and $687,420 for fixed asset acquisition and leasehold improvement during 2016 and 2015, respectively.

On April 30, 2016, we sold office furniture for $26,584 and electronic equipment for $220,616 to an unrelated service provider as payment for its service fee. These fixed assets were sold at net book value thus no gain or loss was recognized.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of December 31, 2016.

Note 8 – Taxes payable

The following is a summary of taxes payable as of December 31, 2016 and 2015:

	2016	2015
Value-added tax	$194,178	$474,786
Corporate income tax	996,274	-
Withholding tax	27,505	2,259
Business & related taxes etc.	67,203	79,768
	$1,285,160	$556,813

Note 9 – Other payable

The following is a summary of other payable as of December 31, 2016 and 2015:

	2016	2015
Private loan risk reserve	$7,297,123	$5,410,913
Due to various other parties	219,911	-
Other payable	$7,517,034	$5,410,913

To minimize default risk, we offer a private loan risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor, though a risk reserve fund is not regulatory requirement. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the risk reserve account. Under our risk reserve fund arrangement, the risk reserve fund will be refunded to the borrowers if the loan is paid in full at maturity. If a loan is delinquent for a certain period of time, usually within 3 business days, we will withdraw a sum from the risk reserve fund to repay the investor.

The following is a roll-forward of the private loan risk reserve fund for the years ended December 31, 2016 and 2015:

Private loan risk reserve	2016	2015
Balance at beginning of period	$5,410,913	$1,481,136
Increase for new loans	24,467,900	10,039,830
Refund for loan payoffs	(22,228,665)	(6,031,178)
Withdrawals for delinquent loans	-	-
Repayments for delinquent loans	-	-
Effect of exchange rate change	(353,025)	(78,874)
Balance at end of period	$7,297,123	$5,410,913

F-23

Due to various other parties are amounts payable for rent, property management fee, internet service fee and computers etc.

Note 10 – Income taxes

The Company accounts for income taxes in accordance with ASC 740: Income Taxes, which requires that the Company recognizes deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

United States

Sino Fortune is subject to the U.S. Tax law at tax rate of 34%. No provision for the U.S. federal income taxes has been made as the Company had no U.S. taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands (“BVI”) and under the current laws of BVI, it is not subject to income tax.

Hong Kong

Benefactum Alliance incorporated Benefactum Sino in Hong Kong SAR, which is subject to Hong Kong profit tax. The applicable statutory tax rate is 16.5%. No provision for Hong Kong income taxes has been made as Benefactum Sino had no taxable income for the periods presented.

China

Benefactum Shenzhen and Benefactum Beijing were incorporated in PRC and are subject to income taxes on income arising in or derived from the PRC in which they are domiciled. The applicable statutory tax is 25%.

The provision for income taxes consists of the following for the years ended December 31, 2016 and 2015:

Current:	2016	2015
United States	$-	$-
Hong Kong	-	-
China	1,058,097	-
Total current provision	$1,058,097	-

Benefactum Shenzhen had no taxable income for the periods presented, while Significant components of the income tax provision for Benefactum Beijing were as follows for the years ended December 31, 2016 and 2015:

F-24

	2016	2015
Income before provision for income taxes	$4,632,036	$155,067

PRC statutory rate of 25%	$1,158,009	$38,767
Non-deductible expenses per PRC tax code	193,590	-
Net loss carry forward	(293,502)	(38,767)
Income tax provision	$1,058,097	$-

Deferred:	2016	2015
United States	$-	$-
Hong Kong	-	-
China	-
Total deferred provision	$-	$-

Note 11 – Shareholder’s equity

On October 18, 2016, the Company entered into private placement subscription agreements with an aggregate of two hundred and seven (207) investors (the “Investors”) for the purchase and sale of an aggregate of 18,860,246 (or 3,772,178 after considering the effect of 1-for-5 reverse stock split approved in June 2017) shares of common stock of the Company, par value $0.001 (the “Shares”), at prices ranging from US$0.40 to US$0.41 and US$0.425 per share for total gross proceeds of RMB 51,252,322 (approximately $7,878,670) (the “Offering”). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing, investments, sales and working capital.

Also on October 18, 2016 (the “Effective Date”), the Company entered into escrow agreements with the Investors and Sichenzia Ross FerenceKesner LLP (“SRFK”), pursuant to which the Company and the Investors appointed SRFK as the escrow agent and agreed to place the Shares in an escrow account maintained by SRFK until the second anniversary of the Effective Date.

F-25

Note 12 – Net income per common share – basic and diluted

The following demonstrates calculation of basic and diluted earnings per common share for the years ended December 31, 2016 and 2015:

	2016	2015
Numerator:
Net income	$3,573,939	$155,067
Denominator:
Weighted shares outstanding - Basic & diluted*	68,540,156	67,500,000

Net income per common share - Basic & diluted*	$0.05	$0.00

*   Retroactively restated for the effect of 1-for-5 reverse stock split on June 20, 2017.

Note 13 – Operating leases

The Company leases office space for its headquarters in Shanghai and branches in Beijing and Shandong province, and total operating lease expense for the years ended December 31, 2016 and 2015 were $894,638 and $840,133, respectively, which were included in selling, general, and administrative expenses. Future minimum lease payments under non-cancellable operating leases with a term of one year or more consist of the following:

Year	Minimum lease payment
2017	$525,062
2018	183,271
2019	79,196
2020	-
2021	-
Thereafter	-

Note 14 – Concentrations and Risks

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance.

We have contracted with a licensed third party online payment service, ChinaPnR, to assist in the disbursement and repayment of loans. Both investor and borrower would open accounts with ChinaPnR and authorize ChinaPnR to manage their accounts. The investor will fund the loan amount in his/her account under ChinaPnR, which would then disburse this loan amount to the borrower net of our loan origination service fees which it will remit to us.

When the borrower repays the loan to ChinaPnR, he/she will deposit the loan repayment management fee along with the principal loan amount and interest. ChinaPnR will then disburse the principal loan amount and interest back to investor and repayment management fee to us.

F-26

Currently, investors are not charged for the service provided by ChinaPnR. However, individual borrowers are charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it is deposited in their ChinaPnR account. For SME borrowers, they pay RMB 10 per deposit. When borrowers withdraw money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan is repaid to ChinaPnR, it will disburse the loan and interest back to investor.

Cash and cash equivalents balance held in the PRC bank accounts was $8,561,695 and $5,712,741 as of December 31, 2016 and 2015, respectively, of which no deposits were covered by insurance. The cash balance included cash held in private loan risk reserve accounts of $7,297,123 and $5,410,913 as of December 31, 2016 and 2015, respectively.

For the twelve months ended December 31, 2016 and 2015, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

No customer accounted for more than 10% of revenues for the twelve months ended December 31, 2016 and 2015. 65% of loans facilitated through our platform for the year ended December 31, 2016 were extended by investors referred to us by one service provider, and no service provider accounted for referral of more than 10% of loans facilitated through our platform for the year ended December 31, 2015.

Balance of short-term investments were $8,274,306 as of December 31, 2016, all of which were held by one investment company (see Note 3 – Short-term investments).

Note 15 – Subsequent event

In August 2016, the CBRC, the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated The Interim Measures for the Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”), which require that online lending intermediaries select a qualified banking financial institution as their funding depository institution. Consequently, in March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding online lending capital. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into fund depository agreement with only one commercial bank to provide fund depository services and we completed system transition from ChinaPnR to Jiangxi Bank on July 5, 2017.

On June 20, 2017, the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effected by the Company filing a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on June 20, 2017 (the “Effective Date”). As a result of the filing of the Certificate, the number of shares of the Company’s authorized Common Stock was reduced from 2,990,000.000 shares to 598,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased, with no change in par value per share. The Company received FINRA’s approval of the Reverse Stock Split on August 7, 2017.

On June 30, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,164 (RMB 90,357,317) (the “Notes”), convertible into shares of the Company’s common stock (the “Common Stock”) following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement (the “Private Placement”). The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the Investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. Following the first anniversary of the issuance date of Notes, if the closing price of the Common Stock is equal to or greater than 130% of the Conversion Price for 20 business days within a 30 consecutive business day period, the principal and accrued interest under the Notes may be repaid at the option of the Company without penalty or premium. Following the second anniversary of the issuance date of the Notes, if the closing price of the Common Stock is less than 70% of the Conversion Price for 20 business days within a 30 consecutive business day period, and (i) the Company has an effective current registration statement and (ii) the average trading volume of the Common Stock for such prior 30 consecutive business days is at least 10,000 shares, then the Investors may redeem and declare due any or all of the Notes. If this right of redemption is exercised, the interest rate shall be reduced to 3% per annum. The Notes contain various events of default provisions which if breached, may result in the acceleration of all obligations under the Notes. The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the Investors on the basis of one share of Common Stock per $1 loaned under the Note. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

On June 30, July 6, 10 and 20, 2017, the Company, as the trustor and provider of funds to the trustee, entered into various entrusted loan contracts with Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee and direct lender to the borrowers, to grant entrusted loans in the aggregate principal amount of RMB 180 million (or $25,918,673) to eighteen SME borrowers. The entrusted loans are short-term loans between three and six months with interest payable on a monthly basis. Each of the loans are guaranteed by financing guarantors and the Company pays a processing fee equal to 0.15% of the aggregate loan amount to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

F-27

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$21,731,270	$8,561,695
Short-term investments	7,420,365	8,274,306
Accounts receivable	360,799	281,038
Short-term loans receivable	7,377,434	—
Prepayments	904,476	2,078,926
Deposit for business acquisition	1,409,091	—
Other receivables	3,780,801	792,849
Total current assets	42,984,236	19,988,814
Property and equipment - net	466,479	279,408
Intangible assets	14,543	17,745
Total assets	$43,465,258	$20,285,967

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$426,713	$227,895
Taxes payable	2,389,238	1,285,160
Deferred tax liability	10,732	16,673
Interest payable	146,098	—
Liabilities from risk reserve fund guarantee, without recourse to the Company	10,078,847	7,297,123
Other payables	626,578	219,911
Total current liabilities	13,678,206	9,046,762

Convertible notes payable	13,189,164	—
Total long-term liabilities	13,189,164	—
Total liabilities	26,867,370	9,046,762

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 598,000,000 shares authorized, 72,364,178 shares issued and outstanding as of June 30, 2017 and December 31, 2016	72,364	72,364
Additional paid-in capital	9,527,326	9,527,326
Retained earnings	7,196,519	2,310,480
Accumulated other comprehensive loss	(198,321)	(670,965)
Total stockholders’ equity	16,597,888	11,239,205
Total liabilities and stockholders’ equity	$43,465,258	$20,285,967

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$10,798,846	$5,747,405	$18,685,745	$11,307,547

Operating expenses
Selling, general and administrative expenses	7,176,725	6,120,753	12,381,576	10,041,469
Business and related taxes	21,323	13,806	65,540	40,545
Depreciation	46,763	31,185	76,458	65,547
Total operating expenses	7,244,811	6,165,744	12,523,574	10,147,561
Income from Operations	3,554,035	(418,339)	6,162,171	1,159,986

Other income (expenses)
Interest income	125,176	26,841	156,028	59,525
Interest expense and bank charges	(148,793)	—	(150,540)	(4,826)
Realized gain on investments	217,041	—	217,041	—
Other	19,669	(23,212)	17,444	(42,206)
Total other income (expense)	213,093	3,629	239,973	12,493

Income (loss) before provision for income taxes	3,767,128	(414,710)	6,402,144	1,172,479
Provision for income taxes	(874,377)	—	(1,516,105)	(121,489)
Net income (loss)	2,892,751	(414,710)	4,886,039	1,050,990

Other comprehensive income (loss)
Net unrealized gain on investments (net of tax effect)	32,198	—	32,198	—
Foreign currency translation adjustment	353,388	(48,536)	440,446	(21,168)
Total comprehensive income (loss)	$3,278,337	$(463,246)	$5,358,683	$1,029,822

Net income (loss) per common share
Basic	$0.04	$(0.01)	$0.07	$0.02
Diluted	$0.04	$(0.01)	$0.07	$0.02
Weighted average number of common shares outstanding
Basic	72,364,178	67,500,000	72,364,178	67,500,000
Diluted	72,436,643	67,500,000	72,400,611	67,500,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$4,886,038	$1,050,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	76,458	65,547
Accrued interest on subscription funds for convertible notes	144,021	—
Realized Gain on investments	(217,041)	—
Changes in operating assets and liabilities:
Accounts receivable	(71,786)	—
Prepayments	1,208,356	(912,708)
Other receivables	38,417	(277,212)
Accounts payable and accrued liabilities	191,220	(440,403)
Taxes payable	1,057,101	474,185
Risk reserve fund payable	2,564,532	1,285,201
Other payable	395,565	—
Net cash provided by operating activities	10,272,881	1,245,600

Cash flows from investing activities:
Purchases of property and equipment	(250,479)	(117,438)
Payments made for short-term investments	(7,272,561)	—
Repayments of short-term investments	8,507,761	—
Disbursements for short-term entrusted loans made	(7,272,561)	—
Deposit for business acquisition	(1,389,061)	—
Net cash used in investing activities	(7,676,901)	(117,438)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	10,177,986	—
Net cash provided by financing activities	10,177,986	—

Effect of exchange rate change	395,609	(131,891)

Cash and cash equivalents:
Net increase	13,169,575	996,271
Balance at beginning of period	8,561,695	5,712,741
Balance at end of period	$21,731,270	$6,709,012

Supplemental Disclosures of Cash flow Information:
Cash paid for interest expense	$—	$—
Cash paid for income taxes	$398,593	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-30

HUI YING FINANCIAL HOLDINGS CORPORATION

(f/k/a SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2017

Note 1 - Organization and description of business

Sino Fortune Holding Corporation (“Sino Fortune” or the “Company”) was incorporated in the State of Nevada on April 18, 2014 under the name Tapioca Corp. Effective April 18, 2016, we amended our name from Tapioca Corp. to Sino Fortune Holding Corporation.

On May 13, 2016, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, the Company entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited (“Benefactum Alliance”), a British Virgin Islands company, and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary and after the Reverse Merger, Sino Fortune had a total of 342,960,000 ( or 68,592,000 after considering the effect of 1:5 reverse stock split approved in June 2017) shares of common stock outstanding and former shareholders of Benefactum Alliance owned 98.41% of the issued and outstanding shares.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes (legal acquiree) with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company. Sino Fortune was a non-operating public shell prior to the acquisition and as a result of the acquisition of Benefactum Alliance, the Company is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. The historical financial statements for periods prior to September 29, 2016 are those of Benefactum Alliance except that the equity section and earnings per share have been retroactively restated to reflect the recapitalization.

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China (“PRC” or “China”) with a registered capital of RMB 100,000 on April 21, 2016. Benefactum Shenzhen entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB 50,000,000. Benefactum Beijing is engaged in operating an electronic online financial platform, www.hyjf.com, as well as mobile apps, which are designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China and generate its revenue from services in connection with matching investors with these borrowers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through a series of contractual agreements between our WFOE and our operating entity of Benefactum Beijing. These agreements include Trademarks, Technologies & Management and Consulting Service Agreement; The Equity Interest Pledge Agreement; Exclusive Right and Option to Purchase Agreement; Equity Interest Holders’ Voting Rights Proxy Agreement.

F-31

All these contractual agreements, collectively, enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests and assets of Benefactum Beijing when and to the extent permitted by PRC law. Therefore, the Company believes that Benefactum Beijing should be considered as a Variable Interest Entity (“VIE”) under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Benefactum Beijing are consolidated with those of WFOE.

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or the “Standard”). In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the financial information for the interim periods reported have been made. Interim results are not necessarily indicative of results of a full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on April 13, 2017.

The unaudited condensed consolidated financial statements include the accounts of Sino Fortune, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing. All inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of June 30, 2017 and December 31, 2016, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

Loans receivable, net

Loans receivable represents loan originated by the Company and is due from the borrowers. The Company has the intent and the ability to hold such loans for the foreseeable future or until maturity or payoff. Loans receivable are recorded at unpaid principal balances, net of allowance for loan losses.

The allowance for loan losses is determined at a level believed to be reasonable to absorb probable losses inherent in the loan portfolio as of each balance sheet date. The allowance is provided based on an estimate assessed on current loan portfolio, which can collectively depend on factors such as delinquency rate, size, and other risk characteristics of the portfolio. For the three and six months ended June 30, 2017, the Company did not record any provision for loan losses as all loans are believed to be fully collectible at maturity.

Loan principal is charged off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined the loan balance is uncollectable. Any outstanding loan that is 90 days past due is considered uncollectible and shall be charged off.

Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

F-32

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Automobile	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and taxes payable approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 3 inputs for its valuation methodology for the short-term investment in determining the fair value. The following tables include a roll-forward of short-term investments classified within Levels 1, 2 and 3:

Short-term investments	Level 1	Level 2	Level 3
Balance, December 31, 2016	$-	$-	$8,274,306
Purchases	-	-	7,377,434
Unrealized gains	-	-	42,931
Unrealized losses	-	-	-
Repayments
- Principal	-	-	(8,410,275)
- Realized gains	-	-	(67,366)
Effect of exchange rate change			203,335
Balance, June 30, 2017	$-	$-	$7,420,365

F-33

The Company measured short-term investments at fair value on a recurring basis. The fair values of these investments are determined based on valuation techniques using the best information available, and may include market comparables, quoted market rates of interest, third-party pricing information and discounted cash flow projections, which the Company believes is less sensitive to changes in uncertainty given the short-term nature of these investments with a maturity of six months or less. The short-term investments have been classified and accounted for as available-for-sale with unrealized gains and losses recognized in Other Comprehensive Income under Net Unrealized Gain (Loss) on Investments (net of tax effect). Realized gains and losses on short-term investments available for sale are reclassified from Other Comprehensive Income when applicable and recognized in Other Income (Expense) under Realized Gain (Loss) on Investments. An impairment charge is recorded in earnings in the current period when the cost of the investment exceeds its fair value and this condition is determined to be other-than-temporary. During the three and six months ended June 30, 2017 and 2016, we did not record any other-than-temporary impairments on short-term investments required to be measured at fair value on a nonrecurring basis.

Fair value of short-term investments as of June 30, 2017 consist of investment principal of the 68-day wealth management product purchased with Jiangxi Bank and related unrealized gain. This principal-guaranteed wealth management product is customized for the Company, with no quoted price or other observable inputs in the market for identical or similar products, and is rated R1 (defined as “extremely low risk”) in the bank’s internal risk ratings. According to the product description, the product portfolio consists of investments in money market funds and fixed income instruments, with annualized rate of return of 3.6% estimated by the bank, which is used without adjustment for fair value measurement at the reporting date in accordance to ASC 820-10-50-2-bbb as third-party pricing information. The short-term investment is principal guaranteed by the bank, with a low risk rating of R1 (see above), and every 1% change in the expected return will result in $11,925 change in fair value measurement (unrealized gain) at the end of the period. Under the extreme case of 0% rate of return, fair value measurement will decrease by $42,931 at the reporting date. See also Note 3 – Short-term investments.

Risk Reserve Fund

In order to better protect the investors’ interests on our online platform, the Company has established a risk reserve fund which is generally equivalent to 2% to 5% of all credit extended to borrowers. Prior to an application for credit being made on our platform, the borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund and recorded as liabilities from risk reserve fund guarantee on the balance sheet. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrower if the loan is paid in full at maturity.

In the event that a borrower defaults in repaying the loan when it is due, the Company advises the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount with interest and penalty at a rate of 0.06% per day from the risk reserve fund to repay investors within three business days. When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount, which will be recorded as part of the balance of the risk reserve fund liability on the balance sheet.

The risk reserve fund applies only to loans facilitated through our online platform. In the role of transaction intermediary, the Company does not assume credit risk for the loans facilitated through our online platform and our risk reserve liability is limited to the balance of risk reserve fund that the borrowers or guarantors deposit with us. The determination of the risk reserve fund ratio is made by referencing the overdue default loan data for the industry in which the borrower operates its business. Our risk control department starts with the industry default loan data and credit trend then adjusts it appropriately with information collected from current and past borrower profiles in the same industry on our platform, also taking into consideration communications with and updates from guarantors including changes in guarantee fees they charge borrowers and other measures they would take in providing guarantees. Based on the research results, the risk control department then sets the reserve fund ratio for the industry and reviews and adjusts it dynamically if needed from time to time, usually every quarter to six months.

As of June 30, 2017, each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan, except for the third party loan assignment, in which case Creditor Partners seek to sell their rights as creditors on third party loans with borrowers who are not borrowers on our platform. Since these Creditor Partners are usually our third party cooperative partners who refer borrowers to our platform and provide loan guarantee, the Company does not require them to provide a third party guarantor when they seek to sell their creditor rights on our platform. They will provide a “letter of promise,” which promises that they will guarantee the loan if the Original Borrower defaults and the Company requires them to deposit 2% to 5% of the loan amount into the risk reserve fund as usual. In the event the Original Borrower defaults and the Creditor Partner also defaults on loan repayment, the Company will pay the investors the sum owed from the risk reserve fund.

Revenue Recognition

Revenues are primarily composed of fees collected from services provided with facilitating loan originations and services provided with assisting in loan repayment process through our online platform.

Loans facilitated through our online platform are mostly short-term loans for working capital purpose, with average duration of loan around 3 to 4 months. Pursuant to the agreements among the Company, the borrowers and the investors, all principal and interest payments are due and paid off in lump sum at the end of the loan term, with no payments of interest or principal over the duration of the loan. We generally sign electronically a three-party intermediary service agreement with borrowers and investors at the inception of the loan, which also specifies the repayment terms with the amounts of principal and interest due at the end of the loan term. The borrowers are obligated to pay a loan origination service fee to us upfront at the time of loan issuance and a loan repayment management fee at the time when the loan is repaid. All loans originated through our online platform are repaid through our online platform. Borrowers are allowed to prepay the loan before the due date, but the borrowers are obligated to pay us the full amount of the loan repayment management fee as if the loans are repaid at the end of the original loan term in accordance with the agreement.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

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These criteria as they relate to each of the following major revenue generating activities are described below.

Transactions with online platform’s borrowers and investors

The Company generates loan origination service fees and loan repayment management fees by providing the following services:

•	Connecting investors to qualified borrowers and facilitating loan origination between the parties;

•	Providing loan repayment service when loan matures, including facilitating the payment channel and monitoring payments from borrowers and to investors;

Loan origination service is rendered when a loan is successfully matched between the investors and the borrowers; and when a loan is originated. The origination of a loan takes place when the funds provided by the investor are transferred to the borrower. The borrower is obligated to pay loan origination service fee upfront at loan inception and such service fee is not refundable. Revenue is recognized when loan origination service is rendered and fee is collected from borrower upon the closing of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the duration of the loan.

Towards the end of each loan term, the Company also provide repayment service to ensure loan repayment process is handled smoothly through our online platform and to assist in release of liens or collaterals if applicable. The Company charges a separate fee for loan repayment service, which is determined based on an agreed upon percentage on the borrowing times the duration of the loan and is not refundable. Borrowers are obligated to pay loan repayment management fee upon repayment of the loan. Loan repayment management fee is recognized upon the borrower paying the principal, interest and our management fee for the loan repayment service through our online platform.

Entrusted loan lending transactions

Interest on loans receivable is accrued and recognized as income when earned. Accrual of interest is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal (e.g. when the loans have been past due by 90 days). Subsequent recognition of income for loans in non-accrual status occurs only to the extent payment is received, subject to the management’s assessment of the collectability of the remaining interest and principal.

Incentives to investors on the online platform

To attract investors to our online platform, the Company provides cash incentives from time to time to qualified investors within a limited period. During the relevant incentive program period, the Company sets certain thresholds for the investor to qualify in order to enjoy the cash incentive. When qualified investment is made, the cash incentive is provided to the investor. The cash incentives provided are accounted for as a reduction of revenue from investors in accordance with ASC subtopic 605-50.

Given the fact that the Company has not generated any revenue from investors since inception, when recording these incentives as a reduction in revenue from investors results in negative revenue for the investors on a cumulative basis, the cumulative shortfalls are re-characterized as an expense in accordance with ASC 605-50-45-9, given the inherent uncertainties with the incentive program which may not result in sufficient probable future revenue to the Company to recover such shortfalls.

For the three and six months ended June 30, 2017, we recorded cash incentives of $521,464 and $972,307, respectively, all of which were re-characterized and recognized as sales and marketing expenses. We did not provide cash incentives during the three and six months ended June 30, 2016.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at June 30, 2017 and December 31, 2016.

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Foreign Currency Translation

Benefactum Beijing maintains its accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which its operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as its functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at historical rate of exchange. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Loss)”.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operations. No material transaction gains or losses were recognized for the six months ended June 30, 2017 and 2016.

The value of RMB against U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of financial reporting in U.S. dollars. The following table outlines the currency exchange rates that were used in creating the condensed consolidated financial statements in this report:

	As of June 30, 2017	As of December 31, 2016
Balance sheet items, except for equity accounts	US$1 = RMB 6.7774	US$1 = RMB 6.9448

	Six Months Ended June 30,
	2017	2016
Items in the statements of income and cash flows	US$1 = RMB 6.8752	US$1 = RMB 6.5624

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD and unrealized gain or loss from available-for-sale investment are reported in other comprehensive income (loss) in the condensed consolidated statements of income and other comprehensive income (loss) and the condensed consolidated statements of shareholders’ equity.

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Risks and Uncertainties

Default risk

Investments in loans on our online marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed. Although we are not liable for default loss, we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures.

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Default risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages default risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize default risk, we offer a risk reserve fund which is 2-5% of the credit extended to the third-party guarantors or borrowers who do not have a guarantor (See Note 2: Risk Reserve Fund).

The Company identifies default risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the default risk of extending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage default risk for their loans.

Political and economic risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Foreign currency risk

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

Reclassification

Certain reclassifications have been made to the 2016 unaudited condensed consolidated financial statements to confirm to the 2017 unaudited condensed consolidation financial statement presentation. These reclassifications had no effect on net income or cash flows as previously reported.

Reverse Stock Split

On June 20, 2017, the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effected by the Company filling a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada on June 20, 2017 (the “Effective Date”). As a result of the filing of the Certificate, the number of shares and of the Company’s authorized Common Stock was reduced from 2,990,000,000 shares to 598,000,000 shares and the issued and outstanding number of shares of the Company’s Common Stock was correspondingly decreased, with no change in par value per share. The Company received FINRA’s approval of the Reverse Stock Split on August 7, 2017. The Company has retroactively restated all shares and per share data for all the periods presented.

Recent Accounting Pronouncements

 In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”, which supersedes the existing guidance for lease accounting, “Leases (Topic 840)”. ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

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In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)”, which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810): Interests held through related parties that are under common control”, which requires the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”, which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

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In January 2017, the FASB issued ASU No. 2017-04 “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019; early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01 “Business Combinations (Topic 805): Clarifying the Definition of a Business”, which provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09 “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting”. ASU 2017-09 clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions or the classification of the award changes as a result of the change in terms or conditions. This ASU is effective prospectively for annual periods beginning on or after December 15, 2017, with early adoption permitted. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Note 3 – Short-term investments

On November 7 and December 16, 2016, to increase return of the Company’s excess cash held in banks, the Company entered into two short-term entrusted financial management contracts (the “Contracts”) with Shandong Wenye Investment Co., Ltd. (“Wenye”). The contracts provide that the Company will entrust RMB 50 million (or $7,377,434) and RMB 7 million (or $1,032,841), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. Balance of the short-term investments was $8,274,306 as of December 31, 2016. The term of both contracts is for six months and upon expiration in May and June of 2017, Wenye returned to the Company the entrusted principals with accumulated investment return of RMB 1,492,191 (or $217,041).

In May 2017, the Company entered into an agreement with Jiangxi Bank to purchase a principal-guaranteed wealth management product. Principal of the wealth management product is RMB 50 million (or $7,377,434) and term of the product is for 68 days from May 3 to July 10, 2017 with expected annualized rate of return of 3.60%. Balance of the short-term investment was $7,420,365 as of June 30, 2017. Upon expiration, Jiangxi Bank returned to the Company the investment principal with accumulated investment return of RMB 335,342 (or $49,479) on July 11, 2017.

Management determines appropriate classification of its investments at the time of purchase and reevaluates the classification at each balance sheet date. The short-term investments have been classified and accounted for as available-for-sale, and carried at fair value as of June 30, 2017, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

Note 4 – Accounts receivable

As of June 30, 2017 and December 31, 2016, the Company has service fee receivable balance of $360,799 and $281,038, respectively, from ChinaPnR.

ChinaPnR is a licensed third party online payment service, who assists us in the disbursement and repayment of loans facilitated through our online platform as well as deducts and remits service fees to us. ChinaPnR usually remits our service fee to our bank account on the next day. The receivable balance from ChinaPnR is due to the timing difference at end of the periods. All service fee receivable are considered fully collectible and no allowance is deemed necessary

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Note 5 – Short-term loans receivable

In June 2017, the Company launched entrusted loan service through a licensed loan provider Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”). All loans currently extended by the Company were made to selected small and medium-sized enterprise (“SME”) with loan terms between three and six months and interest payable on a monthly basis. Interest rates charged are based on negotiation with borrowers, taking into consideration of factors such as term of the loan, the industry in which the borrower conducts its business, its credit history, financial condition, operating results and cash flows etc.

In connection with execution of the entrusted loan contracts, we also entered into entrusted loan guarantee contracts with financing guarantors, pursuant to which the guarantors have agreed to guarantee the obligations under the entrusted loan contracts. The Company pays a processing fee equal to 0.15% of the aggregate loan amount to Qingdao Weichuang for facilitating the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

Short-term loans receivable are recorded at unpaid principal balances, net of allowance for loan losses. For the three and six months ended June 30, 2017, the Company did not record any provision for loan losses as all loans are believed to be fully collectible at maturity.

Note 6 – Prepayments

The following is a summary of prepayments as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Prepaid service fee	$572,650	$2,071,013
Prepayment for rent	55,866	—
Down payment for fixed asset	257,377	7,200
Others	18,583	713
Prepayments	$904,476	$2,078,926

We pay a service fee to third-party service providers based on the amount of loans the service providers refer to us. In order to negate the impact of regulation limitation on online P2P platform’s off-line sales activities, in April 2016, the Company entered into a cooperation agreement with Shanghai Nami Financial Consulting Co., Ltd (“Nami”), amended in October 2016, pursuant to which Nami will refer potential investors to us, and in turn we will pay Nami a service fee based on the number of new registered investors and the amount of loans extended by the investors it refers to us. As of June 30, 2017, balance of prepaid service fee was $572,650, with $571,175 paid to Nami and $1,475 to another service provider, which are refundable if the service providers fail to refer potential investors to us.

Prepayment for rent amounted to $55,866 as of June 30, 2017 for offices in Beijing and Shanghai. The Company made down payment of $257,377 and $7,200 as of June 30, 2017 and December 31, 2016, respectively, for acquisition of fixed assets.

Note 7 – Deposit for business acquisition

In June 2017, the Company entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which the Company will acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB 19,100,008 (or $2,818,181). Fifty percent of the purchase price or $1,409,091 was paid in cash as a deposit by the Company in accordance with the Agreement and balance of the purchase price is payable upon the closing of the transaction, which we expect will be consummated within 90 days after execution of the Agreement. In the event the transaction does not close, the deposit made to the Shareholders shall be promptly returned to the Company.

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Note 8 – Other receivables

The following is a summary of other receivables as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Security deposit	$244,012	$106,489
Advances and loans	529,443	686,360
Proceeds from issuance of convertible notes	3,007,346	—
Other receivable and deposit	$3,780,801	$792,849

Security deposit represents various deposits made to vendors for lease, renovation and other services.

Advances and loans are amounts advanced or lent without interest to employees and vendors for out-of-pocket expenses and business transactions.

Proceeds from issuance of convertible notes represent the remaining amount as of June 30, 2017 in the escrow account maintained by Shandong Keyu Law Firm for the issuance of the three-year convertible notes, which was closed on June 30, 2017 (See Note 12 – Convertible notes payable). We received the funds subsequently on July 10, 2017.

 Note 9 – Property and equipment, net

The following is a summary of property and equipment as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Office furniture	$107,557	$41,855
Electronic equipment	260,409	310,769
Automobile	240,504	—
Leasehold improvement	403,813	387,298
Subtotal	1,012,284	739,922
Less: accumulated depreciation	(545,805)	(460,514)
Property and equipment, net	$466,479	$279,408

Depreciation expense for the six months ended June 30, 2017 and 2016 were $76,458 and $65,547, respectively. We paid $250,479 and $117,438 for fixed asset acquisition and leasehold improvement during the first half of 2017 and 2016, respectively.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of June 30, 2017.

Note 10 – Taxes payable

The following is a summary of taxes payable as of June 30, 2017 and December 31, 2016:

	June 30,	December 31,
	2017	2016
Value-added tax	$167,342	$194,178
Corporate income tax	2,154,501	996,274
Withholding tax	9,963	27,505
Business & related taxes etc.	57,432	67,203
Taxes payable	$2,389,238	$1,285,160

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Note 11 – Liabilities from risk reserve fund guarantee

To minimize default risk, we offer a private loan risk reserve fund which is 2-5% of the credit extended to the third-party guarantors or borrowers who do not have a guarantor, though a risk reserve fund is not a regulatory requirement. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the risk reserve account. Under our risk reserve fund arrangement, the risk reserve fund will be refunded to the borrowers (or guarantors) if the loan is paid in full at maturity. The private loan risk reserve is deposited directly into a bank account owned by the company and refunded directly from such bank account. The Company is not restricted to use any of these loan risk reserve fund if needed.

If a loan is delinquent for a certain period of time, usually within 3 business days, we will withdraw a sum, equal to the overdue principal and interest, from the risk reserve fund to repay the investor (up to the total amount of reserve funds maintained with us by the guarantor or the borrower who does not have a guarantor). No such payments were made from the risk reserve fund during the six months June 30, 2017 and 2016.

As of June 30, 2017 and December 31, 2016, the balance of the risk reserve fund amounted to $10,078,847 and $7,297,123, respectively.

The following is a roll-forward of the private loan risk reserve fund for the six months ended June 30, 2017 and 2016:

Private loan risk reserve	2017	2016
Balance at beginning of period	$7,297,123	$5,410,913
Increase for new loans	15,343,540	12,566,692
Refund for loan payoffs	(12,742,053)	(11,294,835)
Withdrawals for delinquent loans	-	-
Repayments for delinquent loans	-	-
Effect of exchange rate change	180,237	(113,829)
Balance at end of period	$10,078,847	$6,568,941

Note 12 – Convertible notes payable

On June 30, 2017, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,164 (RMB 90,357,317) (the “Notes”), convertible into shares of the Company’s common stock (the “Common Stock”) following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement (the “Private Placement”). The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the Investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes.

Following the first anniversary of the issuance date of Notes, if the closing price of the Common Stock is equal to or greater than 130% of the Conversion Price for 20 business days within a 30 consecutive business day period, the principal and accrued interest under the Notes may be repaid at the option of the Company without penalty or premium. Following the second anniversary of the issuance date of the Notes, if the closing price of the Common Stock is less than 70% of the Conversion Price for 20 business days within a 30 consecutive business day period, and (i) the Company has an effective current registration statement and (ii) the average trading volume of the Common Stock for such prior 30 consecutive business days is at least 10,000 shares, then the Investors may redeem and declare due any or all of the Notes. If this right of redemption is exercised, the interest rate shall be reduced to 3% per annum. The Notes contain various events of default provisions which if breached, may result in the acceleration of all obligations under the Notes.

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The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the Investors on the basis of one share of Common Stock per $1 loaned under the Note. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

Since the fair value of the common stock into which the above-mentioned note is converted at the date of the Purchase Agreement is same as the conversion price and the average stated interest rate is in line with the market rate, the Company concludes that there is no beneficial conversion feature associated with the Notes.

Note 13 – Income taxes

The Company accounts for income taxes in accordance with ASC 740: Income Taxes, which requires that the Company recognizes deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

United States

Sino Fortune is subject to the U.S. Tax law at tax rate of 34%. No provision for the U.S. federal income taxes has been made as the Company had no U.S. taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands (“BVI”) and under the current laws of BVI, it is not subject to income tax.

Hong Kong

Benefactum Alliance incorporated Benefactum Sino in Hong Kong SAR, which is subject to Hong Kong profit tax. The applicable statutory tax rate is 16.5%. No provision for Hong Kong income taxes has been made as Benefactum Sino had no taxable income for the periods presented.

China

Benefactum Shenzhen and Benefactum Beijing were incorporated in PRC and are subject to income taxes on income arising in or derived from the PRC in which they are domiciled. The applicable statutory tax is 25%.

The provision for income taxes consists of the following for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
Current:	2017	2016	2017	2016
United States	$—	$—	$—	$—
Hong Kong	—	—	—	—
China	874,377	—	1,516,105	121,489
Total current provision	$874,377	$—	$1,516,105	$121,489

Benefactum Shenzhen had no taxable income for the periods presented, while significant components of income tax provision for Benefactum Beijing were as follows for the three and six months ended June 30, 2017 and 2016:

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	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income before provision for income taxes	$3,767,128	$(414,710)	$6,402,144	$1,172,479

PRC statutory rate of 25%	$941,782	$—	$1,600,536	$293,120
Non-deductible expense and adj. per PRC tax code	(67,405)	—	(84,431)	125,526
Net loss carry forward	—	—	—	(297,156)
Income tax provision	$874,377	$—	$1,516,105	$121,489

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Deferred:
United States	$—	$—	$—	$—
Hong Kong	—	—	—	—
China	—	—	—	—
Total deferred provision	$—	$—	$—	$—

Note 14 – Stockholders’ equity

In June 2017, the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-5. The reverse stock split was effected by the Company filing a Certificate of Change with the Secretary of State of the State of Nevada on June 20, 2017. The issued and outstanding number of shares has been retroactively restated to reflect this reverse stock split.

Note 15 – Net income (loss) per common share – basic and diluted

The following demonstrates calculation of basic and diluted earnings per share for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Numerator:
Net income - basic	$2,892,751	$(414,710)	$4,886,039	$1,050,990
Effect of dilutive securities
Convertible notes	2,168	-	2,168	-
Net income - diluted	$2,894,919	$(414,710)	$4,888,207	$1,050,990
Denominator:
Weighted shares outstanding - basic	72,364,178	67,500,000	72,364,178	67,500,000
Effect of dilutive securities
Convertible notes	72,465	-	36,433	-
Weighted shares outstanding - diluted	72,436,643	67,500,000	72,400,611	67,500,000
Net income per common share
Basic	$0.04	$(0.01)	$0.07	$0.02
Diluted	$0.04	$(0.01)	$0.07	$0.02

There were no anti-dilutive securities for the three and six months ended June 30, 2017 and 2016.

Note 16 – Concentrations and Risks

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance.

Since the inception of our online platform in December 2013 through July 2017, we had contracted with one licensed third party online payment service, Hui Fu Tian Xia Limited Company (“ChinaPnR”), to assist in the disbursement and repayment of loans. Individual borrowers were charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it was deposited in their ChinaPnR account. For SME borrowers, they paid RMB 10 per deposit. When borrowers withdrew money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan was repaid to ChinaPnR, ChinaPnR would disburse the loan and interest back to the investors, who were not charged for the service provided by ChinaPnR.

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In February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries. The Guidance defines depositories as commercial banks that provide online lending fund depository services. In compliance with the regulatory requirement, we engaged Jiangxi Bank, a qualified banking financial institution, in March 2017 as our funding depository service provider. Relevant Chinese regulations require us to enter into fund depository agreement with only one commercial bank to provide fund depository services. Upon successful system transition from ChinaPnR to Jiangxi Bank in July 2017, Jiangxi Bank started to assist in the disbursement and repayment of loans. Both investors and the borrowers open accounts with Jiangxi Bank and authorize Jiangxi Bank to manage their accounts. The investor funds the loan amount in his/her account with Jiangxi Bank, which disburses loan amount to the borrower net of our service fees, which is remitted to us. When the borrower repays the loan to Jiangxi Bank, they deposit the loan repayment management fee along with the principal loan amount and interest. Jiangxi Bank then disburses the principal loan amount and interest back to the investor and remits the repayment management fee to us.

Currently, investors are not charged for deposits made to their accounts in Jiangxi Bank. Borrowers are charged a processing fee by Jiangxi Bank in the amount of 0.10% (with a minimum of RMB2) of the loan amount when the funds are deposited into the borrower’s Jiangxi Bank account. When borrowers and investors withdraw money from their Jiangxi Bank accounts, they pay a processing fee of RMB1 per transaction.

Cash and cash equivalents balance held in the PRC bank accounts was $21,731,270 and $8,561,695 as of June 30, 2017 and December 31, 2016, respectively, of which no deposits were covered by insurance. The cash balance included cash held in private loan risk reserve accounts of $10,078,847 and $7,297,123 as of June 30, 2017 and December 31, 2016, respectively.

For the three and six months ended June 30, 2017 and 2016, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

No customer accounted for more than 10% of revenues for the three and six months ended June 30, 2017 and 2016. 88% and 90% of the loans facilitated through our platform for the three and six months ended June 30, 2017, respectively, were extended by investors referred to us by all referral service providers as a group, of which, 75% and 81% were extended by investors referred to us by one service provider, and no other service provider accounted for referral of more than 10% of loans for the respective periods. 89% and 42% of the loans facilitated through our platform for the three and six months ended June 30, 2016, respectively, were extended by investors referred to us by all referral service providers as a group, of which, 87% and 41% were extended by investors referred to us by one service provider, and no other service provider accounted for referral of more than 10% of loans for the respective periods.

Balance of short-term investments were $7,420,365 and $8,274,306 as of June 30, 2017 and December 31, 2016, respectively, all of which were held by one institution (see Note 3 – Short-term investments).

Note 17 – Subsequent event

On July 6, 10 and 20, 2017, the Company, as the trustor and provider of funds to the trustee, entered into various entrusted loan contracts with Qingdao Weichuang, as trustee and direct lender to the borrowers, to grant entrusted loans in the aggregate principal amount of $19,181,329 (RMB 130 million) to thirteen SME borrowers. The entrusted loans are short-term loans between three and six months with interest payable on a monthly basis. Each of the loans are guaranteed by financing guarantors and the Company pays a processing fee equal to 0.15% of the aggregate loan amount to Qingdao Weichuang for issuing the entrusted loans.

For purpose of preparing these unaudited condensed consolidated financial statements, the Company considered events through August 14, 2017, which is the date the consolidated financial statements were available for issuance. Except for those disclosed above, there were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

F-45

HUI YING FINANCIAL HOLDINGS CORPORATION

[●] shares of common stock

PROSPECTUS

, 2017

The Benchmark Company, LLC	Cuttone & Co., LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee		$4,867.80
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and Engraving	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by the Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

On October 18, 2016, we sold 18,860,246 (or 3,772,178 after considering the effect of 1-for-5 reverse stock split approved in June 2017) shares of common stock to non-US persons for total gross proceeds of RMB 51,252,322 (approximately, $7,878,670). The sales price of the shares ranged from $0.40 to $0.425.

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The above issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)        The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement **

2.1	Agreement and Plan of Merger dated June 5, 2017.

3.1	Certificate of Incorporation of Sino Fortune Holding Corporation(Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014)

3.2	Bylaws of Sino Fortune Holding Corporation(Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014)

3.3	Certificate of Amendment filed with the Nevada Secretary of State on April 4, 2016 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the SEC on April 8, 2016.)

3.4	Certificate of Change filed with the Secretary of State of the State of Nevada on June 20, 2017 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the Commission on June 26, 2017.)

3.5	Articles of Merger filed with the Secretary of State of the State of Nevada on September 27, 2017 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the Commission on October 2, 2017.)

3.6	Certificate of Correction filed with Secretary of State of the State of Nevada on September 29, 2017 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the Commission on October 2, 2017.)

4.1	Specimen Stock Certificate of Common Stock **

4.2	Form of Note (7).

5.1	Legal opinion of Loeb & Loeb LLP **

10.1	Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated May 13, 2016. (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on May 13, 2016.)

10.2	Amendment to Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated September 14, 2016. (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on September 14, 2016.)

10.3	Share Transfer Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Bodang Liu dated January 9, 2016. (Incorporated by reference to Exhibit 10.3 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.4	Acquisition Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Ningsheng Financial Information Service (Shanghai) Ltd. dated December 5, 2015 (Incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.5	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guan Ailing dated March 28, 2016. (Incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.6	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Qingdao Ya Mai Real Estate Development Limited Company dated September 30, 2014. (Incorporated by reference to Exhibit 10.6 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.7	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015 (Incorporated by reference to Exhibit 10.7 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.8	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015 (Incorporated by reference to Exhibit 10.8 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.9	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated on March 15, 2016 (Incorporated by reference to Exhibit 10.9 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.10	Supplemental Agreement to Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated April 29, 2016. (Incorporated by reference to Exhibit 10.10 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.11	Modification Agreement to the Lease Agreement among Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated March 11, 2016 (Incorporated by reference to Exhibit 10.11 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.12	Employment Agreements between Sino Fortune Holding Corporation and Bodang Liu dated September 29, 2016 (Incorporated by reference to Exhibit 10.12 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.13	Employment Agreements between Sino Fortune Holding Corporation and Wei Zheng dated September 29, 2016 (Incorporated by reference to Exhibit 10.13 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.14	Assets Purchase Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 30, 2016 (Incorporated by reference to Exhibit 10.14 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.15	Strategic Cooperation Agreement and Supplementary Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 1, 2016 (Incorporated by reference to Exhibit 10.15 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.16	Cooperation Agreement with Shangrao City Yi Lu Tong Limited Company dated May 15, 2016 (Incorporated by reference to Exhibit 10.16 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.17	Cooperation Agreement Beijing Quan Shi Tian Di Online Internet Information (Beijing Daily Online Network Information) Co., Ltd dated May 10, 2016 (Incorporated by reference to Exhibit 10.17 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.18	Agency Agreement regarding Trademark with Beijing Wei Ben Intellectual Property Management Limited Company dated May 5, 2016 (Incorporated by reference to Exhibit 10.18 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.19	Cooperation Agreement with China Construction Bank Corporation Limited Shanghai Second Branch dated February, 2016 (Incorporated by reference to Exhibit 10.19 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.20	Electronic Stamp Product Contract with China Financial Certification Authority dated August 4, 2014 (Incorporated by reference to Exhibit 10.20 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.21	Cooperation Structure Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.21 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.22	Confidential Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.22 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.23	Cooperation Structure Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016 (Incorporated by reference to Exhibit 10.23 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.24	Confidential Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016 (Incorporated by reference to Exhibit 10.24 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.25	Advertisement Cooperation Agreement with TouZhiJia Financial Information Service Limited Company dated March 28, 2016 (Incorporated by reference to Exhibit 10.25 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.26	Cooperation Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016. (Incorporated by reference to Exhibit 10.26 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.27	Confidential Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016. (Incorporated by reference to Exhibit 10.27 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.28	Supplemental Agreement to the Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated February 23, 2016 (Incorporated by reference to Exhibit 10.28 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.29	Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated October 30, 2015. (Incorporated by reference to Exhibit 10.29 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.30	Insurance Contract with Sunshine Insurance Group Limited Company dated November 4, 2015. (Incorporated by reference to Exhibit 10.30 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.31	Member Service Agreement with Beijing Allwin Credit Co., Ltd. dated July 3, 2015. (Incorporated by reference to Exhibit 10.31 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.32	Cooperation Agreement with Jilin Longsheng Pawnshop Co., Ltd. dated November 26, 2015 (Incorporated by reference to Exhibit 10.32 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.33	Confidential Agreement with Jilin Longsheng Pawnshop Limited Company dated November 26, 2015 (Incorporated by reference to Exhibit 10.33 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.34	Cooperation Agreement with HaodaiTianxia Information Technology (Beijing) Limited Company dated November 18, 2015 (Incorporated by reference to Exhibit 10.34 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.35	Confidential Agreement with HaodaiTianxia Information Technology (Beijing) Limited Company dated November 18, 2015 (Incorporated by reference to Exhibit 10.35 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.36	Project Cooperation Agreement among Benefactum Beijing, Huang Zhi Ying, Shenzhen Qianhai Da Fei Financial Service Limited Company, Gong Yun Hong, Cao Cheng, Qinhuangdao Rong Tai Guarantee limited Company dated November 16, 2015 (Incorporated by reference to Exhibit 10.36 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.37	Cooperation Agreement with Weifang Run Ze Pawnshop Limited Company dated October 19, 2015(Incorporated by reference to Exhibit 10.37 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.38	Cooperation Agreement with Yantai Hai Zhi Zhou Pawnshop Limited Company dated August 3, 2015 (Incorporated by reference to Exhibit 10.38 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.39	Advertisement Cooperation Agreement with Wang Dai Zhi Jia Limited Company dated July 20, 2016 (Incorporated by reference to Exhibit 10.39 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.40	Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated October 30, 2015 (Incorporated by reference to Exhibit 10.40 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.41	Supplemental Agreement to the Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated February 23, 2016 (Incorporated by reference to Exhibit 10.41 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.42	Cooperation Agreement with Qingdao Shungeng Pawnshop Limited Company dated October 30, 2015 (Incorporated by reference to Exhibit 10.42 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.43	Cooperation Agreement With Qingdao Miguo Software Technology Limited Company dated December 21, 2015 (Incorporated by reference to Exhibit 10.43 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.44	Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.44 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.45	Supplemental Agreement to Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.45 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.46	Supplemental Agreement regarding Fast Recharge Function with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.46 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.47	Cooperation Agreement with Guo Zhao Financing and Leasing Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.47 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.48	Supplementary Agreement to the Cooperation Agreement with Guo Zhao Financing and Leasing Co., Ltd. dated April 5, 2016 (Incorporated by reference to Exhibit 10.48 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.49	Cooperation Agreement with Qingdao Zhong Yi Pai Mai (Qingdao China Arts Auction) Co., Ltd. dated November 12, 2013 (Incorporated by reference to Exhibit 10.49 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.50	Cooperation Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016 (Incorporated by reference to Exhibit 10.50 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.51	Confidential Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016(Incorporated by reference to Exhibit 10.51 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.52	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated January 19, 2016 (Incorporated by reference to Exhibit 10.52 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.53	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated June 15, 2016 (Incorporated by reference to Exhibit 10.53 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.54	Cooperation Agreement with Inner Mongolia Zhong Xin Tong Investment Co., Ltd. and Inner Mongolia Jinfengyuan dated June 1, 2016 (Incorporated by reference to Exhibit 10.54 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.55	Cooperation Agreement with Qingdao Rongshun Pawn Co., Ltd. dated October 30, 2015 (Incorporated by reference to Exhibit 10.55 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.56	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on October 10, 2016)

10.57	Form of Escrow Agreement (Incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed with the SEC on October 10, 2016)

10.58	Short-Term Entrusted Financial Management Contract (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on November 10, 2016)

10.59	Trademarks, Technologies & Management and Consulting Service Agreement, dated April 28, 2016, by and between Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd. and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

10.60	Exclusive Right and Option to Purchase Agreement, dated April 28, 2016, by and among Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd., Bodang Liu, Wei Li, and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

10.61	The Equity Interest Pledge Agreement, dated April 28, 2016, by and among Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd., Bodang Liu, Wei Li, and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

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10.62	Equity Interest Holders’ Voting Rights Proxy Agreement, dated April 28, 2016, by and among Bodang Liu, Wei Li and Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd. (5)

10.63	Amendment No. 1 to the Employment Agreement, dated April 11, 2017, by and between the Company and Wei Zheng (5)

10.64	Cooperation Agreement on Payment and Settlement Services of Fund Depository Business, dated March 20, 2017, by and between Benefactum Alliance Business Consulting (Beijing) Co., Ltd. and Jiangxi Bank (5)

10.65	Share Transfer Framework Agreement dated June 14, 2017 among the Company, Shenzhen TouZhiJia Financial Information Service Co., Ltd. and the shareholders named therein. (6)

10.66	Form of Securities Purchase Agreement (7).

10.67	Form of Stock Pledge Agreement (7).

10.68	Form of Entrusted Loan Contract (7).

10.69	Form of Entrusted Loan Guarantee Contract (7).

14.1	Code of Ethics Applicable To Directors, Officers And Employees *

21.1	List of Subsidiaries (5)

23.1	Consent of Anton & Chia, LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page of this Part II)*

99.1	Legal Opinion of AllBright Law Offices. *

*	Previously filed

**	To be filed by amendment

(1) Incorporated herein by reference to the exhibit to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014.

(2) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on April 8, 2016.

(3) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on May 13, 2016.

(4) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on September 14, 2016.

(5) Incorporated by reference to the exhibit to our annual report on Form 10-K filed with the SEC on April 13, 2017.

(6) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on June 20, 2017.

(7) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on July 7, 2017.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6)           That, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on October 30, 2017.

HUI YING FINANCIAL HOLDINGS CORPORATION

By:	/s/ Bodang Liu
Name:	Bodang Liu
Title:	Chief Executive Officer (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bodang Liu	Chief Executive Officer,	October 30, 2017
Bodang Liu	(Principal Executive Officer)

/s/ Wei Zheng	Chief Financial Officer	October 30, 2017
Wei Zheng	(Principal Accounting and Financial Officer)

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